                                                                    EXHIBIT 10.1



                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

                                  by and among

                         CONGRESS FINANCIAL CORPORATION
                                    as Lender

                                       and

                              RBX INDUSTRIES, INC.
                                   as Borrower

                                 RBX CORPORATION
                                  as Guarantor





                             Dated: August 27, 2001

                                TABLE OF CONTENTS
                                -----------------

                                                                                                      Page
SECTION 1.  DEFINITIONS ...........................................................................      2

SECTION 2.  CREDIT FACILITIES .....................................................................     28
       2.1   Revolving Loans ......................................................................     28
       2.2   Letter of Credit Accommodations ......................................................     28
       2.3   Purchase Money Term Loans ............................................................     31
       2.4   Term Loan ............................................................................     35

SECTION 3.  INTEREST AND FEES .....................................................................     35
       3.1   Interest .............................................................................     35
       3.2   Closing Fee ..........................................................................     37
       3.3   Servicing Fee ........................................................................     37
       3.4   Unused Line Fee ......................................................................     37
       3.5   Changes in Laws and Increased Costs of Loans .........................................     37

SECTION 4.  CONDITIONS PRECEDENT ..................................................................     38
       4.1   Conditions Precedent to Initial Loans and Letter of Credit Accommodations ............     38
       4.2   Conditions Precedent to All Loans and Letter of Credit Accommodations ................     41

SECTION 5.  COLLECTION AND ADMINISTRATION .........................................................     42
       5.1   Borrower's Loan Accounts .............................................................     42
       5.2   Statements ...........................................................................     42
       5.3   Collection of Accounts ...............................................................     43
       5.4   Payments .............................................................................     44
       5.5   Authorization to Make Loans ..........................................................     44
       5.6   Use of Proceeds ......................................................................     45

SECTION 6.  COLLATERAL REPORTING AND COVENANTS ....................................................     45
       6.1   Collateral Reporting .................................................................     45
       6.2   Accounts Covenants ...................................................................     46
       6.3   Inventory Covenants ..................................................................     48
       6.4   Equipment and Real Property Covenants ................................................     48
       6.5   Right to Cure ........................................................................     49
       6.6   Access to Premises ...................................................................     49

SECTION 7.  REPRESENTATIONS AND WARRANTIES ........................................................     49
       7.1   Corporate Existence, Power and Authority; Subsidiaries ...............................     50

       7.2   Financial Statements; No Material Adverse Change. ....................................     50
       7.3   Chief Executive Office; Collateral Locations. ........................................     50
       7.4   Priority of Liens; Title to Properties ...............................................     51
       7.5   Tax Returns ..........................................................................     51
       7.6   Litigation ...........................................................................     51
       7.7   Compliance with Other Agreements and Applicable Laws .................................     52
       7.8   Environmental Compliance .............................................................     52
       7.9   Capitalization .......................................................................     53
       7.10  Employee Benefits. ...................................................................     53
       7.11  Intellectual Property ................................................................     54
       7.12  Labor Disputes .......................................................................     54
       7.13  Corporate Name; Prior Transactions ...................................................     55
       7.14  Restrictions on Subsidiaries .........................................................     55
       7.15  Material Contracts ...................................................................     55
       7.16  Confirmation Order. ..................................................................     55
       7.17  Merger ...............................................................................     56
       7.18  Accuracy and Completeness of Information. ............................................     56
       7.19  Survival of Warranties; Cumulative ...................................................     56

SECTION 8.  AFFIRMATIVE AND NEGATIVE COVENANTS ....................................................     56
       8.1   Maintenance of Existence .............................................................     57
       8.2   New Collateral Locations .............................................................     57
       8.3   Compliance with Laws, Regulations, Etc. ..............................................     57
       8.4   Payment of Taxes and Claims ..........................................................     58
       8.5   Insurance ............................................................................     59
       8.6   Financial Statements and Other Information ...........................................     59
       8.7   Sale of Assets, Consolidation, Merger, Dissolution, Etc ..............................     61
       8.8   Encumbrances .........................................................................     63
       8.9   Indebtedness .........................................................................     65
       8.10  Loans, Investments, Guarantees, Etc ..................................................     67
       8.11  Dividends and Redemptions ............................................................     70
       8.12  Transactions with Affiliates .........................................................     70
       8.13  Compliance with ERISA ................................................................     70
       8.14  Adjusted Tangible Net Worth ..........................................................     71
       8.15  Minimum Excess Availability ..........................................................     71
       8.16  End of Fiscal Years; Fiscal Quarters .................................................     72
       8.17  Change in Business ...................................................................     72
       8.18  Limitation of Restrictions Affecting Subsidiaries ....................................     72
       8.19  ......................................................................................     72
       8.20  Costs and Expenses ...................................................................     73
       8.21  Further Assurances ...................................................................     74

SECTION 9.  EVENTS OF DEFAULT AND REMEDIES ........................................................     74
       9.1   Events of Default ....................................................................     74
       9.2   Remedies .............................................................................     76

SECTION 10. ACKNOWLEDGMENT AND RESTATEMENT ........................................................     77
       10.1  Existing Obligations .................................................................     77
       10.2  Acknowledgment of Security Interests .................................................     77
       10.3  Existing Agreement ...................................................................     77
       10.4  Restatement ..........................................................................     78
       10.5  Release ..............................................................................     78

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW ..........................     79
       11.1  Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver ................     79
       11.2  Waiver of Notices ....................................................................     80
       11.3  Amendments and Waivers ...............................................................     80
       11.4  Waiver of Counterclaims ..............................................................     80
       11.5  Indemnification ......................................................................     81

SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS ......................................................     81
       12.1  Term .................................................................................     81
       12.2  Interpretative Provisions ............................................................     83
       12.3  Notices ..............................................................................     84
       12.4  Partial Invalidity ...................................................................     84
       12.5  Successors ...........................................................................     85
       12.7  Counterparts .........................................................................     86
       12.8  Entire Agreement .....................................................................     86

                                    INDEX TO
                             EXHIBITS AND SCHEDULES
                             ----------------------


           Exhibit A           Information Certificate

           Exhibit B           Form of Purchase Money Term Note

           Schedule 1.49       Existing Agreements

           Schedule 1.105      Security Agreements

           Schedule 5.5        List of Authorized Persons

           Schedule 7.10       ERISA Matters

           Schedule 7.16       Sources and Uses Pursuant to Confirmation Order

           Schedule 8.7        Release Prices for Bedford Real Estate

           Schedule 8.15       EBITDA Requirements for Covenant Reduction

           Schedule 8.19       EBITDA Requirements for Business Plan Evaluations

                       AMENDED AND RESTATED LOAN AGREEMENT
                       -----------------------------------

          This Amended and Restated Loan Agreement dated as of August 27, 2001 is entered into by and among Congress Financial Corporation, a Delaware corporation ("Lender"), RBX Industries, Inc., a Delaware corporation ("Borrower") and RBX Corporation, a Delaware corporation.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Rubatex Corporation, as debtor and debtor-in-possession, a Delaware corporation ("Rubatex"), Groendyk Manufacturing Company, Inc., as debtor and debtor-in-possession, a Delaware corporation ("Groendyk"), OleTex, Inc., a Delaware corporation ("OleTex"), Midwest Rubber Custom Mixing Corp., as debtor and debtor-in-possession, a Delaware corporation, ("Midwest"), Hoover-Hanes Rubber Custom Mixing Corp., as debtor and debtor-in-possession, a Delaware corporation ("Hoover", and together with Rubatex, Groendyk, OleTex and Midwest, individually, a "Chapter 11 Borrower" and collectively, "Chapter 11 Borrower"), and RBX Corporation, as debtor and debtor-in-possession, a Delaware corporation ("RBX"), RBX Group, Inc., as debtor and debtor-in-possession, a Delaware corporation ("RBX Group"), UPR Disposition, Inc., as debtor and debtor-in-possession, a Delaware corporation ("UPR"), Universal Rubber Company, as debtor and debtor-in-possession, a Delaware corporation ("Universal"), and Waltex Corporation, as debtor and debtor-in-possession, a Delaware corporation ("Waltex", and together with RBX, RBX Group, UPR and Universal, individually, a "Chapter 11 Guarantor", and collectively, "Chapter 11 Guarantors") filed Chapter 11 cases under the U.S. Bankruptcy Code which were pending in the United States Bankruptcy Court for the Western District of Virginia, Roanoke Division;

          WHEREAS, Lender has provided a secured revolving credit facility in the Chapter 11 cases to the Chapter 11 Borrowers pursuant to the Existing Agreements (as hereinafter defined) and the Financing Order (as hereinafter defined); and

          WHEREAS, in the Chapter 11 cases of the Chapter 11 Borrowers and Chapter 11 Guarantors, the Second Amended Joint Plan of Reorganization of RBX Group, Inc. and its subsidiaries has been confirmed pursuant to the Confirmation Order (as hereinafter defined), and concurrently with the making of the initial loans or issuance of letters of credit hereunder, the effective date with respect to such Plan has occurred; and

          WHEREAS, concurrently with the effective date of such Plan, the Chapter 11 Borrowers and Chapter 11 Guarantors (other than RBX and RBX Group) have each merged with and into Borrower with Borrower as the surviving corporation; and

          WHEREAS, concurrently with the effective date of such Plan, RBX has merged with and into Guarantor with Guarantor as the surviving corporation; and

          WHEREAS, Borrower and Guarantor have requested that Lender provide a secured revolving credit facility and term loan to Borrower on and after the effective date of the Plan; and

          WHEREAS, Lender is willing to provide such secured revolving credit facility and term loan on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS
            -----------

          For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

          1.1 "Accounts" shall mean all present and future rights of Borrower to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed, (b) for services rendered or to be rendered, (c) for a policy of insurance issued or to be issued, and (d) for a secondary obligation incurred or to be incurred.

          1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

          1.3 "Adjusted Tangible Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all assets of such Person and its Subsidiaries (excluding the value of patents, trademarks, tradenames, copyrights, other Intellectual Property, licenses, goodwill, leasehold improvements, prepaid assets and other intangible assets), calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (b) the aggregate amount of the Indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals).

          1.4 "Affiliate" shall mean, with respect to a specified Person, any other Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified person; (b) which beneficially owns or holds five (5%) percent or more of any class of the Voting Stock or other equity interest of such specified person; or (c) of which five (5%) percent or more of the Voting Stock or other equity interest is beneficially owned or held by such specified person or a Subsidiary of such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") when used with respect to any specified person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by agreement or otherwise.

          1.5 "Agent Payment Account" shall mean such bank account of Collateral Agent as Collateral Agent may from time to time specify for purposes of receiving payments in respect of the Obligations.

          1.6 "Applicable Margin" shall mean, at any time, as to the Interest Rate for Prime Rate Loans and the Interest Rate for Eurodollar Rate Loans, the applicable percentage (on a per annum basis) set forth below if the Quarterly Average Excess Availability for the immediately preceding fiscal quarter is at or within the amounts indicated for such percentage:

          Quarterly Average                 Prime Rate       Prime Rate        Eurodollar Rate       Eurodollar
          Excess Availability            Revolving Loans     Term Loans        Revolving Loans       Term Loans
          -------------------            ---------------     ----------        ---------------       ----------
 (a)   $20,000,000 or more                       0%             1/2%                2 3/4%             3 1/4%

 (b)   Greater than or equal to                1/4%             3/4%                    3%             3 1/2%
        $15,000,000 and less
        than $20,000,000

 (c)   Greater than or equal to                1/2%               1%                3 1/4%             3 3/4%
        $7,500,000 and less than
        $15,000,000

 (d)   Greater than or equal to                3/4%            1 1/4%               3 1/2%                 4%
        $5,000,000 and less than
        $7,500,000

 (e)   Less than $5,000,000                      1%            1 1/2%               3 3/4%             4 1/4%

Provided, that, the Applicable Margin shall be calculated and established once
--------  ----
each fiscal quarter commencing with the fiscal quarter ending on or about December 31, 2001.

          1.7 "Bankruptcy Code" shall mean the United States Bankruptcy Code, being Title 11 of the United States Code, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all official rules, regulations and interpretations thereunder or related thereto.

          1.8 "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Western District of Virginia, Roanoke Division.

          1.9 "Bedford Real Estate" shall mean the Real Property of Borrower located in Bedford, Virginia as described in the survey by Bruce C. Landes dated June 1, 2001, as last revised on or about the date hereof and delivered by Borrower to Lender.

          1.10 "Benefit Plan" shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) (other than medical, dental and tuition reimbursement plans) which Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

          1.11  "Blocked Accounts" shall have the meaning set forth in Section
5.3 hereof.

          1.12 "Borrower" shall mean RBX Industries, Inc., a Delaware corporation, as successor by merger to each of the Chapter 11 Borrowers and Chapter 11 Guarantors (other than RBX and RBX Group), formerly known as Rubatex Corporation and the successor upon conclusion of the Chapter 11 Cases pursuant to the Confirmation Order, and its successors and assigns.

          1.13  "Borrowing Base" shall mean, at any time, the amount equal to:

                (a) eighty-five (85%) percent of the Net Amount of Eligible Accounts; plus
          ----

                (b)   the lesser of:

                      (i) the sum of: (A) the lesser of (1) thirty-five (35%) percent multiplied by the Value of the Eligible Inventory consisting of raw materials or (2) eighty-five (85%) percent of the Net Recovery Percentage for the Eligible Inventory consisting of raw materials multiplied by the Value of such Eligible Inventory plus (B) the lesser of (1) forty (40%) percent multiplied by the Value of the Eligible Inventory consisting of finished goods or (2) eighty-five (85%) percent of the Net Recovery Percentage for the Eligible Inventory consisting of finished goods multiplied by the Value of such Eligible Inventory, or

                      (ii)  $10,000,000;

                                 minus
                                 -----

                (c)   any Reserves.


For purposes only of applying the sublimit on Loans based on Eligible Inventory set forth in clause (b)(ii) above, Lender may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Loans to the extent Lender is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Loans and Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit.

          1.14 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of North Carolina, and a day on which the Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

          1.15 "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

          1.16 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, partnership interests or interests in any limited liability company at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

          1.17 "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith
                                                  --------  ----
and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of one hundred eighty (180) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of one hundred eighty (180) days or less issued or guaranteed by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia or a bank organized under the laws of any State of the United States of America or constituting a national banking association under the laws of the United States of America, in each case having a rating of at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit to the United States of America, in each case maturing within one hundred eighty (180) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the
             --------  ----
guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and

(f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

          1.18 "Change of Control" shall mean (a) the transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Borrower or Guarantor to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (b) the liquidation or dissolution of Borrower or Guarantor or the adoption of a plan by the stockholders of Borrower or Guarantor relating to the dissolution or liquidation of Borrower or Guarantor; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, of fifty (50%) percent or more of the voting power of the total outstanding Voting Stock of Borrower or Guarantor; (d) during any period of two
(2) years, individuals who at the beginning of such period constituted the Board of Directors of Borrower or Guarantor (together with any new directors whose nomination for election was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Borrower or Guarantor, then still in office; or (e) the failure of Guarantor to own, directly or indirectly, one hundred (100%) percent of the voting power of the total outstanding Voting Stock of Borrower.

          1.19 "Chapter 11 Borrowers" shall mean collectively, each of the following (together with their respective successors and assigns): (a) Rubatex Corporation, as debtor and debtor-in-possession, a Delaware corporation, (b) Groendyk Manufacturing Company, Inc., as debtor and debtor-in-possession, a Delaware corporation, (c) OleTex, Inc., as debtor and debtor-in-possession, a Delaware corporation, (d) Midwest Rubber Custom Mixing Corp., as debtor and debtor-in-possession, a Delaware corporation, and (e) Hoover-Hanes Rubber Custom Mixing Corp., as debtor and debtor-in-possession, a Delaware corporation; each sometimes being referred to herein individually as a "Chapter 11 Borrower".

          1.20 "Chapter 11 Cases" shall mean the Chapter 11 cases of the Chapter 11 Borrowers and the Chapter 11 Guarantors under the Bankruptcy Code referred to as In re RBX Corporation, et al., Case No. 7-01-00436 WRS, Jointly
               -----------------------------
Administered, which were pending in the Bankruptcy Court.

          1.21 "Chapter 11 Guarantors" shall mean, collectively, the following (together with their respective successors and assigns): (a) RBX Corporation, as debtor and debtor-in-possession, a Delaware corporation, (b) RBX Group, Inc., as debtor and debtor-in-possession, a Delaware corporation, (c) UPR Disposition, Inc., as debtor and debtor-in-possession, a Delaware corporation, (d) Universal Rubber Company, as debtor and debtor-in-possession, a Delaware corporation, and
(e) Waltex Corporation; as debtor and debtor-in-possession, a Delaware Corporation; each sometimes being referred to herein individually as a "Chapter 11 Guarantor".

          1.22 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

          1.23 "Collateral" shall mean, collectively, "Collateral" as such term is defined in each of the Security Agreements, together with any other assets or properties of Borrower or Guarantor in or upon which Collateral Agent at any time has a security interest or lien pursuant to any Security Agreement or otherwise.

          1.24 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender in good faith, from any lessor of premises to Borrower or Guarantor, or any other person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, inter alia, acknowledges the security interest of Lender in such
        ----- ----
Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Lender access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Lender's rights and remedies and otherwise deal with such Collateral and, in the case of any consignee or other person who at any time has custody, control or possession of any Collateral, acknowledges that it holds and will hold possession of the Collateral for the benefit of Lender and agrees to follow all instructions of Lender with respect thereto.

          1.25 "Collateral Agent" shall mean Congress Financial Corporation, a Delaware corporation, in its capacity as Collateral Agent on behalf of Lender and Note Trustee (for itself and on behalf of holders of the Senior Secured Notes) pursuant to the terms of the Intercreditor Agreement and any replacement or successor Collateral Agent.

          1.26 "Confirmation Order" shall mean the Order and Judgment Confirming the Second Amended Joint Plan of Reorganization of RBX Group, Inc. and its Subsidiaries issued by the Bankruptcy Court and entered on July 17, 2001 in the Chapter 11 Cases.

          1.27 "Consolidated Net Income" shall mean, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary and/or unusual and/or non-recurring gains and any extraordinary and/or unusual and/or non-recurring non-cash charges) after deducting all charges which should be deducted before arriving at the net income
(loss) for such period and, without duplication, after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP; provided,
                                                                      --------
that, (a) the net income of any Person that is not a wholly-owned Subsidiary or
----
that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly-owned Subsidiary of such Person; (b) except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a wholly-owned Subsidiary of such Person or is merged into or consolidated with such Person or any of its wholly-owned Subsidiaries or that Person's assets are acquired by such Person or by its wholly-owned Subsidiaries shall be excluded; (c) the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to such Person or to any other wholly-owned Subsidiary of such

Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such wholly-owned Subsidiary shall be excluded and (d) as to Borrower, the losses for discontinued operations of Borrower at the Midwest facility in Barbarton, Ohio and at the Bedford Real Estate shall be excluded. For the purposes of this definition, net income excludes any gain, together with any related Provision for Taxes for such gain, realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or a Subsidiary of such Person and any net income realized as a result of changes in accounting principles or the application thereof to such Person.

          1.28 "Deposit Account Control Agreement" shall mean a written agreement, in form and substance satisfactory to Lender, by and among Collateral Agent, Borrower (or Guarantor, as the case may be) and the bank at which any deposit account of Borrower (or Guarantor, as applicable)) is at any time maintained which provides that such bank will comply with instructions originated by Collateral Agent directing disposition of the funds in the deposit account without further consent by Borrower (or Guarantor, as applicable) and such other terms and conditions as Lender may require, including as to any such agreement with respect to any Blocked Account, providing that all items received or deposited in such Blocked Account are the property of Collateral Agent, that the bank has no lien upon, or right to setoff against, the Blocked Account, the items received for deposit therein, or the funds from time to time on deposit therein and that the bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to the Agent Payment Account.

          1.29 "Dilution" shall mean for any period, the fraction, expressed as a percentage, the numerator of which is the aggregate amount of non-cash reductions in Accounts for such period and the denominator of which is the aggregate dollar amount of the sales of Borrower for such period.

          1.30 "Dilution Reserve" shall mean a Reserve in amounts established by Lender to reflect that Dilution with respect to any category of Eligible Accounts as calculated by Lender for any period is or is reasonably anticipated to be greater than five (5%) percent.

          1.31 "EBITDA" shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (b) depreciation, amortization and other
                                  ----
non-cash charges (including, but not limited to, imputed interest and deferred compensation) for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), all in accordance with GAAP, plus (c)
                                                                      ----
Interest Expense for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (d) the Provision of Taxes for
                                         ----
such period (to the extent deducted in the computation of Consolidated Net Income of such Person).

          1.32 "Effective Date" shall mean the date after which the Confirmation Order shall have become a Final Order and that all of the conditions precedent to the effectiveness of the Plan shall have been satisfied as determined by Lender in good faith, or with the consent of Lender, waived in accordance with the terms thereof.

          1.33 "Eligible Accounts" shall mean, the Accounts created by Borrower which are and continue to be acceptable to Lender in good faith based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

                (a)   such Accounts arise from the actual and bona fide sale and
                                                              ---- ----
delivery of goods by Borrower or rendition of services by Borrower in the ordinary course of its business which transactions are completed substantially in accordance with the terms and provisions contained in any documents related thereto;

                (b) such Accounts are not unpaid more than the earlier of (i) ninety (90) days after the date of the original invoice for them or (ii) sixty
(60) days after the original due date for them;

                (c) such Accounts comply with the terms and conditions contained in Section 6.2(c) of this Agreement;

                (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

                (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada (provided, that, at any time promptly upon Lender's request, Borrower shall
 --------  ----
execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Lender to perfect the security interests of Lender in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Lender may request to enable Lender as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Lender's option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then if any of: (i) the account debtor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank reasonably satisfactory to Lender and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Lender and if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent (including Collateral Agent) and the issuer thereof notified of, and the issuer has acknowledged in writing, in form and substance satisfactory to Lender, the assignment of the proceeds of such letter of credit to Collateral Agent, or (ii) such Account is subject to credit insurance payable to Collateral Agent or Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may in good faith determine);

                (f) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

                (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

                (h) there are no facts, events or occurrences known to Lender, Borrower or Guarantor which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

                (i) such Accounts are subject to the first priority, valid and perfected security interest of Collateral Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

                (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of Borrower or Guarantor;

                (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

                (l) such Accounts are not owed by an account debtor who has Accounts unpaid more than the earlier of (i) ninety (90) days after the date of the original invoice for them or (ii) sixty (60) days after the original due date for them, which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

                (m) such Accounts owing by a single account debtor or its Affiliates (other than Georgia Duck and Cordage Mill Inc. ("Georgia Duck")) do not constitute more than ten (10%) percent of all Accounts and as to such Accounts owing by Georgia Duck do not constitute more than the lesser of ten (10%) percent of all Accounts or $2,500,000 (but in each case the portion of the Accounts not in excess of such applicable percentage or amount may be deemed Eligible Accounts);

                (n) such Accounts are not evidenced by or do not arise pursuant to any instrument or chattel paper;

                (o) the account debtor is not located in a State requiring the filing of a Notice of Business Activities Report or similar report in order to permit Borrower to seek judicial enforcement in such State of payment of such Account, unless Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

                (p) such Accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the credit limit with respect to such account debtors as determined by Borrower consistent with its current practice and as is acceptable to Lender (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts).

                (q) such Accounts are owed by account debtors deemed creditworthy with respect to their ability to pay their respective accounts at all times by Lender, as determined in good faith by Lender.

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

          1.34 "Eligible Inventory" shall mean, the Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrower and raw materials for such finished goods, in each case which are acceptable to Lender in good faith based on the criteria set forth below. In general, Eligible Inventory shall not include (a) work-in-process; (b) spare parts for equipment; (c) packaging and shipping materials; (d) Inventory at premises other than those owned and controlled by Borrower, except that any
                                                            ------ ----
Inventory which would otherwise be deemed Eligible Inventory at locations which are not owned and operated by Borrower shall nevertheless be considered Eligible Inventory if: (i) as to premises leased by Borrower, Lender shall have received a Collateral Access Agreement duly authorized, executed and delivered by the owner and lessor of such premises, or otherwise at Lender's option if Lender shall not have received a Collateral Access Agreement with respect to such premises, provided, that, Lender may at any time and from time to time establish such Reserves as Lender may determine in respect of amounts at any time payable by Borrower to the owner or lessor of such premises without limiting any other rights and remedies of Lender with respect to the establishment of Reserves or otherwise (except that upon Borrower's written request instead of establishing
           ------ ----
such a Reserve, any Inventory at premises where Lender has not received a Collateral Access Agreement duly authorized, executed and delivered by the owner and lessor thereof may not be considered Eligible Inventory) and (ii) as to premises of third parties (including sales agents, warehouses, consignees and processors), Lender shall have received a Collateral Access Agreement duly authorized, executed and delivered by the owner and operator of such premises or otherwise at Lender's option if Lender has not received a Collateral Access Agreement with respect to such premises, provided, that, Lender may at any time and from time to time establish such Reserves as Lender may determine in respect of amounts at any time payable by Borrower to the owner or operator of such premises without limiting any other rights and remedies of Lender with respect to the establishment of Reserves or otherwise (except that upon Borrower's
                                               ------ ----
written request instead of establishing such a Reserve, any Inventory at premises where Lender has not received a Collateral Access Agreement duly authorized, executed and delivered by the owner and lessor thereof may not be considered Eligible Inventory), and in addition, if required by Lender: (A) the owner and operator executes appropriate UCC-1 financing statements in favor of Borrower, which are duly assigned to Collateral Agent and (B) any secured lender to the owner and operator is properly notified of the first priority lien on such Inventory of Collateral Agent; (e) Inventory located outside the continental United States of America; (f) Inventory subject to a security interest or lien in favor of any person other than Collateral Agent except those permitted in this Agreement; (g) bill and hold goods; (h) unserviceable, obsolete or discontinued Inventory; (i) slow moving Inventory; (j) Inventory which is not subject to the first priority, valid and perfected security interest of Collateral Agent; (k) returned, damaged and/or defective Inventory; and (l) Inventory purchased or sold on consignment. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

          1.35  "Eligible New Equipment" shall mean manufacturing Equipment owned by Borrower and acquired after the date hereof, which is in good order, repair, running and marketable condition, located at Borrower's premises and acceptable to Lender in all respects. In general, Eligible New Equipment shall not include: (a) Equipment at premises other than those owned or leased and controlled by Borrower, except that any Equipment which would otherwise be
                        ------ ----
deemed Eligible New Equipment at locations which are leased by Borrower shall nevertheless be considered Eligible New Equipment if Lender shall have received a Collateral Access Agreement duly authorized, executed and delivered by the owner and lessor of such premises, or otherwise at Lender's option if Lender shall not have received a Collateral Access Agreement with respect to such premises, provided, that, Lender may at any time and from time to time establish such Reserves as Lender may determine in respect of amounts at any time payable by Borrower to the owner or lessor of such premises without limiting any other rights and remedies of Lender with respect to the establishment of Reserves or otherwise; (b) Equipment subject to a security interest or lien in favor of any person other than Collateral Agent; (c) Equipment which is not located in the continental United States of America; (d) Equipment which is not subject to the first priority, valid and perfected security interest of Collateral Agent; (e) worn-out, obsolete, damaged or defective Equipment or Equipment not used or usable in the ordinary course of such Borrower's business as presently conducted; (f) computer hardware; (g) tooling or (h) Equipment not used for the manufacturing of Inventory in the ordinary course of the business of Borrower. General criteria for Eligible New Equipment may be established and revised from time to time by Lender in good faith. Any Equipment which is not Eligible New Equipment shall nevertheless be part of the Collateral.

          1.36 "Eligible New Real Property" shall mean Real Property acquired by Borrower in fee simple after the date hereof and acceptable to Lender in all respects. In general, Eligible New Real Property shall not include: (a) Real Property which is not owned and operated by Borrower; (b) Real Property not used in the ordinary course of the business of Borrower; (c) Real Property subject to a security interest, lien or mortgage or other encumbrance in favor of any person other than Collateral Agent, except as Lender may otherwise specifically agree; (d) Real Property which is not located in the continental United States of America; (e) Real Property which is not subject to the first priority, valid and perfected security interest, lien and mortgage of Collateral Agent;

(f) Real Property where Lender determines that issues relating to compliance with Environmental Laws adversely affect the value thereof or the ability of Collateral Agent or Lender to sell or otherwise dispose thereof. General criteria for Eligible New Real Property may be established and revised from time to time by Lender in good faith. Any Real Property which is not Eligible New Real Property shall nevertheless be part of the Collateral.

          1.37 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between each Borrower and any governmental authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

          1.38 "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

          1.39 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

          1.40 "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or Guarantor or any Subsidiary of Borrower or Guarantor under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

          1.41 "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Benefit Plan; (b) the adoption of any amendment to a Benefit Plan that would require the provision of security pursuant to Section

401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Benefit Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Benefit Plan; (e) the occurrence of a "prohibited transaction" with respect to which Borrower or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which Borrower or any of its Subsidiaries could otherwise be liable; (f) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Benefit Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Benefit Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Benefit Plan or Multiemployer Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan;
(i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under
Section 4007 of ERISA, upon Borrower or any ERISA Affiliate; and (j) any other event or condition with respect to a Benefit Plan or Multiemployer Plan or any Benefit Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of Borrower in excess of $100,000.

          1.42 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by or on behalf of Borrower.

          1.43 "Eurodollar Rate Loans" shall mean, individually and collectively, Eurodollar Rate Revolving Loans and Eurodollar Rate Term Loans.

          1.44 "Eurodollar Rate Revolving Loans" shall mean any Revolving Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

          1.45 "Eurodollar Rate Term Loans" shall mean any portion of the Term Loan on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

          1.46 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 9.1 hereof.

          1.47 "Excess Availability" shall mean, the amount calculated at any time, equal to: (a) the lesser of: (i) the Borrowing Base or (ii) the Revolving Loan Limit minus (b) the sum of: (i) the amount of all then outstanding and
           -----
unpaid Obligations, plus (ii) the aggregate amount of all trade payables and other obligations of Borrower which are more than sixty (60) days past due as of such time plus (iii) the amount of checks issued by Borrower to pay trade payables and other obligations which are more than sixty (60) days past due, but not yet sent (without duplication of amounts included in clause (b)(ii) of this definition).

          1.48 "Exchange Act" shall mean the Securities Exchange Act of 1934, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

          1.49 "Existing Agreements" shall mean, collectively, the following (each as amended, modified or supplemented prior to the date hereof): (a) the Loan and Security Agreement, dated April 20, 2001, by and among Lender, Chapter 11 Borrowers and the Chapter 11 Guarantors, and (b) the other agreements listed on Schedule 1.49 hereto.

          1.50 "Final Order" shall mean a judgement, order, ruling or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other tribunal which judgment, order, ruling or other decree has not been reversed, stayed, modified or amended and as to which (a) the time to appeal or petition for review, rehearing or certiorari has expired and as to which no appeal or petition for review, rehearing or certiorari is pending or
(b) any appeal or petition for review, rehearing or certiorari has been finally decided and no further appeal or petition for review, review, rehearing or certiorari can be taken for granted.

          1.51 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements (including the Security Agreements) and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          1.52 "Financing Order" shall mean the Financing Order pursuant to Sections 361, 363 and 364(c) and (d) of the Bankruptcy Code and Rule 4001 of the Federal Rules of Bankruptcy Procedure (i) Authorizing Debtors to Obtain Post-Petition Financing, Granting Senior Liens and Priority Administrative Expense Status, Modifying the Automatic Stay, Authorizing the Debtors to Enter into Agreements with Congress Financial Corporation, as Lender (ii) Granting Adequate Protection and Administrative Expense Priority to the Trustee for the Senior Secured Noteholders and (iii) Authorizing Debtors to Indefeasibly Pay in Full the Secured Claims Asserted by Pre-Petition Secured Lenders, entered by the Bankruptcy Court on April 19, 2001 in the Chapter 11 Cases.

          1.53 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 8.14 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

          1.54 "General Intangibles" shall mean all of Borrower's now owned or hereafter existing or acquired contracts, contract rights, licenses, customer lists and other general intangibles of any kind, nature or description, including any tax and duty refunds, goodwill, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures, Intellectual Property, interests in general partnerships or limited liability companies, including NeoCork Technologies, L.L.C., agreements or arrangements with sales agents, distributors or the like and/or consignees, warehouses or other third persons in possession of any of the Inventory or any other Collateral, the Blocked Accounts, any other deposit accounts, investment accounts or securities accounts, loans by Lender to any Affiliates of any Borrower, letters of credit supporting payment of any Receivables or other obligations included within the Collateral, documents which evidence rights to Inventory or any other Collateral, instruments evidencing obligations in respect of any Receivables or other obligations included within the Collateral, rights and claims against shippers and carriers, indemnification rights, guaranty or warranty claims with respect to any Receivables, Inventory or other Collateral, any funds which may become payable to Borrower in connection with the termination of any Benefit Plan or other employee benefit plan and any other amounts payable to Borrower from any Benefit Plan or other employee benefit plan, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which Borrower is a beneficiary.

          1.55 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          1.56 "Guarantor" shall mean RBX Corporation, a Delaware corporation, as successor by merger to RBX Group, Inc., and the successor upon conclusion of the Chapter 11 Cases pursuant to the Confirmation Order, and its successors and assigns.

          1.57 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

          1.58 "Holding Company Merger" shall mean the merger of RBX Group with and into Guarantor, with Guarantor as the surviving corporation pursuant to the terms of certain of the Merger Agreements.

          1.59 "Indebtedness" shall mean, with respect to any Person, without duplication, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods or materials that is not overdue by more than ninety (90) days or in connection with obtaining services that is not overdue by more than the number of days that is consistent with the current practices of Borrower as of the date hereof, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to mandatorily redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person which redemption and repurchase obligations are mandatory or are exercisable at the election of the holder thereof; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances or similar documents or instruments issued for such Person's account; and (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time.

          1.60 "Information Certificate" shall mean the Information Certificates with respect to Borrower and Guarantor constituting Exhibit A hereto containing material information with respect to Borrower and Guarantor, their respective businesses and assets provided by or on behalf of Borrower or Guarantor to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

          1.61 "Intellectual Property" shall mean all of Borrower's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; domain names and domain name registrations; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

          1.62 "Interest Expense" shall mean, for any period, as to any Person and its Subsidiaries, as determined in accordance with GAAP, the total interest expense, whether paid or accrued (including the interest component of Capital Leases for such period), including, without limitation, all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit, banker's acceptances or similar instruments which, in accordance with GAAP, are required to be accounted for as interest expense.

          1.63 "Intercreditor Agreement" shall mean the Intercreditor and Collateral Agency Agreement, dated of even date herewith, by and among Collateral Agent, Senior Secured Note Trustee (for itself and the holders of the Senior Secured Notes), as acknowledged and agreed to by Borrower and Guarantor, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          1.64 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that,
                                                             --------  ----
Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

          1.65  "Interest Rate" shall mean:

                (a)   Subject to clauses (b) and (c) of this definition below:

                      (i) as to Prime Rate Revolving Loans, a rate equal to one-half (1/2%) percent per annum in excess of the Prime Rate,

                      (ii) as to Prime Rate Term Loans, a rate equal to one (1%) percent per annum in excess of the Prime Rate,

                      (iii) as to Eurodollar Rate Revolving Loans, a rate equal to three and one-quarter (3 1/4%) percent per annum in excess of the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower), and

                      (iv) as to Eurodollar Rate Term Loans, a rate equal to three and three-quarters (3 3/4%) percent per annum in excess of the Adjusted Eurodollar Rate (determined as provided above).

                (b) Subject to clause (c) of this definition below, effective as of the first (1st) day of the second month after the end of each fiscal quarter (commencing with the fiscal quarter ending on or about December 31, 2001), the Interest Rate payable by Borrower shall be increased or decreased, as the case may be, (i) as to Prime Rate Loans, to the rate equal to the Applicable Margin on a per annum basis in excess of the Prime Rate, and (ii) as to Eurodollar Rate Loans, to the rate equal to the Applicable Margin on a per annum basis in excess of the Adjusted Eurodollar Rate.

                (c) Notwithstanding anything to the contrary contained in clauses (a) and (b) of this definition, the Applicable Margin otherwise used to calculate the Interest Rate for Prime Rate Loans and Eurodollar Rate Loans shall be the highest percentage set forth in the definition of the term Applicable Margin for each category of Loans (without regard to the amount of Quarterly Average Excess Availability) plus two (2%) percent per annum, at Lender's option, after notice to Borrower, (i) for the period (A) from and after the effective date of termination hereof until Lender has received full and final payment of all outstanding and unpaid Obligations which are not contingent and cash collateral (or an acceptable letter of credit) in the amounts and on the terms required under Section 12.1 hereof for contingent Obligations (notwithstanding entry of a judgment against Borrower) and (B) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing, and (ii) on Loans to Borrower at any time outstanding in excess of the Borrowing Base (whether or not such excess(es) arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

          1.66 "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired goods held for sale or lease, or furnished or to be furnished under contracts of service or consumed in Borrower's business and all other inventory of whatsoever kind or nature, wherever located, including raw materials, intermediates, work-in-process, packaging materials, semi-finished inventory, finished goods, manufacturing supplies and spare parts.

          1.67 "Investment Property Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, by and among Collateral Agent, Borrower (or Guarantor, as the case may be) and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of Borrower (or Guarantor, as applicable) acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Collateral Agent, that it will comply with entitlement orders originated by Collateral Agent with respect to such investment property, or other instructions of Collateral Agent, or (as the case may be) apply any value distributed on account of any commodity contract as directed by Collateral Agent, in each case, without the further consent of Borrower or Guarantor and including such other terms and conditions as Lender may require.

          1.68 "Lender" shall mean Congress Financial Corporation, a Delaware corporation, and its successors and assigns.

          1.69 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of Borrower or any Obligor or (b) with respect to which Lender has, for the benefit of Borrower or Guarantor, agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower or Guarantor of its obligations to such issuer.

          1.70 "Loans" shall mean the Term Loan, the Revolving Loans and the Purchase Money Term Loans.

          1.71 "Material Adverse Effect" shall mean a material adverse effect on (a) the condition (financial or otherwise), business, performance, operations or properties of Borrower (but not including for this purpose any material adverse effect on any industry as a whole, except to the extent it has or has a reasonable likelihood of having such a material adverse affect with respect to the condition (financial or otherwise), business, performance, operations or properties of Borrower); (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Collateral Agent upon the Collateral or any other property which is security for the Obligations; (d) the Collateral or any other property which is security for the Obligations, or the aggregate value of the Collateral or such other property; (e) the ability of Borrower to repay the Obligations or of Borrower to perform its obligations under this Agreement or any of the other Financing Agreements; or (f) the ability of Collateral Agent or Lender to enforce the obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Collateral Agent or Lender under this Agreement or any of the other Financing Agreements.

          1.72 "Material Contract" shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of Borrower involving monetary liability of or to any Person in an amount in excess of $1,000,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations or prospects of Borrower or the validity or enforceability of this Agreement, any of the other Financing Agreements, or any of the rights and remedies of Collateral Agent or hereunder or thereunder.

          1.73  "Maximum Credit" shall mean $45,000,000.

          1.74 "Merger Agreements" shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Agreement of Merger, dated as of August 17, 2001, by and among Borrower, the Chapter 11 Borrowers and the Chapter 11 Guarantors (other than RBX and RBX Group); (b) the Agreement of Merger, dated as of August 17, 2001, by and among Guarantor and RBX Group; (c) the Certificates of Merger of Guarantor and RBX Group; (d) the Certificates of Merger of each of Chapter 11 Borrowers and Chapter 11 Guarantors (other than RBX and RBX Group); and (e) all related agreements, documents and instruments.

          1.75 "Mergers" shall mean, collectively, (a) the mergers of each of the Chapter 11 Borrowers and the Chapter 11 Guarantors (other than RBX and RBX Group) with and into Borrower, with Borrower as the surviving corporation pursuant to the terms of the Merger Agreements and (b) the merger of RBX Group with and into Guarantor, with Guarantor as the surviving corporation pursuant to the terms of the Merger Agreements.

          1.76  "Minimum Sale Price" shall mean:

                      (a) Subject to clause (c) of this definition below, in the case of the sale of any Equipment permitted under Section 8.7(b)(iii) hereof, the amount equal to (i) the orderly liquidation value of such Equipment, as set forth in the most recent appraisals with respect to the Equipment received by Lender prior to the date hereof (or in the case of Equipment acquired after the date of such appraisals, as set forth in such appraisals thereof as Lender may require), minus (ii) the amount equal to (A) in the case
                                -----
of Equipment set forth in the most recent appraisals received by Lender prior to the date hereof, (1) the total amount of payments of principal of the Term Loan received by Lender prior to the date of the sale of such Equipment multiplied by
(2) the fraction with a numerator equal to the orderly liquidation value of the Equipment to be sold as set forth in the most recent appraisals with respect thereto received by Lender prior to the date hereof and a denominator equal to the total amount of the orderly liquidation value of all Equipment as set forth in such appraisals and (B) in the case of Eligible New Equipment which has been the basis for a Purchase Money Term Loan, the total amount of payments of principal of the applicable Purchase Money Term Loan received by Lender prior to the date of the sale of such Equipment prior to the date of the sale of such Equipment.

                      (b    Subject to clause (c) below, in the case of the sale
of any Real Property permitted under Section 8.7(b)(iii) hereof, the amount equal to (i) the fair market value of such Real Property, as set forth in the appraisals with respect thereto received by Lender prior to the date hereof (or in the case of Real Property acquired after the date of such appraisals, as set forth in such appraisals as Lender may require) minus (ii) the amount equal to
                                                -----
(A) in the case of Real Property set forth in the most recent appraisals received by Lender prior to the date hereof, (1) the total amount of payments of principal of the Term Loan received by Lender prior to the date of the sale of such Real Property multiplied by (2) the fraction with a numerator equal to the fair market value of the Real Property to be sold as set forth in the appraisal with respect thereto received by Lender prior to the date hereof and a denominator equal to the total amount of the fair market value of all Real Property set forth in such appraisals and (B) in the case of Eligible New Real Property which has been the basis for a Purchase Money Term Loan, the total amount of payments of principal of the applicable Purchase Money Term Loan received by Lender prior to the date of the sale of such Real Property.

                      (c    Notwithstanding anything to the contrary set forth
in clauses (a) and (b) of this definition above, (i) Borrower may, at its option, once each month provide to Lender a list of all of the Equipment or Real Property (other than the Bedford Real Estate) sold pursuant to Section 8.7(b)(iii) hereof in the immediately preceding month which list shall include
(A) a description of such Equipment or Real Property from the appraisal thereof received by Lender prior to the date hereof with respect to such Equipment or Real Property, (B) the actual Net Cash Proceeds from the sale of such Equipment and Real Property as received by Lender in accordance with the terms of Section 8.7(b)(iii) hereof and (C) the orderly liquidation value for such Equipment or fair market value for such Real Property as set forth in such appraisals, (ii) to the extent that the aggregate amount of the Net Cash Proceeds received by Lender from the sale of such Equipment and Real Property shall exceed the aggregate amount of the appraised orderly liquidation value of such Equipment and Real Property, Borrower may, at its option, upon prior written notice to Lender in connection with subsequent sales of any Equipment or Real Property pursuant to Section 8.7(b)(iii) reduce the amount that it would otherwise be required to receive in payment for the sale of such Equipment or Real Property under clause (a) or clause (b) of this definition.

          1.77 "Mortgages" shall mean, individually and collectively, each of the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Deed of Trust, Assignment of Rents and Leases and Security Agreement, dated April 20, 2001, by Borrower as successor by merger to Rubatex in favor of Collateral Agent with respect to the Real Property and related assets of Borrower located in Bedford, Virginia; (b) the Deed of Trust and Security Agreement, dated April 20, 2001, by Borrower as successor by merger to Waltex in favor of Collateral Agent with respect to the Real Property and related assets of Borrower located in Bedford, Virginia; (c the Deed of Trust, Security Agreement and Fixture Filing, dated by April 20, 2001, by Borrower as successor by merger to Rubatex in favor of Collateral Agent with respect to the Real Property and related assets of Borrower located in Conover, North Carolina; (d) the Deed of Trust, Assignment of Rents and Leases and Security Agreement, dated April 20, 2001, by Borrower as successor by merger to Groendyk in favor of Collateral Agent with respect to the Real Property and related assets of Borrower located in Buchanan, Virginia; (e) the Deed to Secure Debt and Security Agreement, dated April 20, 2001, by Borrower as successor by merger with Hoover-Hanes in favor of Collateral Agent with respect to Real Property and related assets of Borrower located in Tallapoosa, Georgia and (f) the Mortgage, Security Agreement and Assignment of Leases and Rents, dated of even date herewith, by Borrower as successor by merger to Rubatex Corporation in favor of Collateral Agent with respect to the Real Property and related assets of Borrower located in Colt, Arkansas.

          1.78 "Multiemployer Plan" shall mean a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by Borrower or any ERISA Affiliate.

          1.79 "Net Amount of Eligible Accounts" shall mean the gross amount of the Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

          1.80 "Net Cash Proceeds" shall mean the aggregate cash proceeds payable to Borrower (and received by Lender) in respect of the sale price for any Equipment or Real Property, net of the direct costs relating to such sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), taxes paid or payable as a result thereof, and amounts required to be applied to the repayment of Indebtedness secured by a lien on the asset or assets that are the subject of such sale. Net Cash Proceeds shall exclude any non-cash proceeds received from any sale but shall include such proceeds when and as converted by Borrower to cash and received by Lender in accordance with the terms hereof.

          1.81 "Net Recovery Percentage" shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the amount of the recovery in respect of any category of the Inventory at such time on an orderly value basis as set forth in the most recent acceptable appraisal of Inventory received by Lender in accordance with Section 6.3, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the original cost of the aggregate amount of such Inventory subject to such appraisal.

          1.82 "Obligations" shall mean, collectively, the Pre-Effective Date Obligations and the Post-Effective Date Obligations.

          1.83 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (including Guarantor), other than Borrower.

          1.84 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

          1.85 "Plan" shall mean the Second Amended Joint Plan of Reorganization of RBX Group, Inc. and its Subsidiaries dated May 11, 2001, as confirmed by order of the Bankruptcy Court on July 17, 2001 and any amendments, supplements or modifications thereto.

          1.86 "Post-Effective Date Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Collateral Agent or Lender and/or its affiliates arising on and after the Effective Date, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

          1.87 "Pre-Effective Date Obligations" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Chapter 11 Borrowers to Lender and/or its affiliates arising prior to the Effective Date, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the Existing Agreements, now existing, whether arising before or during the term of the Existing Agreements, or during the Chapter 11 Cases, or before, during or after the confirmation of any plan of reorganization in the Chapter 11 Cases (and including any principal, interest, fees, costs, expenses and other amounts owed to Lender by any Chapter 11 Borrower in the Chapter 11 Cases or any similar case or proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

          1.88 "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

          1.89 "Prime Rate Loans" shall mean, individually and collectively, the Prime Rate Revolving Loans and the Prime Rate Term Loan.

          1.90 "Prime Rate Revolving Loan" shall mean any Revolving Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms hereof.

          1.91 "Prime Rate Term Loan" shall mean the portion of the Term Loan on which interest is payable based on the Prime Rate in accordance with the terms hereof.

          1.92 "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

          1.93 "Purchase Money Loan Limit" shall mean, at any time, the amount equal to the lesser of (a) $5,000,000 or (b) the aggregate amount of the Net Cash Proceeds received by Lender from sales of Equipment or Real Property permitted under Section 8.7(b)(iii) hereof for the period commencing as of the date hereof through such time.

          1.94 "Purchase Money Term Loans" shall mean the secured term loans hereafter made by Lender to Borrower as provided for in Section 2.3; such term loans being from time to time referred to herein individually as an "Purchase Money Term Loan".

          1.95 "Purchase Money Term Notes" shall mean, collectively, the Purchase Money Term Notes which may at any time hereafter be issued by Borrower to Lender pursuant to Section 2.3 hereof to evidence a Purchase Money Term Loan; such notes being from time to time referred to herein individually as an "Purchase Money Term Note".

          1.96 "Quarterly Average Excess Availability" shall mean, at any time, the average of the amount of the Excess Availability for the immediately preceding fiscal quarter as calculated by Lender in good faith based on the amount of the Excess Availability on the date in each week during such fiscal quarter as of which the Borrowing Base is calculated in the reports provided by Borrower to Lender pursuant to Section 6.1(a) hereof.

          1.97 "Real Property" shall mean all now owned and hereafter acquired real property of Borrower and Guarantor, including leasehold interests, together with Borrower's or Guarantor's interests in all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

          1.98 "Receivables" shall mean: (a) all Accounts; (b) all amounts at any time payable to Borrower in respect of the sale or other disposition by Borrower of any Account or other obligation for the payment of money; (c) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (d) all letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to Borrower or otherwise in favor of or delivered to Borrower in connection with any Account; (e) chattel paper, instruments, notes and other forms of obligations owing to Borrower, whether from the sale and lease of goods or other property, licensing of any property (including General Intangibles), rendition of services or from loans or advances by Borrower to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of Borrower) or otherwise associated with any Accounts, Inventory, other Receivables or General Intangibles (including, without limitation, bills of lading, warehouse receipts and other documents of title or shipping documents); (f) all monies, securities and other investment property, credit balances, deposits, deposit accounts and other property and the proceeds thereof, now or hereafter held or received or held by, or in transit to, Collateral Agent or Lender or any of its Affiliates or participants or held or received by any other bank, other financial institution or other person, whether for safekeeping, pledge, custody, transmission, collection or otherwise; (g) deposits (general or special) and balances at any bank or other financial institution or other person; (h) all right, title and interest in, to and in respect of the foregoing, including, without limitation, all goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, any of same, including, without limitation, all returned, reclaimed or repossessed Inventory; (i) all right, title and interest, and all enforcement and other rights, remedies, and security and liens, in, to and in respect of any of the foregoing, including, without limitation, rights of stoppage in transit, replevin, repossession, sequestration and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties, or other contracts of suretyship with respect thereto, or deposits or other security for the obligation of any account debtor; and (j) credit and other insurance with respect to any Receivables or Inventory.

          1.99 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

          1.100 "Reference Bank" shall mean First Union National Bank, or such other bank as Lender may from time to time designate.

          1.101 "Renewal Date" shall have the meaning set forth in Section 11.1(a) hereof.

          1.102 "Reserves" shall mean as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Obligor or (iii the security interests and other rights of Collateral Agent or Lender in the Collateral (including the enforceability, perfection and priority thereof), or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or
(d) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default. The term "Reserves" as used herein shall include, in addition and not in limitation, the Dilution Reserve. To the extent Lender may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts or Eligible Inventory so as to address any circumstances, condition, event or contingency in a manner satisfactory to Lender, Lender shall not establish a Reserve for the same purpose. The amount of any Reserve established by Lender shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Lender in good faith.

          1.103 "Revolving Loan Limit" shall mean $35,000,000.

          1.104 "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

          1.105 "Security Agreements" shall mean, collectively, the agreements listed on Schedule 1.105 hereto and any other agreement at any time executed and/or delivered by Borrower or any Obligor to or in favor of Collateral Agent granting a security interest in or lien upon any Collateral of Borrower or such Obligor to Collateral Agent, in each case as the same now or may hereafter exist and may be amended, modified, supplemented, extended, renewed, restated or replaced; sometimes being referred to herein individually as a "Security Agreement".

          1.106 "Senior Secured Note Indenture" shall mean the Indenture, dated on or about the date hereof, by and among Guarantor, as issuer, Borrower, as Subsidiary Guarantor and the Senior Secured Note Trustee, as Trustee, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          1.107 "Senior Secured Note Trustee" shall mean State Street Bank and Trust Company, as trustee under the Senior Secured Note Indenture and any successor, replacement or additional trustee and their respective successors and assigns.

          1.108 "Senior Secured Notes" shall mean, collectively, the 12% Senior Secured Notes due issued by Guarantor in the aggregate original principal amount of $25,000,000, pursuant to the Senior Secured Note Indenture, as such notes now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          1.109 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

          1.110 "Term Loan" shall mean the term loan made by Lender to Borrower as provided for in Section 2.4 hereof.

          1.111 "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Lender may otherwise determine).

          1.112 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on an average cost basis in accordance with GAAP (and consistent with the current practices of Borrower) or
(b) market value as determined in accordance with GAAP, provided, that, for
                                                        --------  ----
purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to Borrower or Guarantor or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the appraisal of the Inventory conducted by Daley-Hodkin, Inc. furnished to Lender prior to the date hereof.

          1.113 "Voting Stock" shall mean with respect to any Person, (a) one
(1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction or further investment at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

SECTION 2.  CREDIT FACILITIES
            -----------------

     2.1  Revolving Loans.
          ---------------

          (a    Subject to and upon the terms and conditions contained herein,
Lender agrees to make Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to the lesser of (i) the Borrowing Base or (ii) the Revolving Loan Limit.

          (b    Lender may, in its discretion, from time to time, upon not less than five (5) days' prior notice to Borrower, reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines in good faith, that, without duplication: (i) the number of days of the turnover of the Inventory for any period has changed in any material respect or (ii) the nature, quality or mix of the Inventory has deteriorated since April 30, 2001. The amount of any reduction in any lending formula by Lender pursuant to this
Section 2.1(b) shall have a reasonable relationship to the matter which is the basis for such reduction in the good faith determination of Lender. To the extent a Reserve shall have been established which is sufficient to address any event, condition or matter in a manner satisfactory to Lender in its good faith determination, Lender shall not exercise its rights under this Section 2.1(b) to reduce the lending formulas to address such event, condition or matter.

          (c    Except in Lender's discretion, (i the aggregate amount of the
Loans and Letter of Credit Accommodations outstanding at any time shall not exceed the Revolving Loan Limit and (ii the aggregate amount of the Loans and Letter of Credit accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the Revolving Loan Limit, the amounts available under the Borrowing Base, the sublimit for Eligible Inventory set forth in the definition of Borrowing Base, the sublimit for Letter of Credit Accommodations set forth in
Section 2.2(g), the Purchase Money Loan Limit or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

     2.2  Letter of Credit Accommodations.
          -------------------------------

          (a    Subject to and upon the terms and conditions contained herein, at the request of Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrower pursuant to this Section 2.

          (b    In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Lender a letter of credit fee at a rate equal to two (2%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrower shall pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate equal to four (4%) percent per annum or such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all outstanding and unpaid Obligations which are not contingent and cash collateral (or an acceptable letter of credit) in connection with contingent Obligations as provided in Section 11.1(a) hereof (notwithstanding entry of a judgment against Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default and for so long as such Event of Default is continuing. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

          (c    Borrower shall give Lender two (2) Business Days' prior written notice of Borrower's request for the issuance of a Letter of Credit Accommodation. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodations may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation. Borrower shall attach to such notice the proposed form of the Letter of Credit Accommodation.

          (d    In addition to being subject to the satisfaction of the
applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Lender: (i) Borrower shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application in form and substance satisfactory to such proposed issuer and Lender for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Lender and such proposed issuer,
(ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit Accommodation; and (iii) the Excess Availability, prior to giving effect to any Reserves with respect to such Letter of Credit Accommodations, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible

Inventory and the documents of title with respect thereto are consigned to the issuer, the sum of (1) the percentage equal to one hundred (100%) percent minus the then applicable percentage with respect to Eligible Inventory consisting of raw materials set forth in the definition of the term Borrowing Base multiplied by the Value of such Eligible Inventory, plus (2) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory within the United States of America and (B) if the proposed Letter of Credit Accommodation is for any other purpose or the documents of title with respect thereto are not consigned to the issuer, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in the applicable amount set forth in Section 2.2(d)(iii)(A) or Section 2.2(d)(iii)(B).

          (e    In connection with Inventory purchased pursuant to Letter of
Credit Accommodations, Borrower shall, at Lender's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Collateral Agent holds a security interest to deliver them to Collateral Agent or Lender (as Lender may specify) and/or subject to Collateral Agent's or Lender's order (as Lender may specify), and if they shall come into Borrower's possession, to deliver them, upon Lender's request, to Lender in their original form. Borrower shall also, at Lender's request, designate Lender or Collateral Agent, as Lender may specify, as the consignee on all bills of lading and other negotiable and non-negotiable documents.

          (f    Borrower hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation to name Borrower as the account party therein and to deliver to Lender all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor. Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower. Lender shall have the sole and exclusive right and authority to, and Borrower shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A0 approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender, or Collateral Agent on behalf of Lender, may take such actions either in its own name or in Borrower's name.

          (g   Except in Lender's discretion, the amount of all outstanding
Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed $6,000,000. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Collateral Agent for the Letter of Credit Accommodations, and in either case, the Loans otherwise available to Borrower shall not be reduced as provided in Section 2.2(d) to the extent of such cash collateral.

          (h   Borrower shall indemnify and hold Collateral Agent and Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses suffered or incurred by Collateral Agent or Lender in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Collateral Agent and Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation except as to Lender for Lender's own gross negligence or wilful misconduct or as to Collateral Agent, for Collateral Agent's own gross negligence or wilful misconduct, in each case as determined pursuant to a final non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(h) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

          (i   Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower or Guarantor to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower and Guarantor to Lender and to apply in all respects to Borrower and Guarantor.

     2.3  Purchase Money Term Loans.
          -------------------------

          (a   Subject to and upon the terms and conditions contained herein,
Lender shall make Purchase Money Term Loans to Borrower, from time to time, at the request of Borrower, the proceeds of which shall be used solely for the payment of the purchase price of Eligible New Equipment or Eligible New Real Property or to repay Revolving Loans which were used to pay the purchase price of Eligible New Equipment or Eligible New Real Property. Subject to the terms and conditions contained herein, (i) any Purchase Money Term Loan to be used in connection with the purchase of Eligible New Equipment shall be in an amount of up to eighty (80%) percent of the orderly liquidation value (net of anticipated expenses, commissions, taxes, fees and other anticipated costs in connection with the disposition thereof) of such Eligible New Equipment as set forth in an acceptable appraisal thereof received by Lender in accordance with the terms set forth below and (ii) any Purchase Money Term Loan to be used in connection with the purchase of Eligible New Real Property shall be in an amount of up to fifty (50%) percent of the fair market value (net of anticipated expenses, commissions, taxes, fees and other anticipated costs in connection with the disposition thereof) of such Eligible New Real Property as set forth in an acceptable appraisal thereof received by Lender in accordance with the terms set forth below. Each Purchase Money Term Loan shall be in an amount of not less than $500,0000 (and in integral multiples of $50,000 greater than such amount) and the aggregate amount of all Purchase Money Term Loans shall not exceed the Purchase Money Loan Limit as then in effect. All of the proceeds of each Purchase Money Term Loan shall be used solely for the payment of the purchase price of the Eligible New Equipment or Eligible New Real Property specified in the notice required to be delivered to Lender pursuant to Section 2.3(d)(i) below or to repay Revolving Loans the proceeds of which were used to pay the purchase price of the Eligible New Equipment or Eligible New Real Property specified in the notice required to be delivered to Lender pursuant to Section 2.3(d)(i) below.

          (b   Except in Lender's discretion, the outstanding aggregate
principal amount of the Purchase Money Term Loans shall not exceed, at any time, the Purchase Money Loan Limit as then in effect. If at any time the outstanding aggregate principal amount of all Purchase Money Term Loans shall exceed the Purchase Money Loan Limit as then in effect or the sum of eighty (80%) percent of the appraised orderly liquidation value of all Eligible New Equipment which is the basis for Purchase Money Term Loans plus fifty (50%) percent of the appraised fair market value of all Eligible New Real Property which is the basis for Purchase Money Term Loans (in each case based on the most recent acceptable appraisal received by Lender with respect thereto, and net of anticipated expenses, commissions, taxes, fees and other anticipated costs in connection with the disposition thereof), Borrower shall remain liable therefor, and Lender may, at its option, create a Reserve in an amount equal to the entire amount of such excess(es) or at Lender's option, Borrower shall, upon the demand by Lender, which may be made at any time and from time to time, promptly repay to Lender the entire amount of such excess(es).

          (c   Each Purchase Money Term Loan shall be (i) evidenced by a
Purchase Money Term Note executed and delivered by Borrower to Lender concurrently with each Purchase Money Term Loan, (ii) repaid, together with interest and other amounts payable thereunder, in accordance with the provisions of the applicable Purchase Money Term Note, this Agreement and the other Financing Agreements, and (iii) secured by all of the Collateral.

          (d   In addition to the other conditions precedent to any Loan or
Letter of Credit Accommodation set forth in this Agreement, the making of each Purchase Money Term Loan shall be subject to the satisfaction of each of the following applicable additional conditions precedent, as determined by Lender:

               (i    Lender shall have received from Borrowers not less than ten
(10) Business Days prior written notice of the proposed Purchase Money Term Loan, which notice shall specify the following: (A) the proposed date and amount of the Purchase Money Term Loan, (B) in the case of a Purchase Money Term Loan to be used to purchase, or repay Revolving Loans used to purchase, Eligible New Equipment, a list and description of the Eligible New Equipment (by model, make, manufacturer, serial no. and/or such other identifying information as may be appropriate, as determined by Lender) or in the case of a Purchase Money Term Loan to be used to purchase, or repay Revolving Loans used to purchase, Eligible New Real Property, the address, legal description and such other identifying information with respect to such Eligible New Real Property as may be appropriate, as determined by Lender, (C) the total purchase price for the Eligible New Equipment or Eligible New Real Property purchased or to be purchased with or in connection with the proceeds of such Purchase Money Term Loan (and the terms of payment of such purchase price) and the various fees, commissions, taxes and other costs related to the purchase thereof and (D) such other information and documents as Lender may from time to time require related thereto;

               (ii   Collateral Agent shall have a valid and perfected first
priority security interest in and lien upon the Eligible New Equipment or a valid and perfected first priority security interest in and mortgage and lien upon the Eligible New Real Property, as the case may be, to be purchased with the proceeds of the Purchase Money Term Loan, or purchased with Revolving Loans which are being repaid with the proceeds of the Purchase Money Term Loan, as the case may be, and the Eligible New Equipment and Eligible New Real Property (as the case may be) shall be free and clear of all other liens, security interests, claims or other encumbrances (except as Lender may specifically otherwise agree in writing), and Lender shall have received such evidence thereof, as Lender may from time to time, require;

               (iii Lender shall have received not less than fifteen (15) business days prior to the proposed date of the Purchase Money Term Loan, at the sole cost and expense of Borrower, an appraisal by an appraiser acceptable to Lender and in form, scope and methodology acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely, setting forth the orderly liquidation value of the Eligible New Equipment or the fair market value of the Eligible Real Property (as the case may be) to be purchased by Borrower with the proceeds of the proposed Purchase Money Term Loan or which has been purchased with proceeds of Revolving Loans which are being repaid with the proceeds of the proposed Purchase Money Term Loan (in each case net of anticipated expenses, commissions, taxes, fees and other anticipated costs in connection with the disposition thereof), without limiting the rights of Lender to receive any other appraisals as provided herein or in any of the other Financing Agreements;

               (iv   in the case of a Purchase Money Term Loan the proceeds of
which are to be used to purchase any Real Property or repay Revolving Loans the proceeds of which were used to purchase any Real Property, Lender shall have received, in form and substance satisfactory to Lender, each of the following:

                     (A0 a mortgage, deed of trust or deed to secure debt, as Lender may specify, with respect to such Real Property in favor of Collateral Agent, duly authorized, executed and delivered by Borrower;

                     (B0 environmental audits (or updates of existing audits) with respect to the Real Property to be so purchased conducted by an independent environmental engineering firm acceptable to Lender, and in form, scope and methodology satisfactory to Lender, addressed to Lender and upon which Lender is expressly permitted to rely, confirming (1) the Real Property to be purchased with such Purchase Money Term Loan is in compliance with all material applicable Environmental Laws and (2) the absence of any material environmental problems at such Real Property as determined by Lender;

                     (C0 a valid and effective title insurance policy with respect to the Real Property so purchased issued by a company and agent acceptable to Lender (1) insuring the priority, amount and sufficiency of the mortgage, deed of trust or deed to secure debt (as the case may be) with respect to the Real Property to be so purchased, (2) insuring against matters that would be disclosed by surveys and (3) containing any legally available endorsements, assurances or affirmative coverage requested by Lender for protection of its interests;

                     (D0 an opinion letter of counsel to Borrower qualified to practice law in the jurisdiction in which the Eligible New Real Property is located with respect to the security interest, mortgage and lien of Lender with respect thereto, the mortgage, deed of trust or deed to secure debt with respect thereto (as the case may be), and such other matters as Lender may require;

               (v    in the case of a Purchase Money Term Loan relating to the
purchase of Eligible New Equipment, the amount of any Purchase Money Term Loan shall not exceed eighty (80%) percent of the orderly liquidation value of the Eligible New Equipment purchased by Borrower as set forth in the most recent acceptable appraisal delivered to Lender or in the case of a Purchase Money Term Loan relating to the purchase of Eligible New Real Property, the amount of the Purchase Money Term Loan shall not exceed fifty (50%) percent of the fair market value of the Eligible New Real Property purchased by Borrower, as the case may be (in each case net of anticipated expenses, commissions, taxes, fees and other anticipated costs in connection with the disposition thereof);

               (vi   as of the date of such Purchase Money Term Loan and after
giving effect thereto, the aggregate amount of all Purchase Money Term Loans then outstanding shall not exceed the Purchase Money Loan Limit as then in effect;

               (vii Lender shall have received copies, or upon Lender's request, the originals, of all agreements, documents and instruments relating to the purchase of the Eligible New Equipment or Eligible New Real Property (as the case may be) by Borrower, including, without limitation, any purchase orders, invoices, bills of sale or similar documents;

               (viii Lender shall have received a single original Purchase Money Term Note in the form annexed hereto as Exhibit B, as completed to reflect the date and amount of each such loan and with the number of monthly installments of principal payable thereunder and the amount of each such monthly installment completed in accordance with Sections 2.3(e) and 2.3(f) below, as the case may be, duly authorized, executed and delivered by Borrower, which note shall evidence a valid and legally enforceable indebtedness of Borrower unconditionally owing to Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever; and

               (ix   no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing.

          (e   The principal amount of each Purchase Money Term Loan shall be payable (subject to earlier payment to the extent required hereunder or under the Purchase Money Term Note) in sixty (60) equal, consecutive monthly installments of principal, each in an amount calculated as set forth below, commencing on the first day of the second month after the date of the making of such loan, together with interest and other amounts as provided herein and in the Purchase Money Term Note with respect to such loan.

          (f   The amount of each monthly installment of principal in respect of each Purchase Money Term Loan (other than the last installment which shall be in an amount equal to the entire unpaid balance of the Purchase Money Term Note) shall equal: (i) the principal amount of the proposed Purchase Money Term Loan divided by (ii) sixty (60).

     2.4  Term Loan. Lender is making a Term Loan to Borrower in the original
          ---------
principal amount of $10,000,000. The Term Loan is (a) evidenced by a Term Promissory Note in such original principal amount duly executed and delivered by Borrower to Lender concurrently herewith; (b) to be repaid, together with interest and other amounts, in accordance with this Agreement, the Term Promissory Note and the other Financing Agreements and (c) secured by all of the Collateral.

SECTION 3.  INTEREST AND FEES
            -----------------

     3.1  Interest.
          --------

          (a) Borrower shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default (and for so long as the same is continuing) or the effective date of the termination or non-renewal hereof shall be payable on demand.

          (b) Borrower may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from or on behalf of Borrower shall specify the amount of the Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans which will be continued or the amount of the Prime Rate Loans which will be converted to Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from or on behalf of a Borrower, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Event of Default, or
                                    --------  ----
act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing,
(ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrower shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrower from time to time for requests by Borrowers for Eurodollar Rate Loans, (iv) no more than eight (8) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $500,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by or on behalf of Borrower shall not exceed the amount equal to ninety (90%) percent of the lowest principal amount of the Loans, which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender, but with no obligation of Lender to make such Loans and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by or on behalf of Borrower. Any request by or on behalf of Borrower for Eurodollar Rate Loans or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

          (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans to Borrower shall, at Lender's option, upon notice by Lender to Borrower, convert to Prime Rate Loans (i) upon an Event of Default or act, condition or event which, with the notice or passage of time, or both, would constitute an Event of Default or (ii) upon the effective date of the termination or non-renewal of this Agreement. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profit), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

          (d) Interest shall be payable by Borrower to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime

Rate is publicly announced by Reference Bank based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

     3.2  Closing Fee. Borrower shall pay to Lender as a closing fee the amount
          -----------
of $275,000 which shall be fully earned and payable as of the date hereof.

     3.3  Servicing Fee. Borrower shall pay to Lender a servicing fee in an
          -------------
amount equal to $22,500 for each quarter (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each quarter hereafter.

     3.4  Unused Line Fee. Borrower shall pay to Lender monthly an unused line
          ---------------
fee at a rate equal to three-eighths (3/8%) percent per annum calculated upon the amount by which the Revolving Loan Limit exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding. Such fee shall be payable on the first day of each month in arrears.

     3.5  Changes in Laws and Increased Costs of Loans.
          --------------------------------------------

          (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Lender in good faith to be material, or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender in good faith to be material or (ii) the cost to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender in good faith to be material. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of a Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrower and shall be conclusive, absent manifest error.

          (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section 5.3 or any other payments made with the proceeds of Collateral, Borrower shall pay to Lender upon demand by Lender (or Lender may, at its option, charge loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.

SECTION 4.  CONDITIONS PRECEDENT
            --------------------

     4.1  Conditions Precedent to Initial Loans and Letter of Credit
          ----------------------------------------------------------
Accommodations. Each of the following is a condition precedent to Lender making
--------------
the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

          (a) no court of competent jurisdiction shall have issued any injunction, restraining order or other order with respect to the Confirmation Order which otherwise prohibits the consummation of the transactions described herein, or modifies such transactions, and no governmental or other action or proceeding shall have been commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described herein.

          (b) no motion, action or proceeding shall be pending against Borrower or Guarantor (or their predecessors) by any creditor or other party-in-interest in the Bankruptcy Court or in any other court of competent jurisdiction which would if successful have a Material Adverse Effect;

          (c) Lender shall have received a certified copy of the Confirmation Order as duly entered by the Bankruptcy Court and entered on the docket of the Clerk of the Bankruptcy Court in the Chapter 11 Cases, following due notice to such creditors and other parties-in-interest as required by the Bankruptcy Court, which order shall be in form and substance acceptable to Lender, providing, among other things, that (i) the Existing Agreements and the Financing Order shall continue in full force and effect through the Effective Date, (ii) as of and after the Effective Date, all loans, advances, financial accommodations, borrowing and obligations outstanding under the Existing Agreements shall continue in effect on and after the Effective Date and be deemed loans, advances, financial accommodations and borrowing of or to be assumed by Borrower, (iii) the security interests and liens in favor of Lender granted by the Financing Order and the Existing Agreements shall continue in effect in favor of Collateral Agent on and after the Effective Date and shall not be discharged, released or terminated, and (iv) Borrower and Guarantor are authorized to enter into this Agreement and the other Financing Agreements and perform all of their obligations hereunder and thereunder;

          (d) Lender shall have received evidence, in form and substance satisfactory to Lender, that prior to the date hereof or concurrently herewith,
(i) the Effective Date shall have
occurred, the Confirmation Order shall be valid, subsisting and continuing and a Final Order and all conditions precedent to the effectiveness of the Plan shall have been fulfilled, or validly waived, including, without limitation, the execution, delivery and performance of all of the conditions thereof other than conditions that have been validly waived (but not including conditions consisting of the effectiveness of this Agreement), and (ii) no motion, action or proceeding shall be pending or filed by any creditor or other party-in-interest to the Chapter 11 Cases which could adversely affect the Plan, the consummation of the Plan, the business or operations of Borrower or Guarantor or the transactions contemplated by the Financing Agreements, as determined by Lender in good faith;

          (b) Lender shall have received, in form and substance satisfactory to Lender, evidence that the certificates of mergers with respect to each of the Mergers has been filed with the Secretary of State of the State of Delaware and each of the Mergers is valid and effective in accordance with the terms and provisions of the Merger Agreements and the applicable corporation statute of the State of Delaware;

          (e) Lender shall have received, in form and substance satisfactory to Lender, evidence that the Merger Agreements have been duly executed and delivered by and to the appropriate parties thereto and the transactions contemplated under the terms of the Merger Agreements have been consummated before or contemporaneously with the occurrence of the Effective Date;

          (f) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

          (g) no material adverse change shall have occurred in the assets or business of Borrower, since the date of Lender's latest field examination (not including for this purpose the field review referred to in clause (d) below) and no change or event shall have occurred which would impair the ability of Borrower or any Obligor in any material respect to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Collateral Agent or Lender to enforce the Obligations or realize upon the Collateral;

          (h) Lender shall have received such information with respect to the agings of account payables, agings of account receivables, current perpetual inventory records and such other information concerning the Eligible Accounts and Eligible Inventory as Lender may require as of July 31, 2001 in order to determine the amount of Loans available to Borrower;

          (i) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect the security interests in and liens upon the Collateral of Collateral Agent or to effectuate the provisions or purposes of this

Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements by lessors, mortgagees and warehousemen used by Borrower;

          (j) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by the State Street Bank and Trust Company in its capacity as trustee in connection with certain notes issued by the predecessors of the Chapter 11 Borrowers or Chapter 11 Guarantors of any interest in and to any assets and properties of any Chapter 11 Borrower or Chapter 11 Guarantor or Borrower and any Obligor, duly authorized, executed and delivered by such trustee or otherwise for the benefit or on behalf of the holders of such notes, including, but not limited to, UCC termination statements for all UCC financing statements previously filed by or on behalf of such trustee or its predecessor (or otherwise for the benefit or on behalf of the holders of any of such notes), as secured party and any Chapter 11 Borrower or Chapter 11 Guarantor or Borrower or any Obligor (or any of their respective predecessors), as debtor and discharges and satisfactions of mortgages or deeds of trust previously executed by any Chapter 11 Borrower or Chapter 11 Guarantor or Borrower or any Obligor (or any of their respective predecessors) with, to or in favor of such trustee or its predecessor (or otherwise for the benefit of or on behalf of the holders of any of such notes);

          (k) Lender shall have received evidence, in form and substance satisfactory to Lender, that Collateral Agent has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

          (l) the Excess Availability shall be not less than $10,000,000, as of the date hereof, after giving effect to the initial Loans made or to be made and initial Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

          (m) Lender shall have received, in form and substance satisfactory to Lender, all Deposit Account Control Agreements with the banks at which Borrower and Guarantor have any deposit accounts, duly authorized, executed and delivered by such banks and Borrower or Guarantor (as applicable);

          (n) Lender shall have received the Intercreditor Agreement, in form and substance satisfactory to Lender, as duly authorized, executed and delivered by the Senior Secured Note Trustee (for itself and the holders of the Senior Secured Notes), Borrower and Guarantor;

          (o) Lender shall have received the Senior Secured Note Indenture and all related agreements, documents and instruments, which shall each be in form and substance satisfactory to Lender;

          (p) Lender shall have received and reviewed UCC and other lien search results for the jurisdiction of the chief executive office of Borrower and Guarantor, all jurisdictions in which assets of Borrower and Guarantor are located and the jurisdiction of incorporation for Borrower and Guarantor, which search results shall be in form and substance satisfactory to Lender;

          (q) Lender shall have received, in form and substance satisfactory to Lender, valid and effective endorsements to each of the existing title insurance policies previously issued to Lender (but not including for this purpose the policy to be issued with respect to the Mortgage on the Real Property located in Colt, Arkansas as provided below), which endorsements (i) confirm the insuring of the priority, amount and sufficiency of the Mortgages, (ii) provide for insuring against matters that would be disclosed by surveys and (iii) add any further legally available endorsements, assurances or affirmative coverage requested by Lender for protection of its interests;

          (r) Lender shall have received, in form and substance satisfactory to Lender, a valid and effective title insurance policy issued by a company and agent acceptable to Lender (i) insuring the priority, amount and sufficiency of the Mortgage with respect to the Real Property of Borrower located in Colt, Arkansas, (ii) insuring against matters that would be disclosed by surveys with respect to such Real Property and (iii) containing any legally available endorsements, assurances or affirmative coverage requested by Lender for protection of its interests;

          (s) Lender shall have received evidence, in form and substance satisfactory to Lender, that Borrower has good and marketable fee simple title to the Real Property located in Colt, Arkansas, currently leased to Borrower (or its predecessor);

          (t) Lender shall have received environmental audits of the plants and the owned Real Property of Borrower conducted by an independent environmental engineering firm acceptable to Lender, and in form, scope and methodology satisfactory to Lender, upon which Lender is expressly permitted to rely confirming (i) Borrower is in compliance with all material applicable Environmental Laws and (ii) the absence of any material environmental problems;

          (u) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Collateral Agent as loss payee and additional insured, as applicable;

          (v) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel(s) to Borrower and Guarantor with respect to the Financing Agreements, the security interests and liens of Collateral Agent with respect to the Collateral, the Merger Agreements, the effectiveness of the Mergers, the Confirmation Order and such other matters as Lender may reasonably request; and

          (w) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance reasonably satisfactory to Lender.

     4.2  Conditions Precedent to All Loans and Letter of Credit Accommodations.
          ---------------------------------------------------------------------
Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of

Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

          (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

          (b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has or could reasonably be expected to have a material adverse effect on the assets or business of Borrower or would impair the ability of Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements or of Collateral Agent or Lender to enforce any Obligations or realize upon any of the Collateral; and

          (c) no Event of Default and no act, condition or event which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5.  COLLECTION AND ADMINISTRATION
            -----------------------------

     5.1  Borrower's Loan Accounts. Lender shall maintain one or more loan
          ------------------------
account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

     5.2  Statements. Lender shall render to Borrower, each month a statement
          ----------
setting forth the balance in Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent fraud, mistake or manifest errors or omissions, be considered correct and deemed accepted by Borrower and Guarantor and conclusively binding upon Borrower and Guarantor as an account stated except to the extent that Lender receives a written notice from Borrower
       ------
of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender to Borrower. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

     5.3  Collection of Accounts.
          ----------------------

          (a) Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrower shall promptly deposit and direct its account debtors and secondary obligors and other obligors to directly remit all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. Borrower shall deliver, or cause to be delivered to Lender, a Depository Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in
Section 5.3 hereof or at any time and from time to time Collateral Agent may become Lender's customer with respect to the Blocked Accounts and promptly upon Lender's request, Borrower shall execute and deliver such agreements or documents as Lender may require in connection therewith. Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Collateral Agent or Lender, whether in respect of the Receivables, as other Collateral or otherwise, shall be treated as payments to Lender in respect of the Obligations and therefore shall constitute the property of Lender to the extent of the then outstanding Obligations.

          (b) For purposes of calculating the amount of the Loans available to Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender of immediately available funds in the Agent Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Lender in the Agent Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day.

          (c) Borrower and all of its directors, employees, agents, Subsidiaries and other Affiliates shall, acting as trustee for Collateral Agent, receive, as the property of Collateral Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Receivables or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Collateral Agent. In no event shall the same be commingled with Borrower's own funds. Borrower agrees to reimburse Collateral Agent and Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of payments by Collateral Agent or Lender to or indemnification of such bank or person in connection with such Blocked Account or any amounts received therein or transferred therefrom. The obligation of Borrower to reimburse Collateral Agent and Lender for such amounts pursuant to this Section 5.3 shall survive the termination or non-renewal of this Agreement.

     5.4  Payments.
          --------

          (a) All Obligations shall be payable to the Lender as provided in
Section 5.3 to such account or place as Lender may designate from time to time. Lender may apply payments received or collected from Borrower or for the account of Borrower (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees,
                                                   -----
indemnities or expense reimbursements then due to Collateral Agent and Lender from Borrower or Guarantor; second, to pay interest due in respect of any Loans;
                            ------
third, to pay principal due in respect of the Loans; fourth, to pay or prepay
-----                                                ------
any other Obligations whether or not then due, in such order and manner as Lender determines.

          (b) Notwithstanding anything to the contrary contained in this Agreement, (i) unless so directed by Borrower, or unless an Event of Default shall exist or have occurred and be continuing, Lender shall not apply any payments which it receives to any Eurodollar Rate Loans, except (A) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans, or (B) in the event that there are no outstanding Prime Rate Loans and
(ii) to the extent Borrower uses any proceeds of the Loans or Letter of Credit Accommodations to acquire rights in or the use of any Collateral or to repay any Indebtedness use to acquire rights in or the use of any Collateral, all payments in respect of the Obligations shall be deemed applied first to the Obligations arising from Loans and Letter of Credit Accommodations that were not used for such purposes and second to the Obligations arising from Loans and Letter of Credit Accommodations used to acquire rights in or the use of any Collateral in the chronological order in which Borrower acquired such rights or use.

          (c) At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Collateral Agent or Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Collateral Agent or Lender. Borrower shall be liable to pay to Collateral Agent and Lender, and does hereby indemnify and hold Collateral Agent and Lender harmless for, the amount of any such payments or proceeds surrendered or returned. This Section
5.4 shall remain effective notwithstanding any contrary action which may be taken by Collateral Agent or Lender in reliance upon such payment or proceeds. This Section 5.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     5.5  Authorization to Make Loans. Lender is authorized to make the Loans
          ---------------------------
and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be any of the persons listed on Schedule 5.5 hereto or such other persons as Borrower may at any time and from time to time designate in writing to Lender to be authorized to request Loans or Letter of Credit Accommodations or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. New York City time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

     5.6  Use of Proceeds. Borrower shall use the initial proceeds of the Loans
          ---------------
provided by Lender to Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrower to Lender on or about the date hereof, (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements, (c) for payments expressly provided for in the Plan and the Confirmation Order, and (d) for Borrower's working capital and other proper corporate purposes. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

SECTION 6.  COLLATERAL REPORTING AND COVENANTS
            ----------------------------------

     6.1  Collateral Reporting.
          --------------------

          (a) Borrower shall provide Lender with the following documents in a form reasonably satisfactory to Lender:

               (i) on a weekly basis or more frequently as Lender may request, a schedule of sales made, credits issued and cash received,

               (ii) on a weekly basis, perpetual inventory reports by category and location,

               (iii) on a monthly basis or more frequently as Lender may request, (A) agings of accounts payable (including the status of payments to owners and lessors of the leased premises of Borrower and the sales agent, warehouses and processors used by Borrower) and (B) agings of accounts receivable (together with a reconciliation to the previous month's general ledger),

               (iv) upon Lender's request, (A) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery documents for Inventory acquired by Borrower, and

               (v) such other reports as to the Collateral as Lender shall reasonably request from time to time.

          (b) If Borrower's or Guarantor's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

     6.2  Accounts Covenants.
          ------------------

          (a) Borrower shall notify Lender promptly of: (i) any material delay in such Borrower's performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to Borrower or Guarantor relating to the financial condition of any account debtor and (iii) any event or circumstance which, to Borrower's or Guarantor's knowledge, would be reasonably likely to cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension, or agreement with respect to any credit, discount, allowance or extension, shall be granted by Borrower to any account debtor without Lender's consent, except in the ordinary course of Borrower's
                                 ------
business consistent with the current practices of Borrower as of the date hereof and as to any such agreement so long as Lender shall have received notice thereof to the extent required under Section 6.1 above. So long as no Event of Default exists or has occurred and is continuing, Borrower in its discretion shall have the right to settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender (or Collateral Agent on behalf of Lender) shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

          (b) Without limiting the obligation of Borrower to deliver any other information to Lender, Borrower shall promptly report to Lender any return of Inventory by any one account debtor if the Inventory so returned in such case has a value in excess of $250,000. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon the request of Collateral Agent or Lender, (i) hold the returned Inventory in trust for Collateral Agent and Lender, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to

Collateral Agent's or Lender's instructions in good faith, and (iv) not issue any credits, discounts or allowances with respect thereto without Collateral Agent's or Lender's prior written consent.

               (c) With respect to each Account: (i) the amounts shown on any invoice or schedule thereof delivered to Lender shall be true and complete (other than as to de minimis amounts), (ii) no payments shall be made thereon except payments immediately delivered to Collateral Agent and Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of business of Borrower consistent with the current practices of Borrower as of the date hereof, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, State or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

          (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

          (e) Borrower shall use its best efforts to be certain that the correct dates are written on bills of lading with respect to goods shipped by Borrower to its customer and such bills of lading are otherwise properly completed and duly executed by the parties issuing such bills of lading.

          (f) Collateral Agent or Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors or any other obligor that the Receivables have been assigned to Collateral Agent and that Collateral Agent has a security interest therein and Collateral Agent or Lender may direct any or all accounts debtors or other obligors to make payment of Receivables directly to Collateral Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Collateral Agent and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Collateral Agent or Lender may in good faith deem necessary or desirable for the protection of their respective interests. At any time that an Event of Default exists or has occurred and is continuing, at Collateral Agent's or Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Collateral Agent and are payable directly and only to Collateral Agent and Borrower shall deliver to Collateral Agent or Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Collateral Agent or Lender may require.

     6.3 Inventory Covenants. With respect to the Inventory: (a) Borrower shall
         -------------------
at all times maintain inventory records reasonably satisfactory to Lender, keeping in all material respects correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrower shall conduct a physical count of the Inventory of Borrower at least once each year, but at any time or times as Lender may request on or after an Event of Default and for so long as the same is continuing, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Borrower's business and except to move Inventory directly from one location of Borrower set forth or permitted herein to another such location and except to discard obsolete Inventory or Inventory damaged or destroyed by casualty; (d) upon Lender's request, Borrower shall, at its expense, no more than twice in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default and for so long as the same is continuing, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely; (e) Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) as between Lender and Borrower, Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory (except in the ordinary course of business in accordance with the customary practices of Borrower as of the date hereof; (h) Borrower shall keep the Inventory in good and marketable condition in all material respects (other than obsolete Inventory or Inventory lost or damaged by any casualty or similar event); and (i) Borrower shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.

     6.4 Equipment and Real Property Covenants. With respect to the Equipment
         -------------------------------------
and Real Property: (a) upon Lender's request, Borrower shall, at its expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written appraisals as to the Equipment and/or Real Property in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender, and upon which Lender is expressly permitted to rely, (b) Borrower shall keep its Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrower shall use its Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity in all material respects with all applicable laws; (d) the Equipment is and shall be used in Borrower's business and not for personal, family, household or farming use; (e) Borrower shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrower or to move Equipment directly from one location set forth or permitted herein to another such location; (f) the Equipment is now and shall remain personal property and Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) Borrower assumes all responsibility and liability arising from the use of the Equipment and Real Property.

     6.5  Right to Cure. Lender may, at its option, (a) upon notice to Borrower
          -------------
cure any default by Borrower under any material agreement with a third party which affects any Collateral, the value of such Collateral or the ability of Collateral Agent or Lender to collect, sell or otherwise dispose of such Collateral or the rights and remedies of Lender hereunder or under any of the other Financing Agreements or the ability of Borrower or Guarantor to perform its obligations hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any judgment entered against Borrower or Guarantor, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Lender's good faith judgment, is reasonably necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Collateral Agent or Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

     6.6  Access to Premises. From time to time as requested by Lender, at the
          ------------------
cost and expense of Borrower, (a) Lender or its designee (including Collateral Agent) shall have complete access to all premises of Borrower and Guarantor during normal business hours and after reasonable prior notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's and Guarantor's books and records, including, without limitation, the Records (but as to the costs of field examinations conducted by Lender or Collateral Agent, subject to the limitations set forth in Section 8.19 hereof), and (b) Borrower and Guarantor shall promptly furnish to Collateral Agent or Lender such copies of such books and records or extracts therefrom as Lender or Collateral Agent may reasonably request, and (c) Lender or its designee (including Collateral Agent) may use during normal business hours such of Borrower's and Guarantor's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

SECTION 7.  REPRESENTATIONS AND WARRANTIES
            ------------------------------

     Borrower and Guarantor hereby jointly and severally represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrower:

     7.1  Corporate Existence, Power and Authority; Subsidiaries.  Borrower and
          ------------------------------------------------------
Guarantor are each a corporation duly organized and in good standing under the laws of its state of incorporation and are each duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary where the failure to so qualify would have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the other Financing Agreements to which it is a party and the transactions contemplated hereunder and thereunder (a) are all within Borrower's and Guarantor's corporate powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of Borrower's or Guarantor's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower or Guarantor is a party or by which Borrower or Guarantor or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or encumbrance upon any property of Borrower or Guarantor. This Agreement and the other Financing Agreements to which any Borrower or Guarantor is a party constitute legal, valid and binding obligations of Borrower and Guarantor enforceable in accordance with their respective terms. Borrower and Guarantor do not have any Subsidiaries except as set forth on
Schedule 7.1 to the Information Certificate.

     7.2  Financial Statements; No Material Adverse Change. All financial
          ------------------------------------------------
statements relating to Borrower and Guarantor which have been or may hereafter be delivered by Borrower or Guarantor to Lender have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes), and fairly present in all material respects the financial condition and the results of operation of Borrower and Guarantor as at the dates and for the periods set forth therein. Except as disclosed in any financial statements furnished by Borrower or Guarantor to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities and condition, financial or otherwise of Borrower, since the date of the most recent audited financial statements furnished by Borrower or Guarantor to Lender prior to the date of this Agreement.

     7.3  Chief Executive Office; Collateral Locations.
          --------------------------------------------

          (a) The exact legal name of Borrower and Guarantor are as set forth on the signature page of this Agreement and in the Information Certificate. Borrower and Guarantor have not, during the past five years, been known by or used by any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except for the Mergers and as set forth in the Information Certificate.

          (b) Borrower and Guarantor are each an organization of the type and organized in the jurisdiction set forth in the Information Certificate. The Information Certificate accurately sets forth the organizational identification number of Borrower and Guarantor or accurately states that

Borrower or Guarantor has none and accurately sets forth the federal employer identification number of Borrower and Guarantor.

          (c) The chief executive office and mailing address of Borrower and Borrower's Records and Guarantor and Guarantor's Records concerning Accounts are located only at the address identified as such in the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrower and Guarantor to establish new locations in accordance with Section 8.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof. Borrower or Guarantor do not have their respective chief executive offices and do not have any assets in the City of Roanoke, Virginia.

     7.4  Priority of Liens; Title to Properties. The security interests and
          --------------------------------------
liens granted to Collateral Agent under the Security Agreements and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 7.4 to the Information Certificate and the other liens permitted under Section 8.8 hereof., provided that the security interests and liens of Collateral Agent are not perfected as to Real Property which are not subject to the Mortgages unless and until the recording of mortgages or other appropriate instruments with respect thereto or as to any motor vehicles subject to certificates of title unless and until the lien of Collateral Agent may be noted on the applicable certificate of title as required under applicable state law. Borrower and Guarantor have good and marketable title to all of their respective properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Collateral Agent and such others as are specifically listed on Schedule 7.4 to the Information Certificate or permitted under Section 8.8 hereof.

     7.5  Tax Returns. Borrower and Guarantor have filed, or caused to be filed,
          -----------
in a timely manner all material tax returns, reports and declarations which are required to be filed by them. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower and Guarantor have paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by them, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all material accrued and unpaid Federal, State, county, local, foreign and other taxes of Borrower and Guarantor whether or not yet due and payable and whether or not disputed.

     7.6  Litigation. Except as set forth on Schedule 7.6 to the Information
          ----------
Certificate, there is no present investigation by any Governmental Authority pending, or to the best of Borrower's and Guarantor's knowledge threatened, against or involving Borrower or Guarantor, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's and Guarantor's knowledge threatened, against Borrower or Guarantor or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Borrower or Guarantor would result in any material adverse change in the assets or businesses of Borrower or Guarantor or would impair the ability of Borrower or Guarantor to perform its obligations hereunder or under any of the other Financing Agreements to which Borrower or Guarantor is a party or of Collateral Agent or Lender to enforce any Obligations or realize upon any Collateral.

     7.7  Compliance with Other Agreements and Applicable Laws.
          ----------------------------------------------------

          (a) Borrower and Guarantor are not in default under, or in violation of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound where such default or violation would have a Material Adverse Effect, except as set forth on Schedule 7.7(a) to the Information Certificate. Borrower and Guarantor are each in compliance in all respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local Governmental Authority where the failure to so comply would have a Material Adverse Effect.

          (b) Borrower has obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business (the "Permits"). Schedule 7.7(b) to the Information Certificate sets forth all of the Permits issued to or held by Borrower as of the date hereof by any Federal, State or local Governmental Authority and any applications pending by Borrower with such Federal, State or local Governmental Authority. The Permits constitute all permits, licenses, approvals, consents, certificates, orders or authorizations necessary for Borrower to own and operate its business as presently conducted or proposed to be conducted where the failure to have such Permits would have a Material Adverse Effect. All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

     7.8  Environmental Compliance.
          ------------------------

          (a) Except as set forth on Schedule 7.8 to the Information Certificate, Borrower, Guarantor and their respective Subsidiaries, have not, and have not permitted any Subsidiary to, generate, use, store, treat, transport, manufacture, handle, produce or dispose of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Borrower, Guarantor and their respective Subsidiaries comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

          (b) Except as set forth on Schedule 7.8 to the Information Certificate, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of Borrower's and Guarantor's knowledge threatened, with respect to (i) any non-compliance with or violation of the requirements of any Environmental Law by Borrower, Guarantor, or any Subsidiary, or (ii) the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Borrower or Guarantor or its business, operations or assets or any properties at which Borrower or Guarantor has transported, stored or disposed of any Hazardous Materials, which would have a Material Adverse Effect.

          (c) Except as set forth on Schedule 7.8 to the Information Certificate, Borrower, Guarantor and their respective Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

          (d) Borrower, Guarantor, and their respective Subsidiaries have all licenses, certificates, approvals or similar authorizations and other Permits required to be obtained or filed in connection with the operations of Borrower, Guarantor or Subsidiary under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect where the failure to have any of the foregoing would have a Material Adverse Effect.

     7.9  Capitalization. All of the issued and outstanding shares of Capital
          --------------
Stock of Borrower and Guarantor are directly and beneficially owned and held as set forth on Schedule 7.1 to the Information Certificate, have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except in favor of Collateral Agent.

     7.10 Employee Benefits.
          -----------------

          (a) Each Benefit Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Benefit Plan which is intended to qualify under Section 401(a) of the Code has received (or each predecessor plan has received) a favorable determination letter from the Internal Revenue Service and to the best of Borrower's and Guarantor's knowledge, nothing has occurred which would cause the loss of such qualification. Borrower and its ERISA Affiliates have made all required contributions to any Benefit Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Benefit Plan.

          (b) There are no pending or to the best of Borrower's and Guarantor's knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Benefit Plan that could reasonably be expected to result in liability of Borrower or Guarantor in excess of $100,000. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Benefit Plan.

          (c) Except as set forth on Schedule 7.10 hereto, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of each Benefit Plan's assets (determined in accordance with the assumptions used for funding such Benefit Plan pursuant to Section 412 of the Code) exceed such Benefit Plan's liabilities under Section 4001(a)(16) of ERISA; (iii) Borrower and its ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Benefit Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) Borrower and its ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) Borrower and its ERISA Affiliates have not engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     7.11 Intellectual Property. Borrower and Guarantor own or license or
          ---------------------
otherwise have the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, Borrower or Guarantor do not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 7.11 to the Information Certificate and has not granted any licenses with respect thereto other than as set forth in Schedule
7.11 to the Information Certificate. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. To the best of Borrower's and Guarantor's knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by Borrower or Guarantor infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting Borrower or Guarantor contesting its right to sell or use any such Intellectual Property. Schedule 7.11 to the Information Certificate sets forth all of the agreements or other arrangements of Borrower and Guarantor pursuant to which Borrower or Guarantor has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of Borrower or Guarantor as in effect on the date hereof. No trademark, servicemark or other Intellectual Property at any time used by Borrower or Guarantor which is owned by another person, or owned by Borrower or Guarantor subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Collateral Agent, is affixed to any Eligible Inventory, except to the extent permitted under the term of the license agreements listed on Schedule
7.11 to the Information Certificate.

     7.12 Labor Disputes.
          --------------

          (a) Set forth on Schedule 7.12 to the Information Certificate is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to Borrower and any union, labor organization or other bargaining agent in respect of the employees of Borrower on the date hereof.

          (b) Except as set forth on Schedule 7.12 to the Information Certificate, there is (i) no significant unfair labor practice complaint pending against Borrower or Guarantor or, to the best of Borrower's and Guarantor's knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against Borrower or, to best of Borrower's and Guarantor's knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against Borrower or Guarantor or, to the best of Borrower's and Guarantor's knowledge, threatened against Borrower or Guarantor.

     7.13 Corporate Name; Prior Transactions. Borrower and Guarantor have not,
          ----------------------------------
during the past five years, been known by or used by any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.

     7.14 Restrictions on Subsidiaries. Except for restrictions contained in
          ----------------------------
this Agreement or any other agreement with respect to Indebtedness of Borrower or Guarantor permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on Borrower or Guarantor or any of their respective Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between any Borrower or Guarantor and any of its Subsidiaries or (ii) between any Subsidiaries of Borrower or Guarantor or (b) the ability of Borrower or Guarantor to incur Indebtedness or grant security interests to Collateral Agent in the Collateral.

     7.15 Material Contracts. Schedule 7.15 to the Information Certificate sets
          ------------------
forth all Material Contracts to which Borrower is a party or is bound as of the date hereof. Borrower has delivered true, correct and complete copies of such Material Contracts to Lender on or before the date hereof. Except as set forth on Schedule 7.15 to the Information Certificate, Borrower is not in breach of or in default under any Material Contract and has not received any notice of the intention of any other party thereto to terminate any Material Contract.

     7.16 Confirmation Order. Borrower has delivered to Lender a complete and
          ------------------
correct copy of the Plan and the Confirmation Order (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). Borrower and Guarantor are not in default in the performance of or compliance with any provisions of the Plan. The Plan is in full force and effect as of the date hereof and has not been terminated, rescinded or withdrawn. The Confirmation Order is a Final Order and is in full force and effect, and has not been amended, modified or stayed and no appeal therefrom or request for hearing with respect thereto is pending. All conditions to confirmation and effectiveness of the Plan have been satisfied or validly waived pursuant to the Plan (other than conditions consisting of the effectiveness of this Agreement). Set forth on
Schedule 7.16 hereto is
a true and correct (a) list of the uses with respect to all cash amounts payable by Borrower and Guarantor on the Effective Date pursuant to the Plan and (b) list of all payments (and the approximate due dates therefor) which may be required to be made by Borrower and Guarantor in respect of claims pursuant to the Plan after the Effective Date and whether such claims are or purport to be secured claims. No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Confirmation Order and no governmental or other action or proceeding has been commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Confirmation Order.

     7.17 Merger.
          ------

          (a) Each of the Mergers is valid and effective in accordance with the terms of the Merger Agreements, and the corporation statute of the State of Delaware and Borrower is the surviving corporation pursuant to each of the Mergers (other than the Holding Company Merger) and Borrower has changed its name from Rubatex Corporation to RBX Industries, Inc. and Guarantor is the surviving corporation pursuant to the Holding Company Merger.

          (b) All actions and proceedings required by the Merger Agreements, applicable law and regulation have been taken and the transactions required thereunder had been duly and validly taken and consummated.

          (c) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Merger Agreements and no governmental action or proceeding has been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Merger Agreements.

          (d) Borrower and Guarantor have delivered, or caused to be delivered, to Lender, true, correct and complete copies of the Merger Agreements.

     7.18 Accuracy and Completeness of Information. All information furnished by
          ----------------------------------------
or on behalf of Borrower or Guarantor in writing to Lender pursuant to this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading in light of the circumstances under which they were made. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the businesses or assets of Borrower or Guarantor which has not been accurately disclosed to Lender in writing.

     7.19 Survival of Warranties; Cumulative. All representations and warranties
          ----------------------------------
contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower or Guarantor shall now or hereafter give, or cause to be given, to Lender.

SECTION 8. AFFIRMATIVE AND NEGATIVE COVENANTS
           ----------------------------------

     8.1  Maintenance of Existence. Borrower and Guarantor shall at all times
          ------------------------
preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all Permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on its business as presently or proposed to be conducted. Borrower and Guarantor shall give Lender thirty (30) days' prior written notice of any proposed change in its corporate name or any reincorporation of Borrower or Guarantor or other transaction which has the effect of changing the jurisdiction of incorporation of any Borrower or Guarantor. The notice of any such proposed change shall, in the case of a change in its corporate name, set forth the new name and in other cases the new jurisdiction of incorporation and such other information with respect to the transaction as may be required by Lender and Borrower or Guarantor shall deliver to Lender a copy of the amendment to the certificate of incorporation of Borrower or Guarantor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower or Guarantor as soon as it is available and such other information as Lender may require. In no event shall the foregoing be construed as a consent to any such transaction to the extent not otherwise permitted herein.

     8.2  New Collateral Locations. Borrower and Guarantor may open any new
          ------------------------
location within the continental United States provided Borrower and Guarantor
(a) give Lender thirty (30) days' prior written notice of the intended opening of any such new location and (b) execute and deliver, or cause to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect the interests of Lender and Collateral Agent in the Collateral at such location.

     8.3  Compliance with Laws, Regulations, Etc.
          --------------------------------------

          (a) Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, comply with all laws, rules, regulations, licenses, approvals, orders and other Permits applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority, including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws where the failure to so comply would have a Material Adverse Effect.

          (b) Borrower and Guarantor shall establish and maintain, at their expense, a system to assure and monitor its continued compliance with all Environmental Laws in all of its operations, which system shall include annual reviews of such compliance by employees or agents of Borrower and Guarantor who are familiar with the requirements of the Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrower and Guarantor to Lender. Borrower and Guarantor shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response.

          (c) Borrower and Guarantor shall give both oral and written notice to Lender immediately upon Borrower's or Guarantor's receipt of any notice of, or Borrower's or Guarantor's otherwise obtaining knowledge of, (i) the occurrence of any event involving the material release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any material non-compliance with or violation of any Environmental Law by Borrower or Guarantor or (B) the material release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials other than in accordance with applicable Environmental Laws or (D) any other environmental, health or safety matter, which affects Borrower or Guarantor or its business, operations or assets or any properties at which Borrower or Guarantor transported, stored or disposed of any Hazardous Materials.

          (d) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of Borrower or Guarantor in order to avoid any non-compliance, with any Environmental Law, Borrower or Guarantor shall, at Lender's request and Borrower's and Guarantor's expense: (i) cause an independent environmental engineer reasonably acceptable to Lender to conduct such tests of the site where Borrower's or Guarantor's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or Borrower's or Guarantor's response thereto or the estimated costs thereof, shall change in any material respect.

          (e) Borrower and Guarantor shall indemnify and hold harmless Lender, its directors, officers, employees, agents (including Collateral Agent), invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrower or Guarantor and the preparation and implementation of any closure, remedial or other required plans, other than for any such losses, claims, damages, liabilities, costs and expenses arising directly out of any act by

Lender or its agent (including Collateral Agent) or representatives on any premises of Borrower or Guarantor with respect to a Hazardous Material that constitutes gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction. All representations, warranties, covenants and indemnifications in this Section 8.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     8.4  Payment of Taxes and Claims. Borrower and Guarantor shall, and
          ---------------------------
shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, Guarantor or such Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Borrower and Guarantor shall be liable for any tax or penalties imposed on Lender or Collateral Agent as a result of the financing arrangements provided for herein and Borrower and Guarantor agree to indemnify and hold Lender and Collateral Agent harmless with respect to the foregoing, and to repay to Lender or Collateral Agent on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be
                          --------  ----
construed to require Borrower or Guarantors to pay any income or franchise taxes attributable to the income of Lender or Collateral Agent from any amounts charged or paid hereunder to Lender or Collateral Agent. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     8.5  Insurance. Borrower and Guarantor shall, at all times, maintain, or
          ---------
cause to be maintained, with reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrower and Guarantor shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrower or Guarantor fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All such policies shall provide for at least thirty (30) days' prior written notice to Collateral Agent of any cancellation or reduction of coverage and that Collateral Agent may act as attorney for Borrower or Guarantor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower and Guarantor shall cause Collateral Agent to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower and Guarantor shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Collateral Agent as its interests may appear and further specify that Collateral Agent shall be paid regardless of any act or omission by Borrower, Guarantor or any of their Affiliates. At its option, Collateral Agent or Lender may apply any insurance proceeds received by Collateral Agent or Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in accordance with the terms hereof or hold such proceeds as cash collateral for the Obligations.

     8.6  Financial Statements and Other Information.
          ------------------------------------------

          (a) Borrower and Guarantor shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the businesses of Borrower and Guarantor and their Subsidiaries in accordance with GAAP and Borrower and Guarantor shall furnish or cause to be furnished to
Lender: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Guarantor and its Subsidiaries as of the end of and through such fiscal month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and unaudited consolidating financial statements of Guarantor and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Guarantor and its Subsidiaries as of the end of and for such fiscal year, together with the opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of Guarantor and its Subsidiaries as of the end of and for the fiscal year then ended.

          (b) Borrower shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise,
(ii) any Material Contract being terminated or amended or any new Material Contract entered into (in which event Borrower shall provide Lender with a copy of such Material Contract), (iii) any order, judgment or decree in excess of $250,000 shall have been entered against Borrower or any of its properties or assets, (iv) any notification of violation of laws or regulations received by Borrower, (v) any ERISA Event, and (vi) the occurrence of any Event of Default or act, condition or event which, with notice or the passage of time or giving of notice or both, would constitute an Event of Default.

          (c) Borrower and Guarantor shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Borrower or Guarantor sends to its stockholders generally and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

          (d) Borrower and Guarantor shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the businesses of Borrower and Guarantor, as Lender may, from time to time, reasonably request, except that Borrower or Guarantor shall not be
                                  ------ ----
required to furnish to Lender any correspondence between

Borrower or Guarantor and its counsel which is subject to attorney-client privilege if the effect of furnishing such correspondence to Lender would result in the waiver of the attorney-client privilege as to such correspondence so furnished to Lender, provided, that, as to any such correspondence, promptly
                     --------  ----
upon Lender's request, Borrower and Guarantor shall provide to Lender an opinion letter, in form and substance satisfactory to Lender, stating that such correspondence is subject to the attorney-client privilege and furnishing it to Lender would constitute a waiver of the attorney-client privilege as to such correspondence. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the businesses of Borrower and Guarantor to any court or other Governmental Authority or to any participant or assignee or prospective participant or assignee. Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Collateral Agent and Lender, at Borrower's expense, copies of the financial statements of Borrower and Guarantor and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and Guarantor and to disclose to Collateral Agent and Lender such information as they may have regarding the businesses of Borrower and Guarantor. Any documents, schedules, invoices or other papers delivered to Collateral Agent or Lender may be destroyed or otherwise disposed of by Lender or Collateral Agent (as the case may be) one (1) year after the same are delivered to Lender or Collateral Agent (as the case may be), except as otherwise designated by Borrower to Lender and Collateral Agent in writing.

     8.7  Sale of Assets, Consolidation, Merger, Dissolution, Etc. Borrower and
          -------------------------------------------------------
Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly.

          (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it; or

          (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person except, for,
                 ------  ---

               (i)   sales of Inventory in the ordinary course of business,


               (ii)  the sale of any of the Bedford Real Estate; provided, that,
                                                                 --------  ----
as to each such sale, each of the following conditions is satisfied as determined by Lender: (A) Lender shall have received not less than ten (10) Business Days' prior written notice of the proposed sale by Borrower of such property, which notice shall set forth in reasonable detail satisfactory to Lender, the parties to such sale, the purchase price and the manner of payment thereof, the total amount of all cash or other proceeds (including the Net Cash Proceeds) which it is anticipated will be payable to Borrower with respect to such sale, the total estimated costs related to such sale and such other matters as Lender may request, (B) all of the proceeds from any such sale shall be paid directly to Lender on the date of the transfer of ownership or operation of such Real Property or any interest therein (or such earlier date as such amounts may be payable to Borrower), (C) the Net Cash Proceeds received by Lender on the date of the transfer of ownership or operation of any of such Real Property (or any interest therein) shall be not less than the amount set forth on Schedule
8.7 hereto with respect to such Real Property being sold, (D) fifty (50%) percent of all of such Net Cash Proceeds up to a maximum amount of $2,500,000 shall be held by Lender as cash collateral for all of the Obligations (which cash collateral shall constitute part of the Collateral, may be held by Lender in an account designated by Lender for such purpose in its books and records, may be commingled with Lender's own funds and in respect of which, so long as no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, Borrower shall receive a credit to its loan account on a monthly basis at a rate equal to three (3%) percent per annum less than the Prime Rate, adjusted effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs as calculated by Lender and calculated based on a three hundred sixty (360) day year and actual days elapsed), provided, that, in no event shall Borrower be required to pay (or
               --------  ----
be charged) any interest or other amounts to Lender in respect of such cash collateral, (E) fifty (50%) percent of all of such Net Cash Proceeds (and any amounts in excess of the $2,500,000 of cash collateral to be held by Lender as provided above) shall be applied to Obligations arising pursuant to the Revolving Loans, (F) such sale shall be on commercially reasonable prices and terms in a bona fide arms'-length transaction with a person that is not an
           ---- ----
Affiliate, (G) Borrower shall not incur any liabilities in connection with such sales except as permitted herein, (H) as of the date of such sale and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing;

               (iii) the sale by Borrower of any Equipment or Real Property (other than the Bedford Real Estate), provided, that, as to any such sale each
                                      --------  ----
of the following conditions is satisfied as determined by Lender: (A) Lender shall have received not less than ten (10) Business Days' prior written notice of the proposed sale by Borrower of such property, which notice shall set forth in reasonable detail satisfactory to Lender, the parties to such sale, the Equipment or Real Property to be sold, the purchase price and the manner of payment thereof, the total amount of all cash or other proceeds (including the Net Cash Proceeds) which it is anticipated will be payable to Borrower with respect to such sale, the total estimated costs related to such sale and such other matters as Lender may request, (B) all proceeds from any such sale shall be paid to Lender on the date of the transfer of ownership or operation of such Equipment or Real Property (or such earlier date as such amounts may be payable to Borrower), (C) the amount payable to Borrower in respect of the purchase price for such Equipment or Real Property (as the case may be) and the amount of the Net Cash Proceeds received by Lender on the date of the transfer of ownership or operation of such Equipment or Real Property (or any interest therein) shall be not less than the Minimum Sale Price for such Equipment or Real Property, (D) such sale shall be on commercially reasonable prices and terms in a bona fide arms'-length transaction with a person that is not an
           ---- ----
Affiliate, (E) all of the Net Cash Proceeds of any such sale shall be paid directly to Lender and shall be applied as a mandatory prepayment in respect of the installments of principal of the Term Loan in the inverse order of maturity,
(F) Borrower shall not incur any liabilities in connection with such sales except as permitted herein, (G) as of the date of such sale and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing;

               (iv) the grant by Borrower after the date hereof of a non-exclusive license to any person for the use of any Intellectual Property consisting of trademarks or patents owned by

Borrower, provided, that, as to each and all of such licenses, each of the
          --------  ----
following conditions is satisfied as determined by Lender: (A) at the time of the grant of the license and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing,
(B) the rights of the licensee in the trademarks or patents subject to such license shall be subject and subordinate in all respects to the rights therein of Collateral Agent, (C) such licenses shall not include any limitations or restrictions on the use of such trademarks or patents by Borrower or Guarantor or which would limit or restrict the ability of Lender to use such trademarks or patents pursuant to its rights hereunder or under any of the other Financing Agreements or to sell or otherwise realize on such trademarks or patents, except as Lender may otherwise agree in writing and (D) Lender shall have received true, correct and complete copies of the executed license agreement, promptly after the execution thereof;

               (v) the issuance and sale by Borrower of Capital Stock in accordance with the terms of the Plan and the issuance and sale by Borrower or Guarantor of Capital Stock of Borrower or Guarantor after the date hereof, provided, that, (A) as to any issuance and sale after the date hereof, Lender
--------  ----
shall have received not less than ten (10) Business Days' prior written notice of such issuance and sale by Borrower or Guarantor, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by Borrower or Guarantor from such sale, (B) Borrower or Guarantor shall not be required to pay any dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, unless otherwise permitted in Section
8.11 hereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that limit the right of Borrower to request or receive Loans or Letter of Credit Accommodations or to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrower or Guarantor with Lender or are more restrictive or burdensome to Borrower or Guarantor than the terms of any Capital Stock in effect on the date hereof, (D) all proceeds from any such issuance and sale by Borrower or Guarantor after the date hereof shall be paid to Lender for application to the Obligations in such order and manner as Lender may determine and (E) as of the date of such issuance and sale and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing;

               (vi) the issuance of Capital Stock of Borrower or Guarantor consisting of common stock pursuant to a stock option plan or 401(k) plan of Borrower or Guarantor for the benefit of its employees, directors and consultants, provided, that, (A) in no event shall Borrower or Guarantor be
             --------  ----
required to issue, or shall Borrower or Guarantor issue, Capital Stock pursuant to such stock option plan or 401(k) plan which would result in a Change of Control or other Event of Default and (B) Borrower shall give Lender prior written notice of the material terms of such stock option plan and such other information with respect thereto as Lender may reasonably request,

          (c)  wind up, liquidate or dissolve; or

          (d)  agree to do any of the foregoing.

     8.8  Encumbrances. Borrower and Guarantor shall not, and shall not permit
          ------------
any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, except:
                ------

          (a)  liens and security interests of Collateral Agent, provided, that,
                                                                 --------  ----
to the extent such liens and security interests on the Collateral are held for the benefit of the holders of the Senior Secured Notes or the Senior Secured Note Trustee, such interests shall be subject and subordinate in all respects to the liens and security interests of Collateral Agent to the extent held for the benefit of Lender;

          (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books;

          (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's or Guarantor's business (including carriers', warehousemen's, materialmen's and mechanics' liens) to the extent: (i) such liens secure Indebtedness or obligations which are not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or Guarantor, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

          (d) pledges and deposits of cash by Borrower or Guarantor after the date hereof in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits consistent with the current practices of Borrower and Guarantor as of the date hereof;

          (e) pledges and deposits of cash by Borrower after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of Borrower and Guarantor as of the date hereof; provided,
                                                                   --------
that, in connection with any performance bonds issued by a surety or other
----
person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance satisfactory to Lender;

          (f) liens arising from (i) operating leases and the precautionary UCC financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by Borrower or Guarantor located on the premises of Borrower or Guarantor (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of Borrower and Guarantor in effect on the date hereof and the precautionary UCC financing statement filings in respect thereof;

          (g) zoning restrictions, easements, reservations, exceptions, encroachments, rights of way, licenses, covenants and other restrictions or encumbrances affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the businesses of Borrower as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

          (h) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on real estate (including improvements thereto) arising after the date hereof; provided, that, (i) in no event shall
                                        --------  ----
the aggregate amount of the Indebtedness secured by such security interests or mortgages incurred in the fiscal year of Borrower ending December 31, 2001 exceed $2,000,000, or in the fiscal year of Borrower ending December 31, 2002 exceed $3,000,000, or in the fiscal year of Borrower ending December 31, 2003 exceed $5,000,000, or in any fiscal year thereafter exceed $1,000,000, provided, that, to the extent that the amount of such Indebtedness incurred by Borrower in any fiscal year is less than the amount otherwise permitted under this Section, the amount of such Indebtedness which may be incurred in the immediately following fiscal year shall be increased by such amount, up to a maximum such increase of $2,000,000 as to Indebtedness not incurred in the fiscal year of Borrower ending December 31, 2001 and up to a maximum for such increase of $1,000,000 in any fiscal year thereafter, (ii) such security interests and mortgages shall not apply to any property of Borrower other than the Equipment or real estate so acquired, and (iii) the Indebtedness secured thereby shall not exceed the cost of the Equipment or real estate so acquired, as the case may be; and

          (i) security interests and liens in existence on the date hereof which are set forth on Schedule 7.4 hereto.

     8.9  Indebtedness. Borrower and Guarantor shall not, and shall not permit
          ------------
any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, except for:
                                                  ------

          (a)  the Obligations;

          (b) purchase money Indebtedness (including Capital Leases) to the extent incurred or secured by liens (including Capital Leases) permitted under
Section 8.8(h) hereof;

          (c) Indebtedness of Guarantor evidenced by or arising under the Senior Secured Notes as in effect on the date hereof, provided, that:
                                                      --------  ----

               (i) the aggregate principal amount of such Indebtedness shall not exceed $25,000,000 (plus any principal arising pursuant to the payment of interest by incurring additional Indebtedness having substantially the same terms as the Senior Secured Notes as in effect on the date hereof), less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory, in respect thereof, plus interest thereon at the rate provided for in the Senior Secured Notes as in effect on the date hereof,

          (ii) Borrower and Guarantor shall not, directly or indirectly, make any payments in respect of such Indebtedness, except that Guarantor may regularly scheduled payments of interest in the form of additional indebtedness with substantially the same terms as the Senior Secured Notes (as in effect on the date hereof) in accordance with the terms of the Senior Secured Indenture as in effect on the date hereof until after the date that is the third anniversary of the date of this Agreement and thereafter in cash as provided in the Senior Secured Notes as in effect on the date hereof, with the entire principal balance payable on the date which is the fifth anniversary of the date hereof provided,
                                                                      --------
that, Guarantor may make regularly scheduled payments of interest when due in
----
accordance with the terms of the Senior Secured Notes (as in effect on the date hereof) in cash or other immediately available funds after the first anniversary of the date hereof, provided, that, as to any such payment Lender shall have
                    --------  ----
notified the Senior Secured Note Trustee in writing that each of the following conditions is satisfied:

                (A) no Event of Default, or act, condition or event which with notice or passage of time would constitute an Event of Default, shall exist or have occurred (provided, that, any such notice by Lender to Note Trustee shall
               --------  ----
not be deemed a waiver of any such Event of Default which may exist or a waiver or release of any rights or remedies of Lender or Collateral Agent pursuant to any such Event of Default or otherwise);

                (B) as of the date of any such payment, the Excess Availability shall have been not less than $5,000,000 for each of the immediately preceding thirty (30) consecutive days; and

                (C) as of the date of any such payment and after giving effect thereto, the Excess Availability shall be not less than $5,000,000;

          (iii) Borrower and Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change in any material respect any terms of such Indebtedness or any of the Senior Secured Notes, the Senior Secured Note Indenture or any related agreements, documents or instruments, except that
                                                               ------ ----
Guarantor may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose,

          (iv) nothing contained in this Section 8.9(c)(ii) shall be construed to limit the right of Borrower or Guarantor to make, and the Senior Secured Note Trustee to accept, payments required to be made by Borrower or Guarantor under the Senior Secured Note Indenture (as in effect on the date hereof) to Senior Secured Note Trustee solely for the account of Senior Secured Note Trustee and for its own benefit which payments are to be retained by Senior Secured Note

Trustee (and are not made to Senior Secured Note Trustee for distribution to any holder of any Senior Secured Notes), and

               (v) Borrower and Guarantor shall furnish to Lender all notices or demands in connection with such Indebtedness received by Borrower or Guarantor or on its behalf, promptly after receipt thereof or sent by Borrower or Guarantor or on its behalf concurrently with the sending thereof;

          (d) unsecured Indebtedness of Borrower, Guarantor or Subsidiary of Borrower or Guarantor to Borrower, Guarantor or Subsidiary arising after the last day of the month immediately prior to the date hereof pursuant to loans permitted under Section 8.10(j) hereof,

          (e) Indebtedness of Borrower, Guarantor or any of their respective Subsidiaries under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate exchange agreements or similar contractual arrangements intended to protect a Person against fluctuations in interest rates and currency swap agreements, forward currency purchase agreements or similar contractual arrangements intended to protect a Person against fluctuations in currency exchange rates; provided, that, such
                                                 --------  ----
arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than $250,000,000 and are not for speculative purposes and such Indebtedness shall be unsecured;

          (f)  Indebtedness arising pursuant to guarantees permitted under
Section 8.10 hereof;

          (g) Indebtedness of Borrower or Guarantor (or any of their respective Subsidiaries) set forth on Schedule 8.9 to the Information Certificate; provided, that, (i) Borrower, Guarantor or Subsidiary (as the case may be) may
--------  ----
only make regularly scheduled payments of principal, interest and fees, if any, in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) Borrower, Guarantor or Subsidiary (as the case may be) shall not, directly or indirectly, (A) amend, modify, alter or change in any material respect the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, except, that, Borrower,
                                                 ------  ----
Guarantor or Subsidiary may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make any covenants contained therein less restrictive or burdensome as to Borrower and Guarantor or otherwise more favorable to Borrower and Guarantor or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, (iii) Borrower and Guarantor shall furnish to Lender all notices or demands in connection with such Indebtedness received by Borrower or Guarantor or on its behalf, promptly after the receipt thereof or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof.

     8.10 Loans, Investments, Guarantees, Etc. Borrower and Guarantor shall not,
          -----------------------------------
and shall not permit any Subsidiary to, directly or indirectly, make or permit to exist any loans or advance money or property to any Person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the Indebtedness, performance, obligations or dividends of any Person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:
                                                   ------

          (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

          (b)  investments in cash or Cash Equivalents, provided, that, (i) no
                                                        --------  ----
Loans are then outstanding and (ii) as to any of the foregoing, unless waived in writing by Lender, Borrower and Guarantor shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments, including the execution and delivery of an Investment Property Control Agreement by the person then in possession of such investments;

          (c) the guarantee by Guarantor of the Obligations of Borrower in favor of Lender;

          (d) the existing equity investments of Borrower and Guarantor in its Subsidiaries as set forth on Schedule 7.1 to the Information Certificate and the existing investment of Borrower (as successor by merger to Rubatex) in NeoCork Technologies, L.L.C., provided, that, in each case, Borrower and Guarantor shall
                      --------  ----
not have any obligation to make any other or further investment or incur any liability in connection with any such investment;

          (e) stock or obligations issued to Borrower or Guarantor by any Person (or the representative of such Person) in respect of Indebtedness or other obligations of such Person owing to Borrower or Guarantor in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person or settlement or compromise of past due Accounts; provided, that, the original of any such stock
                                 --------  ----
or instrument evidencing such obligations shall be promptly delivered to Collateral Agent, upon Lender's request, together with such stock power, assignment or endorsement by Borrower or Guarantor as Lender may request;

          (f) obligations of account debtors to Borrower or Guarantor (or any of their respective Subsidiaries) arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to Borrower, Guarantor or Subsidiary (as the case may be); provided, that, promptly upon the
                                              --------  ----
receipt of the original of any such promissory note by Borrower, Guarantor or Subsidiary (as the case may be) such promissory note shall be endorsed to the order of Collateral Agent, by Borrower, Guarantor or Subsidiary (as the case may be) and promptly delivered to Collateral Agent as so endorsed;

          (g) loans or advances by Borrower, Guarantor or any of their respective Subsidiaries to any of its employees, after the date hereof, not to exceed the principal amount of $300,000 in the aggregate at any time outstanding in the ordinary course of Borrower's, Guarantor's or Subsidiary's business for reasonable and necessary work-related travel and other ordinary business expenses to be incurred by such employees in connection with their employment with Borrower, Guarantor or Subsidiary, as the case may be;

          (h) any investments of Borrower, Guarantor or any of their respective Subsidiaries in interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate exchange agreements or similar contractual arrangements intended to protect a Person against fluctuations in interest rates and currency swap agreements, forward currency purchase agreements or similar contractual arrangements intended to protect a Person against fluctuations in currency exchange rates provided, that, such
                                                --------  ----
arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than $250,000,000 and are not for speculative purposes and are unsecured;

          (i) the guarantee by Borrower of the Indebtedness of Guarantor evidenced by or arising under the Senior Secured Notes, in each case to the extent such Indebtedness is permitted under, and in all respects subject to,
Section 8.9 hereof, as such guarantee is in effect on the date hereof;

          (j) loans by Borrower to Guarantor or by Guarantor to Borrower after the date hereof, provided, that,
                 --------  ----

               (i) as to all of such loans, (A) within thirty (30) days after the end of each fiscal month, Borrower shall provide to Lender a report in form and substance satisfactory to Lender of the outstanding amount of such loans as of the last day of the immediately preceding month and indicating any loans made and payments received during the immediately preceding month, (B) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is promptly delivered to Lender upon its request to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Lender may require, and (C) as of the date of any such loan and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing,

               (ii) as of the date of any such loan by Borrower to Guarantor, and after giving effect thereto, the Excess Availability shall be not less than $10,000,000, except that any such loan, the proceeds of which are used by Guarantor only to make a regularly scheduled payment of interest in cash or other immediately available funds due substantially contemporaneously with the making of such loan in respect of the Indebtedness evidenced by the Senior Secured Notes permitted under Section 8.9(c) hereof, shall be subject to Excess Availability being in the amounts required for such payments by Guarantor under
Section 8.9(c) hereof;

               (iii) as to loans by Guarantor to Borrower, (A) the Indebtedness arising pursuant to such loan shall be subject to, and subordinate in right of payment to, the right of Lender to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Lender, (B) promptly upon Lender's request, Lender shall have received a subordination agreement, in form and substance satisfactory to Lender, providing for the terms of the subordination in right of payment of such Indebtedness of Borrower to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such

Guarantor and Borrower, and (C) Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness prior to the end of the then current term of this Agreement;

          (k)  the existing loans, advances and guarantees set forth on Schedule
8.10 to the Information Certificate, provided, that, as to such loans, advances
                                     --------  ----
and guarantees, (i) Borrower, Guarantor, or their respective Subsidiaries, as the case may be, shall not, directly or indirectly, (A) amend, modify, alter or change in any material respect the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire such guarantee or set aside or otherwise deposit or invest any sums for such purpose (except as expressly required pursuant to the terms thereof or pursuant to regularly scheduled payments permitted herein) and (ii) Borrower shall furnish to Lender all notices or demands in connection with such loans, advances or guarantees received by any Borrower, Guarantor or Subsidiary or on its behalf, promptly after the receipt thereof or sent by any Borrower, Guarantor or Subsidiary or on its behalf, concurrently with the sending thereof.

     8.11 Dividends and Redemptions. Borrower and Guarantor shall not, and shall
          -------------------------
not permit any of their respective Subsidiaries to, directly or indirectly, declare or pay any dividends on account of any shares of class of Capital Stock of Borrower or Guarantor (or Subsidiary) now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except that any
                                                                ------ ----
Subsidiary of Borrower may pay dividends to Borrower.

     8.12 Transactions with Affiliates. Borrower and Guarantor shall not, and
          ----------------------------
shall not permit any Subsidiary to, directly or indirectly,

          (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other Affiliate of Borrower or Guarantor, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's, Guarantor's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower, Guarantor or such Subsidiary, as the case may be, than Borrower, Guarantor or such Subsidiary, as the case may be, would obtain in a comparable arm's length transaction with a person who is not an Affiliate; or

          (b) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or other Affiliate of Borrower or Guarantor, except: (i) compensation to officers, employees and directors for services
------
rendered to Borrower, Guarantors or any of their respective Subsidiaries in the ordinary course of business consistent with the current practices of Borrower, Guarantors or any of their respective Subsidiaries as of the date hereof, and
(ii) Borrower may repay the

Indebtedness of Borrower or Guarantor to any other Borrower or Guarantor to the extent permitted under Section 8.10 hereof.

         8.13 Compliance with ERISA. Borrower and Guarantor shall, and shall
              ---------------------
cause each of its ERISA Affiliates to, except as set forth on Schedule 7.10 to the Information Certificate: (a) maintain each Benefit Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Benefit Plan which is qualified under
Section 401(a) of the Code to maintain such qualification; (c) not terminate any of such Benefit Plans so as to incur any liability to the Pension Benefit Guaranty Corporation in an amount in excess of $100,000; (d) not allow or suffer to exist any prohibited transaction involving any of such Benefit Plans or any trust created thereunder which would subject any Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA in an amount in excess of $100,000; (e) make all required contributions to any Benefit Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Benefit Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Benefit Plan; or (g) not allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Benefit Plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation.

         8.14 Adjusted Tangible Net Worth. Borrower and its Subsidiaries shall,
              ---------------------------
at all times, maintain Adjusted Tangible Net Worth of not less than negative $24,500,000. For purposes of this Section 8.14, the calculation of Adjusted Tangible Net Worth shall be done without regard to the effects of "fresh start" accounting on the amounts of the assets and liabilities of Borrower and shall be based on GAAP as applied to Borrower and its Subsidiaries immediately prior to giving effect to the principles of "fresh start" accounting.

         8.15 Minimum Excess Availability. The amount of Excess Availability
              ---------------------------
shall, at all times, be equal to or greater than $5,000,000, provided, that, (a)
                                                             --------  ----
such $5,000,000 shall be reduced to $2,500,000 effective as of the date that each of the following conditions is satisfied as determined by Lender: (i) Lender shall have received the audited consolidated financial statements of Borrower and its Subsidiaries for the fiscal year of Borrower ending December 31, 2001, together with the unqualified opinion of the independent certified public accountants of Borrower with respect thereto in accordance with Section
8.6 hereof, (ii) the EBITDA of Borrower and its Subsidiaries for such fiscal year based on such audited financial statements shall be not less than $7,250,000, (iii) no Event of Default, or act, condition or event which with notice of passage of time or both would constitute an Event of Default, shall exist or have occurred on or before the date of reduction, (iv) as of the date of such reduction, the Excess Availability shall be not less than $7,500,000 and
(b) in the event that each of the conditions set forth in Section 8.15(a) have been satisfied and the $5,000,0000 reduced to $2,500,000, such $2,500,000 shall be reduced to zero and this Section 8.15 of no further force and effect, if each of the following conditions is satisfied as determined by Lender on and after the date which is one hundred eighty (180) days after the effective date of the reduction pursuant to Section 8.15(a): (i) the EBITDA of Borrower and its Subsidiaries for the period from January 1, 2002 through and including the month end immediately prior to the effective date of such reduction pursuant to this Section 8.15(b) shall be not less than the amount set forth on Schedule 8.15 hereto for such fiscal month end, as set forth in the financial statements received by Lender for such period in accordance with Section 8.6 hereof, (ii) no Event of Default, or act, condition or event which with notice of passage of time or both would constitute an Event of Default, shall exist or have occurred on or before the date of reduction, (iii) as of the date of such reduction, the Excess Availability shall be not less than $7,500,000 and (iv) each of the other conditions set forth in this Section 8.15(b) shall have been satisfied by no later December 31, 2002. The calculation of EBITDA of Borrower and its Subsidiaries for purposes of this
Section 8.15 shall be without regard to the effects of "fresh start" accounting principles as the same may be applied to Borrower. Upon Lender's request, Borrower shall provide to Lender a reconciliation of the calculation of EBITDA for the applicable period as between the financial statements of Borrower after giving effect to "fresh start" accounting principles and the financial statements of Borrower without giving effect to "fresh start" accounting principles.

         8.16 End of Fiscal Years; Fiscal Quarters. Borrower and Guarantor
              ------------------------------------
shall, for financial reporting purposes, cause its, and each of its Subsidiaries' (a) fiscal years to end on December 31 of each year and (b) fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

         8.17 Change in Business. Borrower and Guarantor shall not engage in any
              ------------------
business other than the business of Borrower or Guarantor on the date hereof and any business reasonably related, ancillary or complimentary to the business in which Borrower or Guarantor is engaged on the date hereof.

         8.18 Limitation of Restrictions Affecting Subsidiaries. Borrower shall
              -------------------------------------------------
not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of Borrower or Guarantor to (a) pay dividends or make other distributions or pay any Indebtedness owed to Borrower or Guarantor or any Subsidiary of Borrower; (b) make loans or advances to Borrower, Guarantor or any Subsidiary of Borrower or Guarantor, (c) transfer any of its properties or assets to Borrower or Guarantor or any Subsidiary of Borrower or Guarantor; or
(d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Borrower, Guarantor or any of its Subsidiaries, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of Borrower or Guarantor or its Subsidiary, (v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of Borrower or Guarantor prior to the date on which such Subsidiary was acquired by Borrower and outstanding on such acquisition date, and (vi) the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such
        --------  ----
extension or continuation are no less favorable to Lender than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

         8.19     Business Plan Evaluations.  Without limiting any other rights
                  -------------------------
or remedies of Lender hereunder or under any of the other Financing Agreements, in addition to, and not in limitation of, any other information which Lender may be entitled to receive hereunder or otherwise, promptly upon Lender's request, at any time and from time to time as provided below, Borrower shall retain a third party specified by Lender, or at Lender's option, Lender may retain such third party, in either case at Borrower's cost and expense, to conduct an evaluation and review of Borrower, its business, assets, operations (including personnel) and financial performance, including but not limited to, a review of the performance of Borrower with respect to its business plan as provided to Lender prior to the date hereof, and to prepare such studies and reports with respect thereto as Lender may specify, in the event that either (a) the EBITDA of Borrower and its Subsidiaries for the fiscal year ending December 31, 2001 is less than $7,250,000 (with such EBITDA calculated without regard to the application of "fresh start" accounting principles thereto), or (b) the Excess Availability shall be less than $7,500,000 as of any date ten (10) days before or after the date of the receipt by Lender of the audited consolidated financial statements of Borrower and its Subsidiaries for the fiscal year of Borrower ending December 31, 2001 or (c) at any time, the EBITDA of Borrower and its Subsidiaries (with such EBITDA calculated without regard to the application of "fresh start" accounting principles thereto) for any period indicated on
Schedule 8.19 hereto is less than the amount set forth on Schedule 8.19 hereto for such fiscal period or (d) the Excess Availability shall be less than $7,500,000 as of any date ten (10) days before or after the date which is one hundred eighty (180) days after the date of the receipt by Lender of the audited financial statements of Borrower and its Subsidiaries for the fiscal year of Borrower ending December 31, 2001, together with the opinion of the independent certified public accountants of Borrower with respect thereto or (e) any Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred. Borrower and Guarantor shall, and shall cause their respective officers, directors, employees and agents, to cooperate with the third party conducting such evaluation and studies, including promptly providing such information to such third party as it may request.

         8.20     Costs and Expenses. Borrower and Guarantor shall pay to Lender
                  ------------------
on demand all reasonable costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's or Collateral Agent's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums for insurance coverage paid by Lender or Collateral Agent as permitted hereunder, inspections, appraisal fees and search fees; (c) all insurance premiums, appraisal fees and search fees; (d) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (e) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (f) costs and expenses of preserving and protecting the Collateral; (g) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the

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


security interests and liens of Collateral Agent or Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Collateral Agent or Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); (h) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Collateral Agent or Lender during the course of periodic field examinations of the Collateral and Borrower's and Guarantor's operations, plus a per diem charge at the rate of $750 per person per day for Collateral Agent's or Lender's examiners in the field and office (provided, that, so long as at the time any such field examination is conducted no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, Borrower shall not be required to pay such per diem charge for Collateral Agent's or Lender's examiners for more than five (5) field examinations in any twelve (12) month period); and (i) the fees and disbursements of counsel (including legal assistants) to Collateral Agent or Lender in connection with any of the foregoing.

         8.21 Further Assurances. At the request of Lender at any time and from
              ------------------
time to time, Borrower and Guarantor shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral of Collateral Agent and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied in all material respects. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied in all material respects.

SECTION 9.  EVENTS OF DEFAULT AND REMEDIES
            ------------------------------

         9.1  Events of Default. The occurrence or existence of any one or more
              -----------------
of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

              (a)   (i) Borrower fails to pay when due any of the Obligations
or (ii) Borrower, Guarantor, or any Subsidiary fails to perform any of the covenants contained in Sections 8.2, 8.3, 8.4. 8.6, 8.13, 8.16, 8.17 and 8.18 of
this Agreement and such failure shall continue for ten (10) days; provided that,
                                                                  -------- ----
such ten (10) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach of Borrower, Guarantor or any Subsidiary of any such covenant or (iii) Borrower, Guarantor, any Subsidiary or other Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Section 9.1(a)(i) and 9.1(a)(ii) above;

                  (b) any representation, warranty or statement of fact made by Borrower or Obligor to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

                  (c) any Obligor revokes, terminates or fails to perform any of the material terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

                  (d) any judgment for the payment of money is rendered against Borrower or any Obligor in excess of $500,000 in any one case or in excess of $1,000,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of forty-five (45) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor which has or is reasonable likely to have a Material Adverse Effect or any attachment, garnishment or execution is rendered against Collateral having a value in excess of $500,000 in the aggregate or the Blocked Accounts;

                  (e) Borrower or Guarantor dissolves or suspends or discontinues doing business;

                  (f) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect (other than to the extent of the retention of jurisdiction by the Bankruptcy Court with respect to the Chapter 11 Cases) or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or Guarantor or for all or any part of its property;

                  (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect (other than to the extent of the retention of jurisdiction by the Bankruptcy Court with respect to the Chapter 11 Cases) or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed against Borrower or Guarantor or all or any part of its property and such petition or application is not dismissed within thirty (30) days after the date of its filing or Borrower or Guarantor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

                  (h) any default or event of default under any agreement, document or instrument relating to any Indebtedness owing by Borrower or Guarantor to any person other than Lender, in any case in an amount in excess of $500,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by any Borrower or Guarantor under the Plan, the Confirmation Order, the Senior Secured Note Indenture or the Senior Secured Notes or any Material Contract or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

                  (i) any failure by Borrower or Guarantor to observe or perform any of the material terms or conditions of any material order or stipulation entered by or with the Bankruptcy Court in the Chapter 11 Cases applicable to it;

                  (j) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of any Borrower in an aggregate amount in excess of $500,000;

                  (k) the indictment by any Governmental Authority, or as Lender may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of Borrower of which Borrower, Obligor or Lender receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Lender, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral having a value in excess of $500,000 or (ii) any other property of Borrower which is necessary or material to the conduct of its business;

                  (l)   any Change of Control;

                  (m) there shall be a material adverse change in the business or assets of Borrower or any Obligor after the date hereof (but the foregoing shall not be construed to include any event affecting the industry of Borrower generally except to the extent such event has a Material Adverse Effect); or

                  (n) there shall be an event of default under any of the other Financing Agreements.

         9.2      Remedies.
                  --------

                  (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Collateral Agent or Lender hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Collateral Agent or Lender may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

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

                  (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any
                                     --------  ----
Event of Default described in Sections 9.1(f) and 9.1(g), all Obligations shall automatically become immediately due and payable), and/or (ii) terminate this Agreement.

                  (c) For the purpose of enabling Lender or Collateral Agent to exercise the rights and remedies hereunder, Borrower and Guarantor hereby grants to Lender and Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Borrower or Guarantor) to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and General Intangibles now owned or hereafter acquired by Borrower or Guarantor, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

                  (d) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

                  (e) Without limiting the foregoing, (i) upon the occurrence of an Event of Default or an act, condition or event which with notice or passage of time or both would constitute an Event of Default, and for so long as the same is continuing, Lender may, at its option, without notice, cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrower and/or (ii) upon the occurrence of an Event of Default and for so long as the same is continuing, Lender may, at its option, terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrower.

SECTION 10.  ACKNOWLEDGMENT AND RESTATEMENT
             ------------------------------

         10.1  Existing Obligations. Borrower and Guarantor each hereby
               --------------------
acknowledges, confirms and agrees that Borrower and Guarantor are indebted to Lender for loans and advances to Borrower under the Existing Agreements, as of the close of business on August 23, 2001, in the aggregate principal amount of $14,639,424.40 and the aggregate amount of $1,128,884 in respect of Letter of Credit Accommodations (as defined in the Existing Agreements), together with all interest accrued and accruing thereon (to the extent applicable), and all fees, costs, expenses and other charges relating thereto, all of which are unconditionally owing by Borrower and Guarantor to Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever.

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

         10.2  Acknowledgment of Security Interests.
               ------------------------------------

                  (a) Borrower and Guarantor each hereby acknowledges, confirms and agrees that Lender has and Collateral Agent on behalf of Lender shall continue to have a security interest in and lien upon the Collateral heretofore granted to Lender pursuant to the Existing Agreements to secure the Obligations, as well as any Collateral granted under this Agreement or under any of the other Financing Agreements or otherwise granted to or held by Collateral Agent or Lender.

                  (b) The liens and security interests of Collateral Agent in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests to Lender, whether under the Existing Agreements, this Agreement or any of the other Financing Agreements.

         10.3  Existing Agreements. Borrower and Guarantor each hereby
               -------------------
acknowledges, confirms and agrees that: (a) the Existing Agreements have been duly executed and delivered by Borrower and Guarantor and are in full force and effect as of the date hereof and (b) the agreements and obligations of Borrower and Guarantor contained in the Existing Agreements constitute the legal, valid and binding obligations of Borrower and Guarantor enforceable against it in accordance with their respective terms and Borrower and Guarantor each has no valid defense to the enforcement of such obligations and (c) Lender (and Collateral Agent on behalf of Lender) are entitled to all of the rights and remedies provided for in the Existing Agreements.

         10.4  Restatement.
               -----------

                  (a) Except as otherwise stated in Section 10.2 hereof and this
Section 10.4, as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Agreements are hereby amended and restated in their entirety, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement and the other Financing Agreements, except that nothing herein or in the other Financing
                            ------
Agreements shall impair or adversely affect the continuation of the liability of Borrower or Guarantor for the Obligations heretofore incurred during the Chapter 11 Cases (as predecessors to Borrower and Guarantor) and the security interests, liens and other interests in the Collateral heretofore granted, pledged and/or assigned by Borrower and Guarantor (including during the Chapter 11 Cases), as predecessors to Borrower or Guarantor or otherwise, to Lender, which on and after the date hereof shall be deemed to have been granted to Collateral Agent. The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Indebtedness and other obligations and liabilities of Borrower or Guarantor evidenced by or arising under the Existing Agreements, and the liens and security interests of Lender securing such Indebtedness and other obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect in favor of Collateral Agent for the benefit of Lender.

                  (b) The principal amount of the Loans and the amount of the Letters of Credit Accommodations outstanding as of the date hereof under the Existing Agreements shall be

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

allocated to the Loans and Letter of Credit Accommodations hereunder in such manner and in such amounts as Lender shall determine.

         10.5 Release. Borrower and Guarantor each for itself and its successors
              -------
and assigns does hereby remise, release, discharge and hold Lender, its officers, directors, agents and employees and their respective predecessors, successors and assigns harmless from all claims, demands, debts, sums of money, accounts, damages, judgments, financial obligations, actions, causes of action, suits at law or in equity, of any kind or nature whatsoever, whether or not now existing or known, which Borrower, Guarantor or their respective successors or assigns has had or may now or hereafter claim to have against Lender or its officers, directors, agents and employees and their respective predecessors, successors and assigns in any way arising from or connected with the Existing Agreement or the arrangements set forth therein or transactions thereunder up to and including the date hereof, except to the extent Borrower shall notify Lender
                               ------
in writing of any specific exceptions to charges for interest, fees, costs and expenses set forth in the most recent monthly statement of Borrower's loan account sent by Lender to Borrower prior to the date hereof pursuant to the Existing Agreements within thirty (30) days after the date hereof.

SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS
                  AND CONSENTS; GOVERNING LAW
                  ---------------------------

         11.1   Governing Law; Choice of Forum; Service of Process; Jury Trial
                --------------------------------------------------------------
Waiver.
------

                  (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (other than the Mortgages to the extent provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

                  (b) Borrower, Guarantor and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York and waive any objection based on venue or forum
                                                                        -----
non conveniens with respect to any action instituted therein arising under this
--- ----------
Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower, Guarantor or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower, Guarantor or its property).

                  (c) Borrower and Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return

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

receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrower or Guarantor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower or Guarantor shall appear in answer to such process, failing which Borrower or Guarantor shall be deemed in default and judgment may be entered by Lender against Borrower or Guarantor for the amount of the claim and other relief requested.

                  (d) BORROWER, GUARANTOR AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER, GUARANTOR AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER, GUARANTOR OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  (e) Lender and Collateral Agent shall not have any liability to Borrower or Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by Borrower or Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Collateral Agent or Lender (as the case may be), that the losses were the result of acts or omissions constituting gross negligence, willful misconduct or bad faith. In any such litigation, Lender and Collateral Agent shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

         11.2     Waiver of Notices. Borrower and Guarantor hereby expressly
                  -----------------
waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices, of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower or Guarantor which Lender or Collateral Agent may elect to give shall entitle Borrower or Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         11.3     Amendments and Waivers. Neither this Agreement nor any
                  ----------------------
provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written

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

agreement signed by an authorized officer of Lender, and as to amendments or modifications, also signed by an authorized officer of Borrower and Guarantor. Lender and Collateral Agent shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Collateral Agent or Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Collateral Agent or Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

         11.4  Waiver of Counterclaims. Borrower and Guarantor each waives all
               -----------------------
rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

         11.5  Indemnification. Borrower and Guarantor shall indemnify and hold
               ---------------
Collateral Agent, Lender, and their respective directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the reasonable fees and expenses of counsel, except for such losses, claims, damages, liabilities, costs or expenses resulting from the gross negligence, wilful misconduct or bad faith of Collateral Agent or Lender, or their respective directors, agents, employees or counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower and Guarantor shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.


SECTION 12.    TERM OF AGREEMENT; MISCELLANEOUS
               --------------------------------

         12.1  Term.
               ----

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

                  (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date") and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Lender or Borrower may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that,
                                                               --------  ----
this Agreement and all other Financing Agreements must be terminated simultaneously. In addition, Borrower may terminate this Agreement at any time upon ten (10) days prior written notice to Lender (which notice shall be irrevocable) and Lender may terminate this Agreement at any time upon an Event of Default. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations that are not contingent and shall furnish cash collateral, if any, to Lender (or at Lender's option, a letter of credit issued for the account of Borrower and at Borrower's cost and expense, in form and substance satisfactory to Lender, by an issuer acceptable to Lender and payable to Lender as beneficiary) in such amounts as Lender determines in good faith are reasonably necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. The amount of such cash collateral (or letter of credit, as Lender may determine) as to any Letter of Credit Accommodations shall be in the amount equal to one hundred ten (110%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations. Such payments in respect of the Obligations and cash collateral, if any, shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate to Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, New York City time.

                  (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower or Guarantor of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and the continuing security interest of Lender in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, Borrower and Guarantor each waives any rights it may have under the UCC (or any replacement section) to demand the filing of termination statements with respect to the Collateral, and Lender and Collateral Agent shall not be required to send such termination statements to Borrower or Guarantor, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds.

                  (c) In the event that this Agreement is terminated prior to the end of the then current term thereof for any reason, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

       -------------------------------------------------------------------------
                    Amount                               Period
                    ------                               ------
       -------------------------------------------------------------------------
        (i)   Two (2%) percent of the    From the date hereof to and including
              Maximum Credit             the first anniversary of the date
                                         hereof

       -------------------------------------------------------------------------
        (ii)   One (1%) percent of the   From and after the first anniversary
               Maximum Credit            of the date hereof and on or prior to
                                         the second anniversary of the date
                                         hereof
       -------------------------------------------------------------------------
        (iii)  One-half (1/2%) percent   From and after the second anniversary
               of the Maximum Credit     of the date hereof and prior to the
                                         third anniversary of the date hereof.

       -------------------------------------------------------------------------

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower and Guarantor agree that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 9.1(f) and 9.1(g) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

          (d) Notwithstanding anything to the contrary contained in Section 12.1(c), in the event of the termination of this Agreement by Borrower prior to the end of the then current term or renewal term of this Agreement and the full and final repayment of all of the Obligations and the receipt by Lender of cash collateral (or letter of credit) all as provided in Section 12.1(a) above prior to the end of such term, Borrower shall not be required to pay to Lender an early termination fee if such payments are made to Lender with the initial proceeds of a revolving credit facility and term loan provided by First Union National Bank to Borrower (where Lender is not the agent) to replace the working capital facility being provided by Lender to Borrower pursuant to the terms of this Agreement.

      12.2     Interpretative Provisions.
               -------------------------

          (a) All terms used herein which are defined in Article 1, Article 8 or Article 9 of the UCC shall have the meanings given therein as it is in effect on the date hereof unless otherwise defined in this Agreement.

          (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

          (c) All references to Borrower or Guarantor pursuant to the definitions set forth in the recitals hereto shall include its successors and assigns. All references to Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

          (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          (e) The word "including" when used in this Agreement shall mean "including, without limitation".

          (f) The term "good faith" when used in this Agreement shall mean "honesty in fact in the conduct or transaction concerned." Borrower and Guarantor shall have the burden of proving any lack of good faith on the part of Lender alleged by them at any time.

          (g) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 10.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender.

          (h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Borrower or Guarantor most recently received by Lender prior to the date hereof.

          (i) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

          (j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

          (k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

          (m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Lender and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Lender merely because of Lender's involvement in their preparation.

      12.3     Notices. All notices, requests and demands hereunder shall be in
               -------
writing and (a) made to Lender at its address set forth on the signature pages hereof and to Borrower at its chief executive office set forth on the signatures pages hereof, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

      12.4     Partial Invalidity. If any provision of this Agreement is held to
               ------------------
be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

      12.5     Successors. This Agreement, the other Financing Agreements and
               ----------
any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower, Guarantor and their respective successors and assigns, except that Borrower and Guarantor may not assign their rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

      12.6     Confidentiality.
               ---------------

          (a) Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrower pursuant to this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by Borrower to Lender, provided, that, nothing
                                                --------  ----
contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which Lender is a party, (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) shall have first been advised in writing to treat such information as confidential, or (v) to counsel for Lender or any participant or assignee (or prospective participant or assignee).

          (b) In no event shall this Section 12.6 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by Borrower, Guarantor or any third party without breach of this Section 12.6 or otherwise become generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Lender on a non-confidential basis from a person other than Borrower or Guarantor, (iii) require Lender to return any materials furnished by Borrower or Guarantor to Lender or (iv) prevent Lender from responding to routine informational requests in accordance with the Code of
                                                                    -------
Ethics for the Exchange of Credit Information promulgated by The Robert Morris
---------------------------------------------
Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Lender under this Section 12.6 shall supersede and replace the obligations of Lender under any confidentiality letter signed prior to the date hereof.

      12.7     Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, and by Lender, Borrower and Guarantor in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

      12.8     Entire Agreement. This Agreement, the other Financing Agreements,
               ----------------
any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

      IN WITNESS WHEREOF, Lender, Borrower and Guarantor have caused these presents to be duly executed as of the day and year first above written.

                                            CONGRESS FINANCIAL CORPORATION

                                            By:  /s/Peter R. Seckel
                                                 ------------------

                                            Title:  SVP
                                                    ---

                                            Address:
                                            -------

                                            1133 Avenue of the Americas
                                            New York, New York 10036


RBX CORPORATION                             RBX INDUSTRIES, INC.

By:  /s/ Eugene I. Davis                    By:  /s/ Eugene I. Davis
     ---------------------------------           -------------------

Title:  CRO and President                   Title:  CRO and President
        ------------------------------              -----------------

Chief Executive Office:                     Chief Executive Office:
----------------------                      ----------------------

5221 Valleypark Drive                       5221 Valleypark Drive
Roanoke, Virginia 24019                     Roanoke, Virginia 24019

                                    EXHIBIT A

                             INFORMATION CERTIFICATE
                                       OF
                              RBX INDUSTRIES, INC.
                                       AND
                                 RBX CORPORATION


                                                    Dated: As of August 27, 2001


Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036




In connection with certain financing provided or to be provided by you ("Lender"), each of the undersigned (individually, a "Company" and, collectively, the "Companies") jointly and severally represents and warrants to Lender the following information about it, its organizational structure and other matters of interest to Lender (capitalized terms used herein and not specifically defined shall have the meaning given such terms in the Loan Agreement):

1. The full and exact name of each Company as set forth in its certificate of incorporation (or its certificate of formation or other organizational document filed with the applicable state governmental authority, as the case may be) is as follows:

                  RBX Corporation
                  RBX Industries, Inc.

2. Each Company uses and owns the following trade name(s) in the operation of its business (e.g., billing, advertising, etc.; note: do not include names which are product names only):

                    Company                                 Trade Names
                    -------                                 -----------
                    RBX Corporation                         RBX

                    RBX Industries, Inc.                    Rubatex
                                                            Rubatex Corporation
                                                            Groendyk Manufacturing Company
                                                            OleTex, Inc.
                                                            Midwest Rubber Custom Mixing Corporation
                                                            Hoover-Hanes Rubber Custom Mixing Corp

3.       Each Company is a registered organization of the following type:

                    Company                                 Type
                    -------                                 ----
                    RBX Corporation                         corporation

                    RBX Industries, Inc.                    corporation

4. Each Company was organized on the date indicated for such company below, under the laws of the State indicated below for such Company, and each Company is in good standing under the laws of such State.

                                                     Date of                 Jurisdiction of
             Company                              Organization                Organization
             -------                              ------------                ------------

             RBX Corporation                   September 25, 1995               Delaware
             RBX Corporation                   September 25, 1990               Delaware
             n/k/a RBX Industries, Inc.

5. The organizational identification number of each Company issued by its jurisdiction of organization is as set forth below (or if none is issued by the jurisdiction of organization indicate "none"):

                               Company                              ID No.
                               -------                              ------
             RBX Corporation                                       25448-09

             RBX Corporation n/k/a RBX Industries, Inc.            22420-88

6. The Federal Employer Identification Number of each Company is as follows:

                     Company                                       FEIN
                     -------                                       ----
              RBX Corporation                                  94 - 3231901

              RBX Industries, Inc.                             54 - 1563245


7. Each Company is duly qualified and authorized to transact business as a foreign organization in the following states and is in good standing in such states:

                    Company                                 Trade Names
                    -------                                 -----------

                    RBX Corporation                         None

                    RBX Industries, Inc.                    Arkansas
                                                            California
                                                            Georgia
                                                            Missouri
                                                            North Carolina
                                                            Texas
                                                            Virginia

8. Since the date of its organization, the name of each Company as set forth in its organizational documentation as filed of record with the applicable state authority has been changed as follows:

             Company                           Date                       Prior Name
             -------                           ----                       ----------
             RBX Corporation                   N/A                        N/A

             RBX Industries, Inc.              August 16, 2001            Rubatex Corporation
                                               December 17, 1990          RBX - Rubatex, Inc.

9. Since the date of its organization, each Company has made or entered into the following mergers or acquisitions:

                    Company                          Merger/Acquisition                          Date
                    -------                          ------------------                          ----
         RBX Corporation                1.  Merger with RBX Group, Inc.                     August 16, 2001
         ---------------

                                        2.  Acquisition of Ensolite Division of              June 10, 1997
                                            Uniroyal Technology Corporation

         RBX Industries, Inc.           1.  Merger with Groendyk Manufacturing              August 16, 2001
         --------------------
                                            Company, Inc., Oletex, Inc., Midwest
                                            Rubber Customer Mixing Corp., Waltex
                                            Corporation, UPR Disposition, Inc.,
                                            Hoover Hanes Rubber Custom Mixing Corp.,
                                            Universal Rubber Company

                                        2.  Acquisition of Ensolite Division of              June 10, 1997
                                            Uniroyal Technology Corporation

10. The chief executive office and mailing address of each Company is located at the address indicated for such Company on Schedule 7.3 hereto.

11. The books and records of each Company pertaining to accounts, contract rights, inventory, and other assets are located at the addresses indicated for such Company on Schedule 7.3 hereto.

12. Each Company has other places of business and/or maintains inventory or other assets only at the addresses (indicate whether locations are owned, leased or operated by third parties and if leased or operated by third parties, their name and address) indicated for such Company on
         Schedule 7.3 hereto.

13. The places of business or other locations of any assets used by each Company during the last four (4) months other than those listed above are as indicated for such Company on Schedule 7.3 hereto.

14. Each Company's assets are owned and held free and clear of liens, mortgages, pledges, security interests, encumbrances or charges except as set forth on Schedule 7.4 hereto.

15. There are no judgments or litigation pending by or against any Company, its subsidiaries and/or affiliates or any of its officers/principals which, if adversely determined against such Company would result in any Material Adverse Effect (as defined in the Loan Agreement), except as set forth on Schedule 7.6 hereto.

16. The Companies are not in default under, or in violation of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound where such default or violation would have a Material Adverse Effect (as such term is defined in the Amended and Restated Loan Agreement, dated of even date herewith, by and among Lender and each of the Companies (the "Loan Agreement"), except as set forth on Schedule 7.7.(a) hereto.

17. The Companies have obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority (as defined in the Loan Agreement) required for the lawful conduct its business (the "Permits"). Schedule 7.7(b) hereto sets forth all of the Permits issued to or held by the Companies as of the date hereof by any Federal, State or local Governmental Authority and any applications pending by the Companies with such Federal, State or local Governmental Authority.

18. Each Company is in compliance with all environmental laws applicable to its business or operations except as set forth on Schedule 7.8 hereto and Schedule 7.8 hereto contains all other information as required by
         Section 7.8 of the Loan Agreement.

19. No Company has any deposit accounts, investment accounts, securities account or similar accounts with any bank, savings and loan or other financial institution, except as set forth on Schedule 2.3(d) hereto for the purposes and of the types indicated therein.

20. No Company owns or licenses any trademarks, patents, copyrights or other intellectual property, except as set forth on Schedule 7.11 hereto (indicate type of intellectual property and whether owned or licensed, registration number, date of registration, and, if licensed, the name and address of the licensor).

21. Each Company is affiliated with, or has ownership in, the corporations (including subsidiaries) and other organizations set forth on Schedule
         7.1 hereto.

22. The names of the stockholders (or members or partners, including general partners and limited partners) of each Company and their holdings are as set forth on Schedule 7.1 hereto (if stock or other interests are widely held indicate only holders owning 10% or more of the voting stock or other interests).

23. No Company is a party to or bound by an collective bargaining or similar agreement with any union, labor organization or other bargaining agent except as set forth on Schedule 7.12 hereto (indicate date of agreement, parties to agreement, description of employees covered, and date of termination).

24. No Company is a party to or bound by any "material contract" except as set forth on Schedule 7.15 hereto. For this purpose a "material contract" means any contract or other agreement. written or oral, of such Company involving monetary liability of or to any Person in an amount in excess of $1,000,000 in any fiscal year and any other contract or other agreement, whether written or oral, to which such Company is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations or prospects of such Company or the validity or enforceability of any agreements of such Company with Lender or any of the rights and remedies of Lender under any of such agreements.

25. No Company has any "indebtedness" other than as permitted in the Loan Agreement. For this purpose, the term "indebtedness" means any liability, whether or not contingent, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Company or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Company in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); all obligations as lessee under leases which have been, or should be, in accordance with generally accepted accounting principles recorded as capital leases; any contractual obligation, contingent or otherwise, of such Company to pay or be liable for the payment of any indebtedness described in this definition of another party, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; all reimbursement obligations and other liabilities of such Company with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances or similar documents or instruments issued for such Company's account; and all indebtedness of such Company in respect of indebtedness of another party for borrowed money or indebtedness of another party otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Company, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Company, all as of such time.

26. No Company has made any loans or advances or guaranteed or otherwise become liable for the obligations of any others, except as set forth on
         Schedule 8.10 hereto.

27. No Company has any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as follows:

                                      None.

28. No Company is the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof, except as follows:

                                      None.

29. No Company has any commercial tort claims as of the date hereof, except as follows:

                                      None.

30. There is no provision in the certificate of incorporation, certificate of formation, articles of organization, by-laws or operating agreement of any Company (as applicable) or the other organizational documents of such Company, or in the laws of the State of its organization, requiring any vote or consent of it shareholders, members or other holders of the equity interests therein to borrow or to authorize the mortgage or pledge of or creation of a security interest in any assets of such Company or any subsidiary. Such power is vested exclusively in its Board of Directors (or in the case of a limited partnership, the general partner that is the signatory hereto, or in the case of a limited liability company, the manager that is the signatory hereto).

31. The officers of each Company and their respective titles are as follows:

                      Company                           Name                              Title
                      -------                           ----                              -----

         RBX Corporation                    Eugene I. Davis                Chief Restructuring Officer &
                                                                           President

         RBX Industries, Inc.               Timothy J. Bernlohr            Executive Vice President

                                            John C. Cantlin                Exec. V.P., CFO & Treasurer

                                            Harry L. Schickling            V.P. - Admin & Corp Secretary

                                            Alfred H. Turner               V.P. - Information Systems

                                            Thomas W. Tomlinson            V.P. - Finance

         RBX Corporation ONLY               Lynn A. Baker                  V.P. - Technology

         RX Industries, Inc. ONLY           Rodney P. Repka                V.P. - Manufacturing

                                            Dan N. Colbert                 V.P. - Integrated Supply Chain

                                            William M. Allen               Vice President

                                            Jack D. Williams               Vice President. & General Manager

         The following will have signatory powers as to all transactions of each Company with Lender:

                                 Eugene I. Davis
                               Thomas W. Tomlinson
                               Harry L. Schickling

32. The members of the Board of Directors of each Company (or, if the Company is a limited partnership, the general partner or, if the Company is a limited liability company, the managers) are:

               Company                                      Directors
               -------                                      ---------
               RBX Corporation and                          Eugene I. Davis
               RBX Industries, Inc.                         Joseph J. Radecki, Jr.
                                                            Eric Johnson
                                                            Stephen C. Larson
                                                            Richard W. Detweiler

33. At the present time, there are no delinquent taxes due (including, but not limited to, all payroll taxes, personal property taxes, real estate taxes or income taxes) except as follows:

----------------------------------------------------------------------------------------------------------------------

                                                         Prepetition     Prepetition         Total
                                                         Real Estate      Personal        Prepetition
Creditor                        Mailing Address              Tax        Property Tax         Taxes         Vendor #
----------------------------------------------------------------------------------------------------------------------

                                Box 368
Catawba County Tax Collector    Newton, NC 28658            54,314.76        113,366.49      167,681.25   CANC25
----------------------------------------------------------------------------------------------------------------------

                                P.O. Box 660242
City of Dallas                  Dallas, TX 75266                  -            5,691.70        5,691.70   CDTX01
----------------------------------------------------------------------------------------------------------------------

                                P.O. Box 2120
                                Santa Fe Springs, CA
City of Santa Fe Springs        90670                             -               12.00           12.00   CICA01
----------------------------------------------------------------------------------------------------------------------

                                25 East Alabama Street

City of Tallapoosa              Tallapoosa, GA 30176         3,841.34         10,919.19       14,760.53   HHT025
----------------------------------------------------------------------------------------------------------------------

                                P.O. Box 11491
Collector of Revenue            Clayton, MO 63105                -               501.75          501.75   COMO02
----------------------------------------------------------------------------------------------------------------------

Joanne Caldwell, Treasurer of   P.O. Box 807
Bedford VA                      Bedford, VA 24523           13,179.22        262,239.91      275,419.13   CJVA01
----------------------------------------------------------------------------------------------------------------------

                                P.O. Box 330
Haralson Co. Tax Commissioner   Buchanan, GA 30113          14,938.13         42,462.40       57,400.53   HHH144
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

Dave Parkman, Collector St.     P.O. Box 1817
Francis County, Arkansas        Forest City, AR 72336       25,523.09         23,375.58       48,898.67   DAAR03
----------------------------------------------------------------------------------------------------------------------

                                3233 Weslayan, Suite
Houston Independent School      A-100
District                        Houston, TX 77027                -               764.91          764.91   HITX01
----------------------------------------------------------------------------------------------------------------------

                                100 S. Russell Street
City of Portland                Portland, TN 37148               -                32.19           32.19   CITN01`
----------------------------------------------------------------------------------------------------------------------

Paul Bettencourt, Tax
Assessor-Collector, Dallas      P.O. Box 4622
County, Texas                   Houston, TX 77210                -               697.61          697.61   PBTX01
----------------------------------------------------------------------------------------------------------------------

David Childs, Tax
Assessor-Collector, Dallas      P.O. Box 620088
County, Texas                   Dallas, TX 75262                 -             1,299.36        1,299.36   DATX01
----------------------------------------------------------------------------------------------------------------------

TOTAL:                                                     111,796.54        461,363.09      573,159.63
----------------------------------------------------------------------------------------------------------------------

34.      Certified Public Accountants for each Company is the firm of:

         Name:          Deloitte & Touche
         Address:       707 East Main Street, Suite 500, Richmond, VA 23219-1842
         Partner Handling Relationship:     Gary M. Sullivan, Jr.
         Were statements uncertified for any fiscal year?     No.

Lender shall be entitled to rely upon the foregoing in all respects and each of the undersigned is duly authorized to execute and deliver this Information Certificate on behalf of the Company for which he or she is signing.

                                 Very truly yours,

                                 RBX Corporation

                                 By:/s/ Eugene I. Davis
                                    --------------------------------
                                        Eugene I. Davis, President



                                 RBX Industries, Inc.

                                 By:/s/ Eugene I. Davis
                                    --------------------------------
                                        Eugene I. Davis, President

                                SCHEDULE 2.3 (d)
                                       to
                             INFORMATION CERTIFICATE

                      Deposit Accounts; Investment Accounts

A. Accounts in the name of RBX Corporation

                                                                                Account
Account Type                             Bank                                   Number              Comments
1.   RBX Corporation/ Collection         SunTrust Bank                                              Collection
     Account                             510 South Jefferson Street                                 account for
                                         Roanoke, Virginia 24001-2867                               purposes of
                                         Contact: Martha D. Shifflett                               collecting funds
                                         Tel: (540) 982-3362                                        for Lockbox
                                         Fax: (540) 982-3386                                        Accounts

2.   Business Checking Account           SunTrust Bank                                              Checking account
                                         510 South Jefferson Street                                 for RBX and all
                                         Roanoke, Virginia 24001-2867                               subsidiaries
                                         Contact: Martha D. Shifflett
                                         Tel: (540) 982-3362
                                         Fax: (540) 982-3386

3.   Non-Payroll Disbursement Account    SunTrust Bank
                                         510 South Jefferson Street                                 Zero-Balance-Account
                                         Roanoke, Virginia 24001-2867                               (ZBA) funded by
                                         Contact: Martha D. Shifflett                               concentration
                                         Tel: (540) 982-3362                                        account
                                         Fax: (540) 982-3386

4.   Payroll Disbursement Account        SunTrust Bank
                                         510 South Jefferson Street                                 Zero-Balance-Account
                                         Roanoke, Virginia 24001-2867                               (ZBA) funded by
                                         Contact: Martha D. Shifflett                               concentration
                                         Tel: (540) 982-3362                                        account
                                         Fax: (540) 982-3386

5.   Reserve Account                     SunTrust Bank
                                         510 South Jefferson Street
                                         Roanoke, Virginia 24001-2867
                                         Contact: Martha D. Shifflett
                                         Tel: (540) 982-3362
                                         Fax: (540) 982-3386

6.   Money Market Investment Account     SunTrust Equitable Securities                              Overnight
                                         Corporation                                                investment
                                         11 South 10/th/ street                                     account for
                                         Richmond, Virginia 23261-6882                              excess funds in

                   Contact: Jon A. Ramthun                         concentration
                   Tel: (804) 343-0370                             account.
                   Fax: (804) 343-0320

B. Lockbox (P.O. Box) Accounts

               Lock Box No.                  Bank
               ------------                  ----
                                        SunTrust Bank
                                        510 South Jefferson Street
                                        Roanoke,Virginia 24001-2867
                                        Contact: Martha D. Shifflett
                                        Tel: (540) 982-3362
                                        Fax: (540) 982-3386

ALL ABOVE LOCKBOX (P.O. BOX) ADDRESSES ARE IN BALTIMORE, MD 21279-0013 (see example below):


                  RBX Industries, Inc.
                  P.O. Box 79325
                  Baltimore, MD 21279-0013

                                  SCHEDULE 7.1
                                       to
                             INFORMATION CERTIFICATE

                      Subsidiaries; Affiliates; Investments

A. SUBSIDIARIES OF THE BORROWERS:
        RBX Corporation
        Name                           Jurisdiction of                Class of Stock              Percentage Owned
                                        Incorporation
    RBX Industries, Inc.                   Delaware                       Common                        100%


        RBX Industries, Inc.
        Name                           Jurisdiction of                Class of Stock              Percentage Owned
                                       Incorporation

NeoCork Technologies, LLC.               Delaware                         Common                         68%


Shareholders of RBX Corporation owning more than 10% of voting power:

                            Shareholders                                       Percentage Owned
                            ------------                                       ----------------
 Foothill Partners III, L.P.                                                       24.36%
 2450 Colorado Avenue
 Suite 3000 West
 Santa Monica, CA 90404

 The Equitable Life Assurance Society of the United States                         14.96%
 C/o Alliance Capital Management L.P.
 1345 Avenue of the Americas
 New York, NY 10105

 PPM American Special Investments CBO II, L.P.                                     10.83%
 c/o PPM America, Inc.
 225 West Wacker Drive
 Suite 1200
 Chicago, IL 60606

                                  SCHEDULE 7.3
                                       to
                             INFORMATION CERTIFICATE

                                    Locations

RBX Corporation and RBX Industries, Inc.

1.   Chief Executive Office

5221 Valley Park Drive
Roanoke, VA 24019

2.   Location of Books and Records

5221 Valley Park Drive
Roanoke, VA 24019

3.   Locations of Inventory, Equipment and Other Assets

                                                     Name/Address of Lessor or
Address          Owned/Leased/Third Party*          Third Party, as Applicable


              Please see attached Exhibit "A"

4.   Locations of Assets in Prior 4 Months not Listed Above

           14715 Anson Ave.
           Santa Fe Springs, CA 90670

           10620 Baur Blvd (aka 1353-55 N. Warson)
           St. Louis, MO  63132

____________________
*Indicate in this column next to applicable address whether the location is owned by each Company, leased by each Company or owned and operated by a third party (e.g., warehouse, processor, consignee, etc.)

                                    Exhibit A
                                       to
                                  Schedule 7.3
                                       of
                             Information Certificate

Owned Property

           Owner           Address

RBX Industries        280 Pequanoc Drive
                      Tallapoosa, GA  30176

RBX Industries        19318 Main Street
                      P.O. Box 278
                      Buchanan, VA  24066

RBX Industries        906 Adams St.
                      Bedford, VA  24523

RBX Industries        1004 Keisler Rd., Conover
                      NC  28613

RBX Industries        9679 Highway 1 North
                      Colt, AR  72326

Leased Property

       Lessee               Address                 Name/Address of Third Party


RBX Industries   1011 Keisler Rd.                                Capri IV
                 Conover, NC  28613                       1456 Little Hill Rd.
                                                            Newton, NC 28658

RBX Industries  "F" Street, Railroad Av. & Quarles          City of Bedford
                 Ave., Bedford, VA  28613                     P.O. Box 807
                                                            Bedford, VA 24523

RBX Industries  410 W. 169/th/ Street                    First Industrial, LP
                 South Holland, IL  60473                  75 Remittance Ave.
                                                         Chicago, IL 60675-1449


      Lessee                   Address                             Name/Address of Third Party

 RBX Industries     16800 South Canal Street                             Hamilton Partners
                    South Holland, IL  60475                                300 Park Ave.
                                                                       Itasca, IL 60153-2826

 RBX Industries     745 Norton Avenue                               Davis Street Partnerships
                    Barberton, OH  44203                                   300 Plaza Dr.
                                                                         Vestal, NY 13850

 RBX Industries     Located off Railroad Ave -                    Norfolk-Southern - Real Estate
                    adjacent to Norfolk Southern Railroad,               & Contract Services,
                    Bedford, VA  24523                            110 Franklin Rd., Roanoke, VA
                                                                              24042

 RBX Industries     5221 Valleypark Drive                         Roanoke Valleypointe, LLC c/o
                    Roanoke, VA  24019                               Waldvogel, Poe & Cronk
                                                                  800 Professional Arts Building
                                                                         Roanoke, VA 24011

 RBX Industries     96 CR 407                                               Chuck Mitchell
                    Jonesboro, AR  72404                                       95 CR 407
                                                                          Jonesboro, AR 72404

Processors

      Client                   Address                             Name/Address of Third Party

 RBX Industries     274 Main St.                                     Alternative Flash, Inc.
                    Wadsworth, OH  44281-1446                             274 Main St.
                                                                       Wadsworth, OH 44281

 RBX Industries     7510 Water Street                                        AMSPEC
                    Gloucester, NJ  08030                               7510 Water Street
                                                                      Gloucester, NJ 08030

 RBX Industries     40 West Church Street                            Developmental Center of
                    Rocky Mount, VA  24151-1512                       Franklin County, Inc.
                                                                       40 West Church St.
                                                                      Rocky Mount, VA 24151

Client                   Address                    Name/Address of Third Party

 RBX Industries    5383 Lee Highway                  DLC - Dynamic Laser Corp.
                   Troutville, VA,  24175                  P.O. Box 574
                                                       Troutville, VA 24175

 RBX Industries    118 Melrich Rd.                            E-BEAM
                   Cranbury, NJ  08512                    118 Melrich Rd.
                                                        Cranbury, NJ 08512

 RBX Industries    12819 Colt Road                      Flow Polymer, Inc.
                   Cleveland, OH  44108                   12819 Colt Road
                                                        Cleveland, OH 44108

 RBX Industries    1045 North Main Street         Goodwill Industries - Southern
                   Rocky Mount, VA  24151                    Division
                                                      1045 North Main Street
                                                       Rocky Mount, VA 24151

 RBX Industries    600 Shenandoah Ave.                      Jaco Racing
                   Elkton, VA  22827                    600 Shenandoah Ave.
                                                         Elkton, VA 22827

 RBX Industries    1913 Sycamore                   RockBridge Area Center, Inc.
                   Buena Vista, VA  24416                  1913 Sycamore
                                                       Buena Vista, VA 24416

 RBX Industries    2501 Guyan                               Rubberlite
                   Huntington, WV  25703-1236               2501 Guyan
                                                       Huntington, WV 25703

 RBX Industries    P.O. Box 755                           Sarah E. Agnor
                   Buchanan, VA  24066                    260 Azalea Rd.
                                                        Daleville, VA 24083

 RBX Industries    1151 College St.                           Vulcan
                   Clarksville, TN  37041-0709           1151 College St.
                                                      Clarksville, TN 37041-0709

Warehouses

        Client                           Address                   Name/Address of Third Party
        ------                           -------                   ---------------------------
     RBX Industries         1211 Levee                             W.H. McAdams Company
                            Dallas, TX 75207                       1211 Levee
                                                                   Dallas, TX 75207

     RBX Industries         302 East Burress                       W.H. McAdams Company
                            Houston, TX 77022                      302 East Burress
                                                                   Houston, TX 77022

     RBX Industries         1300 Lakes Parkway, Suite 200,         Steve Lee & Associates
                            Lawrenceville, GA 30043                1300 Lakes Parkway, Ste 200
                                                                   Lawrenceville, GA 30043

     RBX Industries         96 CR 407                              Chuck Mitchell
                            Jonesboro, AR 72404                    95 CR 407
                                                                   Jonesboro, AR 72404

                                  SCHEDULE 7.4
                                       to
                             INFORMATION CERTIFICATE

                                 Existing Liens*

Except as otherwise provided in the Plan or the Confirmation Order (discussed below), as of the Effective Date, any lien securing any secured claim against Borrower and/or Guarantor shall be deemed released, and the third party holding such secured claim has been directed to release any collateral or other property of Borrower and/or Guarantor held by such third party. Borrower and Guarantor shall request all of the third parties identified in Table 1 hereof to take actions to evidence the release of such liens.

Notwithstanding the foregoing, as expressly provided in the Plan and/or the Confirmation Order, the following liens and encumbrances in Borrower's and Guarantor's property shall exist as of the Effective Date: (1) all liens and interests granted to Congress Financial Corporation, as Collateral Agent for the benefit of Lender and the Noteholders (as defined in the Financing Agreements); and (2) statutory tax liens listed in question 33 of this Information Certificate.

                                     Table 1

------------------------------------------------------------------------------------------------------------------------------------
                                       Jurisdiction/Type of          File       File
          Debtor     Secured Party           Filing                 Number      Date           Description of Collateral
------------------------------------------------------------------------------------------------------------------------------------
    RBX Corporation  Nationsbanc      VA, State Corporation       951120-7713  11/20/95   Equipment: 2 Nissan Enduro C50KLP
                     Leasing          Commission / UCC                                    Forklifts s/n 900444 and 900443
                     Corporation
                     ("Nationsbanc")

------------------------------------------------------------------------------------------------------------------------------------
    RBX Corporation  Nationsbanc      VA, State Corporation       900415-      4/15/96    Equipment: 2 New Yale Forklifts,
                                      Commission / UCC            7807                    Model GLC030AENUAE083, s/n N569458
                                                                                          and N569460

------------------------------------------------------------------------------------------------------------------------------------
    RBX Corporation  Nationsbanc      VA, Roanoke City/UCC        96-86599     4/12/96    Equipment: 2 New Yale Forklifts,
                                                                                          Model GLC030AENUAE083, s/n N569458 and
                                                                                          N569460

------------------------------------------------------------------------------------------------------------------------------------
    RBX Corporation  Nationsbanc      NC, Secretary of State/UCC  1329043      4/12/96    Equipment: 2 New Yale Forklifts,
                                                                                          Model GLC030AENUAE083 s/n N569458 and
                                                                                          N569460

------------------------------------------------------------------------------------------------------------------------------------
    RBX Corporation  Nationsbanc      NC, Catawba County/UCC      961001       4/12/96    Equipment: 2 New Yale Forklifts,
                                                                                          Model GLC030AENUAE083 s/n N569458 and
                                                                                          N569460

------------------------------------------------------------------------------------------------------------------------------------
    RBX Corporation  Avnet Computer   VA, State Corporation       961031-      10/31/96   Computer equipment: AS4100 and AS2100
                                      Commission / UCC            7804

------------------------------------------------------------------------------------------------------------------------------------
    RBX Corporation  Avnet Computer   VA, State Corporation       980521-      5/21/98    Computer equipment on Exhibit A,
                                      Commission / UCC            7804                    Master Agreement Schedule #6649261 -002.

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                       Jurisdiction/Type of       File         File
          Debtor     Secured Party           Filing               Number       Date           Description of Collateral
------------------------------------------------------------------------------------------------------------------------------------
    RBX Corporation  Avnet Computer     VA, State Corporation     980521-      5/21/98     Computer equipment on Exhibit A, Master
                                        Commission / UCC          7805                     Agreement Schedule #6649261 - 003.

------------------------------------------------------------------------------------------------------------------------------------
    Groendyk         Tennant Company    VA, State Corporation     9704147251   4/14/97     Equipment.
                                        Commission / UCC

------------------------------------------------------------------------------------------------------------------------------------
    Midwest          Nissan Motor       OH, Secretary of          AN45419      3/6/97      Nissan P30kLP: Forklift Truck; 901134
                     Acceptance Corp.   State/UCC
                     ("Nissan")

------------------------------------------------------------------------------------------------------------------------------------
    Midwest          The Manifest       OH, Secretary of          AN69767      6/2/97      On Schedule A: Lease #606972 dated
                     Group (Assignee)   State/UCC                                          5/27/97 (Buckhorn boxes & accessories,
                                                                                           Lids, Hot Stamp)

------------------------------------------------------------------------------------------------------------------------------------
    Midwest          Nissan (Assignee)  OH, Secretary of          AN74976      6/19/97     Nissan P30kLP Forklift Truck,
                                        State/UCC                                          KPH01P901325

------------------------------------------------------------------------------------------------------------------------------------
    Midwest          Colonial Pacific   OH, Secretary of          AN75599      6/23/97     Buckhorn Boxes, Lids, Hot Stamp and
                     Leasing Corp.      State/UCC                                          other accessories.

------------------------------------------------------------------------------------------------------------------------------------
    Midwest.         Colonial Pacific   OH, Secretary of          AM89527      7/19/96     Nissan P30KLP Forklift Truck, s/n
                     Leasing Corp.      State/UCC                                          900893

------------------------------------------------------------------------------------------------------------------------------------
    Midwest          Nissan (Assignee)  OH, Secretary of          AM89527      7/19/96     Collateral as described above.
                                        State/UCC

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                            Jurisdiction/Type           File          File
    Debtor         Secured Party               of Filing               Number         Date          Description of Collateral
------------------------------------------------------------------------------------------------------------------------------------
    Midwest        Comdoc Leasing       OH, Secretary of State/UCC    AP0019528      1/21/98       Model 7660 sn 47470038
                                                                                                   Model 5832 sn 97890687
                                                                                                   Model 595 sn 61833
------------------------------------------------------------------------------------------------------------------------------------
    Midwest        Martha Chandler      OH (Common Pleas Court,       333-204A       11/1/96       [Judgment has been satisfied]
                                        Summit County, OH)/Judgment
                                        Lien
------------------------------------------------------------------------------------------------------------------------------------
    Midwest        Neon Material        Summit County, OH             513633         3/15/97       Nissan P30kLP: Forklift Truck;
                   Handling Co.                                                                    901134
------------------------------------------------------------------------------------------------------------------------------------
    Midwest.       Clarklift of         Summit County, OH             507277         8/8/96        Nissan P30KLP Forklift Truck,
                   Cleveland, Inc.                                                                 s/n 900893
------------------------------------------------------------------------------------------------------------------------------------
    OleTex, Inc.   NHV America,         IL, Secretary of State/UCC    4174944        3/02/00       Electron Processing System and
                   Inc.                                                                            related equipment and accessories
------------------------------------------------------------------------------------------------------------------------------------
    OleTex, Inc    NHV America,         IL, Secretary of State/UCC    810683000      3/21/00       Equipment: electronic processing
                   Inc.                                                                            system, as described on the
                                                                                                   attachment to the UCC-1.
------------------------------------------------------------------------------------------------------------------------------------
    Rubatex        Phoenix              CA, Secretary of State/UCC    1998355605     12/16/98      Specific equipment and
    Corporation    Warehouse                                          54                           fixtures and proceeds thereof.
                   II, Inc.
------------------------------------------------------------------------------------------------------------------------------------
    Rubatex        Phoenix              CA, Secretary of State/ASG    2000133C02     5/10/00       Assignment to 199835560554
    Corporation    Warehouse II,                                      86                           above.
                   Inc.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                            Jurisdiction/Type           File          File
    Debtor         Secured Party               of Filing               Number         Date      Description of Collateral
------------------------------------------------------------------------------------------------------------------------------------
    Rubatex        Phoenix                CA, Secretary of State/AMD   2000147C07     5/24/00   Amendment to 199835560554 above.
    Corporation    Warehouse II,                                       32
                   Inc.
------------------------------------------------------------------------------------------------------------------------------------
    Rubatex        Citicorp Del           AR, Secretary of State/UCC   1192131        6/8/99    Leased equipment: 2 Caterpillars
    Corporation    Lease, Inc.                                                                  Model GC18KLP w/forks & Sideshifter.
                                                                                                1 Caterpillar Model GC20KLP
------------------------------------------------------------------------------------------------------------------------------------
    Rubatex        Citicorp Del           AR, St. Francis County/UCC   99-614         6/11/99   Leased equipment
    Corporation    Lease, Inc.
------------------------------------------------------------------------------------------------------------------------------------
    Rubatex        Danka                  AR, Secretary of State/UCC   1224280        1/12/00   Leased equipment 2 Canon Image
    Corporation    Financial                                                                    Runner 4000 Copiers.
                   Services
------------------------------------------------------------------------------------------------------------------------------------
    Rubatex        Danka                  AR, St. Francis County/UCC   2000-314       1/14/00   Leased equipment consisting of
    Corporation    Financial                                                                    copiers.
                   Services
------------------------------------------------------------------------------------------------------------------------------------
    Rubatex        The CIT                VA, State Corporation        000111         1/11/00   Equipment: 2 Yale Model GC050 s/n
    Corporation    Group/Equipment        Commission/UCC               7165                     522086 and 522089
                   Financing, Inc.                                                              1 Hyster Model S40XL s/n C187V15457
------------------------------------------------------------------------------------------------------------------------------------
    Rubatex        The CIT                VA, Roanoke County/UCC       00-28          1/11/00   Equipment: 2 Yale Model GC050 s/n
    Corporation    Group/Equipment                                                              522086 and 522089
                   Financing, Inc.                                                              1 Hyster Model S40XL s/n C187V15457
------------------------------------------------------------------------------------------------------------------------------------
    Rubatex        Norwest                VA, State Corporation        950717         7/17/95   Storage servers, Cache Module,
    Corporation    Equipment              Commission/UCC               7018                     Storage Ware shelves, Datatape
                   Finance                                                                      subsystems, Sleeve kits.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
    Debtor                    Secured Party         Jurisdiction/Type of         File          File
                                                         Filing                 Number         Date        Description of Collateral
------------------------------------------------------------------------------------------------------------------------------------

    Rubatex Corporation       CLG, Inc.             VA, State Corporation        980724       7/24/98      Chassis, AC Power,
                                                    Commission/UCC               7062                      Controllers, SCSI
                                                                                                           Interfaces, Hot
                                                                                                           swappable disk
                                                                                                           drives, interface
                                                                                                           cables, etc.
------------------------------------------------------------------------------------------------------------------------------------
    Rubatex Corporation       CLG, Inc.             VA, State Corporation        981222       12/22/98     Equipment: computers
                                                    Commission/UCC               7140                      and components.

------------------------------------------------------------------------------------------------------------------------------------
    Rubatex Corporation       CLG, Inc.             VA, Roanoke City/UCC         980091160    12/28/98     Equipment: computers
                                                                                                           and components.

------------------------------------------------------------------------------------------------------------------------------------
    Rubatex Corporation       CLG, Inc (secured)    NC, Secretary of State/UCC   1244442      7/14/95      Equipment: computers
                              Norwest Equipment                                  (exp 7/00)                and components.
                              Finance, Inc.                                                                (amendment)
                              (assignee)

------------------------------------------------------------------------------------------------------------------------------------
    Rubatex Corporation       CLG, Inc (secured)    VA, Roanoke City/UCC         980090718    7/28/98      Equipment: Gladiator
                                                                                                           3200 Chassis GL32R-UWD
                                                                                                           and various SCSI
                                                                                                           Interface Cables.

------------------------------------------------------------------------------------------------------------------------------------
    Rubatex Corporation       Nationsbanc           VA, State Corporation        951120       11/20/95     Equipment: 2 Nissan
                              Leasing Corporation   Commission/UCC               7713                      Enduro C50KLP
                                                                                                           Forklifts, s/n 900444
                                                                                                           and 900443

------------------------------------------------------------------------------------------------------------------------------------
    Rubatex Corporation       Nationsbanc           VA, State Corporation        960415       4/15/96      Equipment: 2 New Yale
                              Leasing Corporation   Commission/UCC               7807                      Forklifts Model
                                                                                                           GLC030AENUAE083, s/n
                                                                                                           N569458 and N569460

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
    Debtor                Secured Party       Jurisdiction/Type of      File        File
                                                 Filing                Number       Date       Description of Collateral
------------------------------------------------------------------------------------------------------------------------------------
    Rubatex               Virginia Copiers    VA, State Corporation     950821      8/21/95    Equipment: copiers
    Corporation                               Commission/UCC            7417
------------------------------------------------------------------------------------------------------------------------------------

    Rubatex Corporation   Virginia Copiers    VA, State Corporation     981002      10/2/98    Equipment: copiers
                                              Commission/UCC            7026
------------------------------------------------------------------------------------------------------------------------------------

    Rubatex Corporation   Virginia Copiers    VA, Roanoke County/UCC    98-918      11/2/98    Equipment: copiers
------------------------------------------------------------------------------------------------------------------------------------

    Rubatex Corporation   Citicorp Del        VA, State Corporation     990608      6/8/99     Equipment: 2 new Caterpillar Model
                          Lease; Inc          Commission/UCC            7144                   GC18KLP Fork/Side Shifter
                                                                                               1 new Caterpillar Model GC20KLP
                                                                                               Fork/Side Shifter
------------------------------------------------------------------------------------------------------------------------------------

    Rubatex Corporation   Citicorp Del        VA, Roanoke City/UCC      990000472   6/11/99    Equipment: 2 new Caterpillar Model
                          Lease, Inc                                                           GC18KLP Fork/Side Shifter
                                                                                               1 new Caterpillar Model CC20KLP
                                                                                               Fork/Side Shifter
------------------------------------------------------------------------------------------------------------------------------------

    Rubatex Corporation   Edwards Business    VA, State Corporation     990709      7/9/99     Equipment: fax machines
                          Machines, Inc.      Commission/UCC            7211
------------------------------------------------------------------------------------------------------------------------------------

    Rubatex Corporation   Nissan (assignee)   VA, State Corporation     970707      7/8/97     Equipment: 4 Nissan C30KLP
                                              Commission/UCC            7672                   forklifts.
------------------------------------------------------------------------------------------------------------------------------------

    Rubatex Corporation   Nissan (assignee)   VA, Roanoke City/UCC      088946      7/7/97     Equipment: 4 Nissan C30KLP forklifts.
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
    Debtor                      Secured Party         Jurisdiction/Type of         File          File
                                                             Filing               Number         Date      Description of Collateral
------------------------------------------------------------------------------------------------------------------------------------
   Rubatex Corporation        Franchise Tax Board    CA/Secretary of State/State  1993018454    1/26/93
                                                     Tax Lien
------------------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 7.6
                                       to
                             INFORMATION CERTIFICATE

                               Pending Litigation

1. Borrower's predecessor, Midwest Rubber Custom Mixing Corp. ("Midwest"), is being investigated by the Environmental Protection Agency with respect to the purported transport by Midwest of environmental waste to the Bessie Williams Landfill, Copley, Ohio (further described in
         Schedule 7.8).

2. Borrower's predecessor, Rubatex Corporation ("Rubatex"), is being investigated by the U.S. Department of Justice with respect to the purported transport by Rubatex of environmental waste to the Seaboard II waste disposal site, Highpoint, North Carolina (further described in Schedule 7.8).

                                 SCHEDULE 7.7(a)
                                       to
                             INFORMATION CERTIFICATE


                                Existing Defaults


                                      None.

                                Schedule 7.7 (b)
                                       to
                             INFORMATION CERTIFICATE

                                     Permits

      Plant/                    Permit Description             Permit Number         Issued By         Effective Date    Expiration
      -------                   ------------------             -------------         ---------         --------------    ----------
      Location                                                                                                              Date
      --------                                                                                                              ----
1.  Groendyk Manufacturing Company, Inc.

             Certificate of Registration for the Collection of   14690931        County of Botetout        19-Aug-93
             the Virginia Sales Tax

             Certificate of Inspection - Boiler                   60864      Commonwealth of Virginia -    13-May-00    13-May-01
                                                                                Department of Labor

2.   Hoover-Hanes Rubber Custom Mixing Corp.

             Business License - Tallapoosa                       20000052        City of Tallapoosa        2-Jan-01     31-Dec-01

             Operating Permit - Boiler                            128405          State of Georgia                       1-Jan-04

             Operating Permit - Boiler                            128907          State of Georgia                       1-Jan-04

             Operating Permit - Boiler                            123908          State of Georgia                       1-Jan-04

             Operating Permit - Boiler                            128906          State of Georgia                       1-May-01

             Operating Permit - Boiler                            166482          State of Georgia                       1-Jan-02

      Plant/                    Permit Description           Permit Number       Issued By              Effective Date    Expiration
      -------                   ------------------           -------------       ---------              --------------    ----------
      Location                                                                                                               Date
      --------                                                                                                               ----
3.  Midwest Rubber Custom Mixing Corp.

            Contractor's Certificate of License                                 City of Barberton             12-Feb-01    31-Dec-01

            Elevator Certificate of Operation                    61582      Ohio Department of Commerce,      21-Aug-00
                                                                          Division of Industrial Compliance

            Boiler Contractor Certificate of Registration         C81       Ohio Department of Commerce,
                                                                          Division of Industrial Compliance                31-Jan-02

            Certificate of Premium Payment                      1332401       Ohio Bureau of Workers'          8-Dec-00    31-Aug-01
                                                                                   Compensation


4.  Oletex, Inc.

            Business License - Village Of South Holland, IL       469       Village of South Holland           1-Jan-01     1-Dec-01

  Plant/ Location          Permit Description    Permit Number                Issued By             Effective Date    Expiration
  ---------------          ------------------    -------------                ---------             --------------    ----------
                                                                                                                         Date
                                                                                                                         ----
 5. Rubatex Corporation - Bedford

 Adams St.                  FireTube Boiler          68233           Commonwealth of Virginia -                        25-Aug-01
 Warehouse                                                         Department of Labor & Industry

 Dress Factory              FireTube Boiler          68247           Commonwealth of Virginia -                        25-Aug-01
                                                                   Department of Labor & Industry

 Plant I                    Air Tank                 57634           Commonwealth of Virginia -                        19-Apr-02
                                                                   Department of Labor & Industry

 Plant I                    Vessel Hydraulic         68237           Commonwealth of Virginia -                         5-Sep-02
                                                                   Department of Labor & Industry

 Plant I                    Vessel Hydraulic         68236           Commonwealth of Virginia -                         5-Sep-02
                                                                   Department of Labor & Industry

 Plant I                    Water Type Boiler        64256           Commonwealth of Virginia -                        15-Jul-02
                                                                   Department of Labor & Industry

 Plant I                    Air Tank                 24768           Commonwealth of Virginia -                        15-Jul-02
                                                                   Department of Labor & Industry

 Plant I                    Air Tank                 12201           Commonwealth of Virginia -                        15-Jul-02
                                                                   Department of Labor & Industry

 Plant I                    Oil Separator            68248           Commonwealth of Virginia -                         5-Sep-02
                                                                   Department of Labor & Industry

 Plant I                    Nitrogen Chamber         68240           Commonwealth of Virginia -                         5-Sep-02
                                                                   Department of Labor & Industry

  Plant/ Location       Permit Description    Permit Number               Issued By               Effective Date     Expiration
  ---------------       ------------------    -------------               ---------               --------------     ----------
                                                                                                                        Date
                                                                                                                        ----

 Plant I                 Nitrogen Chamber         68241           Commonwealth of Virginia -                           5-Sep-02
                                                                Department of Labor & Industry

 Plant I                 Nitrogen Chamber         68242           Commonwealth of Virginia -                           6-Sep-02
                                                                Department of Labor & Industry

 Plant I                 Nitrogen Chamber         68243           Commonwealth of Virginia -                           7-Sep-02
                                                                Department of Labor & Industry

 Plant I                 Nitrogen Chamber         68244           Commonwealth of Virginia -                           8-Sep-02
                                                                Department of Labor & Industry

 Plant I                 Nitrogen Chamber         68250           Commonwealth of Virginia -                           9-Sep-02
                                                                Department of Labor & Industry

 Plant I                 Nitrogen Chamber         68252           Commonwealth of Virginia -                          10-Sep-02
                                                                Department of Labor & Industry

 Plant I                 Nitrogen Chamber         68249           Commonwealth of Virginia -                          11-Sep-02
                                                                Department of Labor & Industry

 Plant I                 Nitrogen Chamber         68245           Commonwealth of Virginia -                          12-Sep-02
                                                                Department of Labor & Industry

 Plant I                 Nitrogen Chamber         67251           Commonwealth of Virginia -                          13-Sep-02
                                                                Department of Labor & Industry

 Plant II                Air Tank                 39490           Commonwealth of Virginia -                          15-Jul-02
                                                                Department of Labor & Industry

 Plant II                Air Tank                 39494           Commonwealth of Virginia -                          15-Jul-02
                                                                Department of Labor & Industry

Plant/Location   Permit Description          Permit Number                  Issued By               Effective Date     Expiration
--------------   ------------------          -------------                  ---------               --------------     ----------
                                                                                                                          Date
                                                                                                                          ----
Plant II         FireTube Boiler                  64254              Commonwealth of Virginia -                         15-Jul-02
                                                                   Department of Labor & Industry

Plant II         Air Tank                         20868              Commonwealth of Virginia -                         15-Jul-02
                                                                   Department of Labor & Industry

Plant II         FireTube Boiler                  64255              Commonwealth of Virginia -                         15-Jul-02
                                                                   Department of Labor & Industry

Plant II         FireTube Boiler                  68232              Commonwealth of Virginia -                         15-Jul-02
                                                                   Department of Labor & Industry

Plant II         Air Tank                         39489              Commonwealth of Virginia -                         15-Jul-02
                                                                   Department of Labor & Industry

  6.  Rubatex Corporation -  Colt

                Freight Elevator                 AR 2102                State of Arkansas -             01-Jun-00       01-Jun-02
                                                                        Department of Labor

                Compressed Air Vessels          AR 54603                State of Arkansas -             23-Apr-01       30-Apr-03
                                                                        Department of Labor

                Compressed Air Vessels          AR 48109                State of Arkansas -             23-Apr-01       30-Apr-03
                                                                        Department of Labor

                Compressed Air Vessels           AR 9286                State of Arkansas -             23-Apr-01       30-Apr-03
                                                                        Department of Labor

                Hazardous Waste Disposal     EPA# D001306299            State of Arkansas -                                No
                                                                Department of Environmental Quality                  Expiration Date

                Compressed Air Vessels          AR 48108                                                23-Apr-01       30-Apr-03

                Compressed Air Vessels          AR 48110                                                23-Apr-01       30-Apr-03

                Compressed Air Vessels          AR 71983                                                23-Apr-01       30-Apr-03

                Compressed Air Vessels           AR 2473                                                23-Apr-01       30-Apr-03


  7.  Rubatex Corporation - Conover

                Certificate - Air Tank            328475        State of North Carolina Department of   28-Mar-01       01-May-02
                                                                          Labor and Industry

                Certificate - Air Tank            294892        State of North Carolina Department of   11-May-00       01-May-02
                                                                          Labor and Industry

                Certificate - Air Tank            304180        State of North Carolina Department of   11-May-00       01-May-02
                                                                          Labor and Industry

                Certificate - Air Tank            304181        State of North Carolina Department of   11-May-00       01-May-02
                                                                          Labor and Industry

                Certificate - Air Tank            304182        State of North Carolina Department of   11-May-00       01-May-02
                                                                          Labor and Industry

                Certificate - Air Tank            240413        State of North Carolina Department of   11-May-00       01-May-02
                                                                          Labor and Industry

                Certificate - Air Tank            243408        State of North Carolina Department of   11-May-00       01-May-02
                                                                          Labor and Industry

                Certificate - Air Tank            304243        State of North Carolina Department of   11-May-00       01-May-02
                                                                          Labor and Industry

                Certificate - Air Tank            218451        State of North Carolina Department of   11-May-00       01-May-02
                                                                          Labor and Industry

                Certificate - Elevator          88-f-13176      State of North Carolina Department of   17-Feb-00       19-Apr-01
                                                                          Labor and Industry

                                  SCHEDULE 7.8
                                       to
                             INFORMATION CERTIFICATE

                            Environmental Compliance

All information herein concerns Borrower's predecessor, Rubatex Corporation ("Rubatex"), unless otherwise noted.

Notices and Orders

         Rubatex - Bedford

                  In connection with the removal of underground storage tanks on August 30, 2000 and September 18, 2000, Rubatex reported to the VA DEQ, City of Bedford-Department of Public Works, the potential releases of oil-type products into the ground. However, all products were exempt from an RCRA hazardous status, and the VA DEQ has approved the clean-up of the site and closed this matter.

                  Pursuant to Administrative Order dated January 30, 2001, from the City of Bedford, Rubatex was required to submit an updated Storm Water Pollution Prevention Plan and to daily calibrate the pH meter for waste water. Borrower is in full compliance with the orders.

                  3. Rubatex may have some potential liability for the remediation of the Holland Farm and the Quarry where rubber was buried some years ago. The EPA performed a preliminary assessment for each site in 1983 but there has been no agency follow-up. It appears that these sites have been assigned low priority by the U.S. Environmental Protection Agency ("EPA").

         Rubatex - Conover

                  1. On April 19, 2000, Rubatex received a Notice of Violation from the North Carolina Dept. of Environmental and Natural Resources ("NC DENR") regarding the operation of Oven 203. Borrower is in full compliance

                  2. On November 29, 1999, Rubatex notified NC DENR, EPA and the Local Emergency Reaction Team, of the possible release of oil-type substances in the ground which took place when a hose broke at the plant. All products released were exempt from an RCRA hazardous status. Remediation was successful. Borrower is in full compliance and this incident has been released from any further proceedings.

Environmental Proceedings

         Seaboard II

                  Rubatex is a "Potential Responsible Party" regarding the on-going remediation of the Seaboard II waste disposal site (Highpoint, NC) to which Rubatex started to participate on December 27, 1995.

         Bessie Williams Landfill

                  On September 21, 1993, Borrower's predecessor, Midwest Rubber Custom Mixing Corp ("Midwest"), was notified by the EPA that it may be a "Potential Responsible Party" in connection with the remediation of the Bessie Williams Landfill (Copley, Ohio) which is on the CERCLA list. However, neither Borrower nor Midwest has yet been required to participate in the financial costs of remediation.

III.     Other Disclosures

         A. See "Phase I Environmental Assessment of the Rubatex Corporation Property in Conover, North Carolina," prepared for Borrower by Water & Air Research, Inc., dated July 2001.

         B. See "Phase I Environmental Assessment of the Rubatex Corporation in Colt, Arkansas," prepared for Borrower by Water & Air Research, Inc., dated July 2001.

         C. See "Phase I Environmental Assessment of the Rubatex Corporation and Waltex Corporation Properties in Bedford, Virginia," prepared for Borrower by Water & Air Research, Inc., dated July 2001.

         D. See "Phase I Environmental Assessment of the Hoover-Hanes Rubber Company Property in Tallapoosa, Georgia," prepared for Borrower by Water & Air Research, Inc., dated July 2001.

         E. See "Phase I Environmental Assessment of the Groendyk Buchanan Property in Buchanan, Virginia," prepared for Borrower by Water & Air Research, Inc., dated July 2001.

                                  SCHEDULE 7.11
                                       to
                             INFORMATION CERTIFICATE


                              Intellectual Property

A.       TRADEMARKS

                                 RBX Corporation

                                                                                                          Registration/
                                               International                                               Application
      Trademark Name           Country         Property Class         Status        Registration #             Date

-----------------------------------------------------------------------------------------------------------------------
         RBX              Canada                17              Pending             1,031,588           8-Oct-99

         RBX              Mexico                17              Pending               378,428           9-Jun-99

         RBX              Mexico                25              Pending               403,824          15-Dec-99

         RBX              Mexico                20              Pending               403,825          15-Dec-99

         RBX              United                17             Registered           2,381,734          29-Aug-00
                          States

         RBX              European              17             Registered             776,765          10-Mar-98
                           Union

                              RBX Industries, Inc.

                                              International                                 Registration/
                                                Property                                     Application
       Trademark Name          Country            Class         Status     Registration #        Date
-----------------------------------------------------------------------------------------------------------
           372              United States          1         Registration      672,358        13-Jan-59
                                                                Lapsed

          Bondtex              Canada              17         Registered       220,506        12-Jul-74


          Bondtex           United States          17         Registered       986,673        25-Jun-74

    Bondtex and design      United States          17         Registered     1,460,057         6-Oct-87

         Climatube             Canada                         Registered       258,927        15-May-81

         Climatube          United States          17         Registered     1,160,006         7-Jul-81

         Comfortex             Canada              17         Registered       483,064        26-Sep-97

         Comfortex             Mexico              17         Registered       512,117        30-Nov-95

         Comfortex          United States          17         Registered     2,052,034        15-Apr-97

         Con-serv           United States          17         Registered     1,414,230        21-Oct-86

          Ensolex           United States          17           Lapsed         674,363        24-Feb-59

         Ensolite             Australia            17         Registered       186,026        19-Feb-64

         Ensolite              Canada                         Registered     UCA/45948        17-Feb-53

         Ensolite        European Community        17         Registered       776,591        22-Jun-99

         Ensolite              Greece            1, 17        Registered        63,837        17-Jun-81

         Ensolite              Japan               17         Registered     3,209,812        31-Oct-96

         Ensolite          United States           17         Registered       569,399        20-Jan-53

        Insul-Lock         United States           17         Registered     1,639,099        26-Mar-91

        Insul-Sheet            Canada              17         Registered       382,016        22-Mar-91

        Insul-Sheet            Mexico              17         Registered       374,189        19-Mar-90

        Insul-Sheet        United States           17         Registered     1,549,154        25-Jul-89

        Insul-Tape         United States           17         Registered     1,555,760        12-Sep-89

                                             International                                   Registration/
                                               Property                                       Application
      Trademark Name           Country           Class         Status       Registration #       Date
------------------------------------------------------------------------------------------------------------
        Insul-Tube            Australia            17        Registered         A269137        15-Sep-75

        Insul-Tube              Canada             17        Registered         193,680        31-Aug-73

        Insul-Tube              Mexico             17        Registered         519,772        28-Mar-96

        Insul-Tube              Mexico             11        Registered         539,679         1-Jan-97

        Insul-Tube              Mexico             12        Abandoned          189,629        29-Mar-83

        Insul-Tube              Mexico             12        Abandoned          141,384        17-Apr-79

        Insul-Tube          United States          17        Registered          945587        24-Oct-72

           NP77             United States          17        Registered       1,440,612        26-May-87

   R Rubatex and design     United States          17        Registered       2,052,860        15-Apr-97

       R and design         United States         1,17       Registered       1,457,078        15-Sep-87

          Rubatex               Canada             17        Registered         200,254         5-Jul-74

          Rubatex             European             17        Published          776,815        20-Mar-98
                              Community

          Rubatex               France             17        Registered       1,282,513        23-Aug-84

          Rubatex               France             17        Registered       1,282,513        23-Aug-84

          Rubatex           Germany, Fed.       9,17,25      Registered       1,097,981        20-Oct-86
                               Republic

          Rubatex               Japan              34        Abandoned       89035/1984         9-Aug-84

          Rubatex               Mexico             1         Registered         176,302        23-Nov-71

          Rubatex               Mexico             22        Abandoned          170,455        23-Nov-71

          Rubatex               Mexico             12        Registered         170,370        23-Nov-71

          Rubatex               Sweden             17        Abandoned          84-5631         1-Aug-84

          Rubatex           United Kingdom         17        Registered       1,223,917         1-Aug-84

          Rubatex            United States        1,17       Registered         972,640        13-Nov-73

          Rubatex                Italy             17          Pending     RB201C000462        20-Mar-98

          Rubatex                Spain             17          Pending        2,346,628        20-Mar-98

                                                          International                                Registration
                                                            Property                                   Application
        Trademark Name                   Country             Class       Status        Registration #      Date

--------------------------------------------------------------------------------------------------------------------
             Rubatex                        Ireland            17        Pending

       Rubatex (Stylized)                United States         17       Registered         722,959       24-Oct-61

             Rulatex                        United
                                            Kingdom            17       Registered         726,980       17-Feb-54

             Seatex                         Canada                      Registered         827,479       29-Sep-97

             Seatex                         Mexico             17       Registered         516,003       30-Jun-96

             Seatex                      United States         17       Registered       2,028,635        7-Jan-97

         Soft'N Backeezy                 United States         27       Registered       1,693,210        9-Jun-92

    Soft N'Kneezy (Stylized)             United States         20       Registered       1,627,155       11-Dec-90

      Tex Rubatex Pioneer                United States        1,17      Registered         972,641       13-Nov-73
           Manufacturer

            Tex Skin                     United States         17       Registered       2,116,062       25-Nov-97

           Therma-Cel                       Canada             17       Registered         493,237       20-Apr-98

           Therma-Cel                       Mexico             17       Registered         545,687       31-Mar-97

           Therma-Cel                    United States         17       Registered       1,284,312        3-Jul-84

      Dyk Brand and design                  Canada                      Registered         187,763       12-Jan-73

          Groendyk Lite                  United States         17       Registered       2,199,620       27-Oct-98

    Groendyk Manufacturing                  Canada             17       Registered         479,242       30-Jul-97
         Co. & Design

    Groendyk Manufacturing                  Canada             17       Registered         503,901        9-Nov-98
         Co., Inc.

    Groendyk Manufacturing                  Mexico             17       Registered         521,960        8-May-96
      Co., Inc. & Design

    Groendyk Manufacturing                  Mexico             17       Registered         534,333       18-Nov-96
      Co., Inc. & Design

         Groendyk                        European Union        17       Registered         843,748        5-Jun-98

         Groendyk                        United States      17,19,28    Registered       2,111,154        4-Nov-97

    Groendyk Manufacturing                 European            17       Registered         843,540      20-Sept-99
      Co., Inc. & Design                     Union

                                                          International                                            Registration/
                                                            Property                                                Application
        Trademark Name                   Country             Class             Status              Registration #      Date

------------------------------------------------------------------------------------------------------------------------------------
      Co., Inc. & Design                  Union

   Groendyk Manufacturing              United States         17,19,28        Registered               2,118,302       2-Dec-97
      Co., Inc. & Design

  Midwest Rubber Custom Mixing         United States            42           Registered               2,170,887       7-Jul-98
              Corp.

  Midwest Rubber Custom Mixing         United States            42           Registered               2,176,199      28-Jul-98
              Corp.

          Hoover-Hanes                 United States            40           Registered               2,107,412      21-Oct-97

             OleTex                       Canada                17           Registered              TMA 472199       6-Mar-97

             OleTex                       Mexico                1            Registered                506,039       28-Sep-95

             OleTex                       Mexico                17           Registered                506,038       28-Sept-95

             OleTex                    United States           1,17          Registered               2,042,253       4-May-97

       OleTex Cross-Linked                Canada                17           Registered              TMA 473128      20-Mar-97
          Olefin Foams

       OleTex Cross-Linked                Mexico                17           Registered                509,238       31-Oct-95
          Olefin Foams

       OleTex Cross-Linked             United States           1,17          Registered               2,051,192       8-Apr-97
          Olefin Foams

      OleTex Cross-Limited                Mexico                1              Pending                 225,734       28-Feb-95
    Olefin Foams (and design)

B.       PATENTS


                                  U.S. PATENTS

      PATENT NO.              FILING DATE                     PATENT                     OWNER
-------------------------------------------------------------------------------------------------------
       4,976,902                10/4/88             Molding Method for           RBX Industries, Inc.
                                                    Producing Expanded
                                                    Polyolefin Foam

       4,479,269                12/9/82             Athletic Padding             RBX Industries, Inc.

      09/829,942               04/11/01             Method for Embossing a       RBX Industries, Inc.
                                                    Foam Article

       4,629,585               06/27/84             Antistatic Foamed Polymer    RBX Industries, Inc.
                                                    Composition

       4,966,609               10/30/90             Conformable Abrasive         RBX Industries, Inc.
                                                    Article

                                 FOREIGN PATENTS

       1,231,800               06/06/85             Antistatic Foamed            RBX Industries, Inc.
                                                    Polymer Composition


                                 U.S. COPYRIGHTS

                                      None

                                  SCHEDULE 7.12
                                       to
                             INFORMATION CERTIFICATE

--------------------------------------------------------------------------------------------------------------------------------
                                                                                   Groendyk          Midwest        Hoover-
                                                Rubatex                          Manufacturing        Rubber         Hanes
                            ----------------------------------------------------------------------------------------------------
                                Bedford           Bondex
                              United Steel     United Steel        Colt          United Steel        Steel         Retail
Union Name                      Workers           Workers        Teamsters         Workers          Workers        Workers
--------------------------------------------------------------------------------------------------------------------------------
Local No.                        240                240             878              240               77           315
--------------------------------------------------------------------------------------------------------------------------------
Contract Expiration Date      09/10/2004         03/07/2003      08/31/2005       05/02/2003       08/31/2002    02/24/2002
--------------------------------------------------------------------------------------------------------------------------------

                                  Labor Matters

                                  SCHEDULE 7.15
                                       to
                             INFORMATION CERTIFICATE

                               Material Contracts

RBX Industries, Inc. former       Contract With:               Type of Agreement:          Executed       Expires
---------------------------       --------------               ------------------          --------       -------
affiliate:
----------
Rubatex Corporation               SPENCO(R) Medical            Exclusive Supply            2/1/97         8/31/01
                                  Corp.                        Agreement

                                  Bath Iron Works              Requirements Contract       06/17/98       06/14/03

OleTex, Inc.                      Customer-Dollamur,           A letter agreement          03/23/00       03/22/02
                                  Inc.

Hoover-Hanes Rubber               Georgia Duck                 Exclusive Supply            09/01/00       03/02
Custom Mixing Corp.               (Verbal/J. Williams)         Agreement

Midwest Rubber                    UP & R Limited               Supply Agreement            09/25/98       09/25/03
Customer Mixing Corp.

There are no purchasing contracts committing the company to purchase a certain quantity of goods or services.

                                  SCHEDULE 8.9
                                       to
                             INFORMATION CERTIFICATE


                              Existing Indebtedness


                                      NONE

                                  SCHEDULE 8.10
                                       to
                             INFORMATION CERTIFICATE


                               Loans and Advances


                                      NONE

                                    EXHIBIT B
                                       TO
                       AMENDED AND RESTATED LOAN AGREEMENT

                                     FORM OF
                            PURCHASE MONEY TERM NOTE
                            ------------------------

$
------------------------                                ------------------------
                                                                            , 20
                                                        ------------------ -----


         FOR VALUE RECEIVED, RBX INDUSTRIES, INC., a Delaware corporation (the "Debtor"), hereby unconditionally promises to pay to the order of CONGRESS FINANCIAL CORPORATION, a Delaware corporation ("Payee"), at the offices of Payee at 1133 Avenue of the Americas, New York, New York 10036, or at such other place as the Payee or any holder hereof may from time to time designate, the principal sum of ______________________ DOLLARS ($_______) in lawful money of the United States of America and in immediately available funds, in sixty (60) consecutive monthly installments (or earlier as hereinafter provided) on the first day of each month commencing ___________________, 20_, of which the first fifty-nine
(59) installments shall each be in the amount of __________________________DOLLARS ($_______), and the last installment shall be in the amount of the entire unpaid balance of this Note.

         Debtor hereby further promises to pay interest to the order of Payee on the unpaid principal balance hereof at the Interest Rate. Such interest shall be paid in like money at said office or place from the date hereof, commencing ____________________, 20_ and on the first day of each month thereafter until the indebtedness evidenced by this Note is paid in full. Interest payable upon and after an Event of Default or termination or non-renewal of the Loan Agreement shall be payable upon demand.

         For purposes hereof, (a) subject to clauses (i) and (ii) below, the term "Interest Rate" shall mean, as to Prime Rate Term Loans, a rate equal to one (1%) percent per annum in excess of the Prime Rate, and as to Eurodollar Rate Term Loans, a rate equal to three and three-quarters (3 3/4%) percent per annum in excess of the Adjusted Eurodollar Rate (determined as provided in the Loan Agreement); provided, that, (i) subject to clause (ii) below, effective as
                 --------  ----
of the first (1st ) day of the second month of each fiscal quarter (commencing with the fiscal quarter ending on or about December 31, 2001) the Interest Rate payable by Debtor shall be increased or decreased, as the case may be, (A) as to Prime Rate Term Loans, to the rate equal to the Applicable Margin for the "Prime Rate Term Loans" category set forth in the definition of the term Applicable Margin on a per annum basis in excess of the Prime Rate, and, (B) as to Eurodollar Rate Term Loans, to the rate equal to the Applicable Margin for the "Eurodollar Term Loans" category set forth in the definition of the term Applicable Margin on a per annum basis in excess of the Adjusted Eurodollar Rate and (ii) notwithstanding anything to the contrary contained above, the Applicable Margin otherwise used to calculate the Interest Rate for Prime Rate Term Loans and Eurodollar Rate Term Loans shall be the highest percentage set forth in the definition of the term Applicable Margin for each of the "Prime Rate Term Loans" and

"Eurodollar Term Loans" categories, respectively, set forth in such definition (without regard to the amount of Quarterly Average Excess Availability (as such term is defined in the Loan Agreement)) plus two (2%) percent per annum, at Payee's option, after notice to Debtor, for the period (A) from and after the effective date of termination of the Loan Agreement until Payee has received full and final payment of all outstanding and unpaid Obligations which are not contingent and cash collateral (or an acceptable letter of credit) in the amounts and on the term required under Section 12.1 of the Loan Agreement for contingent Obligations (notwithstanding entry of a judgment against Debtor) and
(B) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing, (b) the term "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, from time to time, as its prime rate, whether or not such announced rate is the best rate available at such bank, (c) the term "Event of Default" shall mean an Event of Default as such term is defined in the Loan Agreement, and (d) the term "Loan Agreement" shall mean the Amended and Restated Loan Agreement, dated August 27, 2001, by and among Payee, Debtor and RBX Corporation, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning assigned thereto in the Loan Agreement.

         The Interest Rate payable hereunder shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Prime Rate, effective on the first day of the month after any change in the Prime Rate is announced. The increase or decrease shall be based on the Prime Rate in effect on the last day of the month in which any such change occurs. Interest shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the State of New York or other applicable law.

         This Note is issued pursuant to the terms and provisions of the Loan Agreement to evidence a Purchase Money Tern Loan by Payee to Debtor. This Note is secured by the Collateral described in the Loan Agreement and the Security Agreements (as such term is defined in the Loan Agreement), and all notes, guarantees, security agreements and other agreements, documents and instrument now or at any time hereafter executed and/or delivered by Debtor or any other party in connection therewith (all of the foregoing, together with the Loan Agreement and the Security Agreements, as the same now exist or may, hereafter be amended, modified, supplemented, renewed, extended, restated or replaced, being collectively referred to herein as the "Financing Agreements"), and is entitled to all of the benefits and rights thereof and of the other Financing Agreements. At the time any payment is due hereunder, at its option, Payee may charge the amount thereof to any account of Debtor maintained by Payee.

         If any payment of principal or interest is not made when due hereunder, or if any other Event of Default shall occur for any reason, or if the Loan Agreement shall be terminated or not renewed for any reason whatsoever, then and in any such event, in addition to all rights and remedies of Payee under the Financing Agreements, applicable law or otherwise; all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, Payee may, at its option, declare any or all of Debtor's obligations, liabilities and indebtedness owing to Payee under the Loan Agreement and the other Financing Agreements (the "Obligations"), including, without limitation, all amounts owing under this Note, to be due and payable, whereupon the then unpaid balance hereof, together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at the then applicable Interest Rate stated above until the indebtedness evidenced by this Note is paid in full, plus the costs and expenses of collection hereof, including, but not limited to, attorneys' fees and legal expenses.

         Debtor (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for Payee to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security, or forbearance or other indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against Debtor is expressly hereby waived by Debtor. Upon any Event of Default or termination or non-renewal of the Loan Agreement, Payee shall have the right, but not the obligation to setoff against this Note all money owed by Payee to Debtor.

         Payee shall not be required to resort to any Collateral for payment, but may proceed against Debtor and any guarantors or endorsers hereof in such order and manner as Payee may choose. None of the rights of Payee shall be waived or diminished by any failure or delay in the exercise thereof.

         The validity, interpretation and enforcement of this Note and the other Financing Agreements and any dispute arising in connection herewith or therewith shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

         Debtor irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York for New York County and the United States District Court for the Southern District of New York, whichever Lender may elect, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Note or any of the other Financing Agreements or in any way connection with or related or incidental to the dealings of Debtor and Payee in respect of this Note or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between Debtor and Payee or the conduct of such persons in connection with this Note or otherwise shall be heard only in the courts described above (except that Payee shall have the right to bring any action or proceeding against Debtor or its property in the courts of any other jurisdiction which Payee deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Debtor or its property).

         Debtor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to it and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Payee's option, by service upon Debtor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Debtor shall appear in answer to such process, failing which Debtor shall be deemed in default and judgment may be entered by Payee against Debtor for the amount of the claim and other relief requested.

         DEBTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS NOTE OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS BETWEEN DEBTOR AND PAYEE IN RESPECT OF THIS NOTE OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. DEBTOR AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY.

         The execution and delivery of this Note has been authorized by the Board of Directors and by any necessary vote or consent of the stockholders of Debtor. Debtor hereby authorizes Payee to complete this Note in any particulars according to the terms of the loan evidenced hereby.

         This Note shall be binding upon the successors and assigns of Debtor and inure to the benefit of Payee and its successors, endorsees and assigns. Whenever used herein, the term "Debtor" shall be deemed to include its successors and assigns and the term "Payee" shall be deemed to include its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

                                         RBX INDUSTRIES, INC,


                                         By:
                                            ------------------------------


                                         Title:
                                               ---------------------------

                                  SCHEDULE 1.49
                                       TO
                       AMENDED AND RESTATED LOAN AGREEMENT


                               Existing Agreements

1. Trademark Collateral Assignment and Security Agreement, dated April 20, 2001, by and between Rubatex Corporation ("Rubatex") and Congress Financial Corporation ("Congress");

2. Trademark Collateral Assignment and Security Agreement, dated April 20, 2001, by and between Groendyk Manufacturing Company, Inc. ("Groendyk") and Congress;

3. Trademark Collateral Assignment and Security Agreement, dated April 20, 2001, by and between OleTex Inc. ("OleTex") and Congress;

4. Trademark Collateral Assignment and Security Agreement, dated April 20, 2001, by and between Midwest Rubber Custom Mixing Corp. ("Midwest") and Congress;

5. Trademark Collateral Assignment and Security Agreement, dated April 20, 2001, by and between Hoover-Hanes Rubber Custom Mixing Corp. ("Hoover") and Congress;

6. Trademark Collateral Assignment and Security Agreement, dated April 20, 2001, by and between RBX Corporation ("RBX Corp.") and Congress;

7. Patent Collateral Assignment and Security Agreement, dated April 20, 2001, by and between Rubatex and Congress;

8. Pledge and Security Agreement, dated April 20, 2001, by Rubatex in favor of Congress with respect to the membership interests of NeoCork Technologies, LLC;

9. Pledge and Security Agreement, dated April 20, 2001, by RBX Corp. in favor of Congress with respect to the stock of Rubatex, Groendyk, OleTex, Midwest, Hoover, Waltex Corporation ("Waltex"), UPR Disposition, inc. ("UPR") and Universal Rubber Company ("Universal");

10. Pledge and Security Agreement, dated April 20, 2001, by RBX Group, Inc. ("RBX Group") in favor of Congress with respect to the stock of RBX Corp.;

11. General Security Agreement, dated April 20, 2001, by each RBX Corp., RBX Group, Waltex, UPR and Universal in favor of Congress;

12. Guarantee, dated April 20, 2001, by each of Groendyk, OleTex, Midwest, Hoover, RBX Corp., RBX Group, Waltex, UPR and Universal in favor of Congress for the obligations of Rubatex;

13. Guarantee, dated April 20, 2001, by each of Rubatex, OleTex, Midwest, Hoover, RBX Corp., RBX Group, Waltex, UPR and Universal in favor of Congress for the obligations of Groendyk;

14. Guarantee, dated April 20, 2001, by each of Rubatex, Groendyk, Midwest, Hoover, RBX Corp., RBX Group, Waltex, UPR and Universal in favor of Congress for the obligations of OleTex;

15. Guarantee, dated April 20, 2001, by each of Rubatex, Groendyk, OleTex, Hoover, RBX Corp., RBX Group, Waltex, UPR, and Universal in favor of Congress for the obligations of Midwest;

16. Guarantee, dated April 20, 2001, by each of Rubatex, Groendyk, OleTex, Midwest, RBX Corp., RBX Group, Waltex, UPR and Universal in favor of Congress for the obligations of Hoover;

17. Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated April 20, 2001, by Groendyk in favor of Congress, with respect to real property located in Buchanan, Botetourt County, Virginia;

18. Deed to Secure Debt and Security Agreement, dated April 20, 2001, by Hoover in favor of Congress, with respect to real property located in Tallapoosa, Haralson County, Georgia;

19. Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated April 20, 2001, by Rubatex in favor of Congress, with respect to real property located in Bedford, Virginia;

20. Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated April 20, 2001, by Waltex in favor of Congress, with respect to real property located in Bedford, Virginia;

21. Deed of Trust and Security Agreement, dated April 20, 2001, by Rubatex in favor of Congress, with respect to real property located in Conover, Catawba County, North Carolina;

22. Supplement to Lockbox Agreement, dated April 20, 2001, by and among Congress, Rubatex, Groendyk, OleTex, Midwest, Hoover, RBX Corp., SunTrust Bank and State Street Bank and Trust Company, as trustee;

23. letter agreement with respect to Authorization to Pay Proceeds, dated April 20, 2001, by Rubatex, OleTex, Groendyk, Midwest, Hoover, RBX Corp., RBX Group, Waltex, UPR and Universal in favor of Congress; and

24. letter agreement with respect to Certain Post-Closing Items, dated April 20, 2001, by Rubatex, OleTex, Groendyk, Midwest, Hoover, RBX Corp., RBX Group, Waltex, UPR and Universal in favor of Congress;

                                 SCHEDULE 1.105
                                       TO
                       AMENDED AND RESTATED LOAN AGREEMENT


                               Security Agreements


1. General Security Agreement, dated of even date herewith, by RBX Industries, Inc. ("Borrower") in favor of Congress Financial Corporation, as collateral agent ("Collateral Agent").

2. Amended and Restated General Security Agreement, dated of even date herewith, by RBX Corporation ("Guarantor") in favor of Congress Financial Corporation, as collateral agent ("Collateral Agent").

3. Amended and Restated Trademark Collateral Assignment and Security Agreement, dated of even date herewith, 2001, by and between Borrower and Collateral Agent.

4. Amended and Restated Patent Collateral Assignment and Security Agreement, dated of even date herewith, by and between Borrower and Collateral Agent.

5. Amended and Restated Trademark Collateral Assignment and Security Agreement, dated of even date herewith, by and between Guarantor and Collateral Agent.

6. Amended and Restated Pledge and Security Agreement, dated of even date herewith, by Guarantor in favor of Collateral Agent with respect to the pledge of the shares of RBX Industries, Inc.

7. Amended and Restated Pledge and Security Agreement, dated of even date herewith, by Borrower in favor of Collateral Agent with respect to the pledge of the membership interests of NeoCork Technologies, LLC.

8. Mortgage with Security Agreement and Assignment of Leases, dated of even date herewith, between Borrower and Collateral Agent with respect to real property located in Colt, Arkansas.

9. Modification No. 2 to Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated of even date herewith, between Borrower and Collateral Agent with respect to real property located in Buchanan, Botetourt County, Virginia.

10. Modification No. 1 to Deed to Secure Debt and Security Agreement, dated of even date herewith, between Borrower and Collateral Agent with respect to real property located in Tallapoosa, Haralson County, Georgia.

11. Modification No. 1 to Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated of even date herewith, between Borrower and Collateral Agent with respect to real property located in Bedford, Virginia.

12. Modification No. 1 to Deed of Trust and Security Agreement, dated of even date herewith, between Borrower and Collateral Agent with respect to real property located in Conover, Catawba County, North Carolina.

                                  SCHEDULE 5.5

                           LIST OF AUTHORIZED PERSONS




                                      Name

                               Eugene I. Davis

                               Thomas W. Tomlinson

                               Harry L. Schickling

                                  SCHEDULE 7.10

                                  ERISA MATTERS

A. The RBX Corporation Chapter 11 bankruptcy filing constituted a reportable event to the Pension Benefit Guaranty Corporation ("PBGC"), one of the agencies responsible for enforcing ERISA requirements. The necessary filing was submitted to the PBGC on February 7, 2001 for the following plans sponsored by the employers shown below:
               a. Rubatex Corporation Retirement Plan for Hourly Employees
               b. RBX Corporation Pension Plan
               c. OleTex, Inc. Retirement Plan for Hourly Employee

B. The following defined benefit plans were merged to create the RBX Corporation Pension Retirement Plan effective December 31, 2000:
               a. Rubatex Corporation Retirement Plan for Hourly Employees
               b. RBX Corporation Pension Plan
               c. OleTex, Inc. Retirement Plan for Hourly Employee

The following defined contribution plan will be merged with the RBX Corporation
                    401(k) Plan effective December 31, 2001:
           Hoover-Hanes Corporation 401(k) Plan for Hourly Employees

                                SCHEDULE 7.16(a)

                                      USES

---------------------------------------------------------------------------------------------------------------
USES                                                     Amount Needed on Effective Date per Debtors' Analysis
---------------------------------------------------------------------------------------------------------------
Title and Misc. Transaction Costs                        $35,504.39
---------------------------------------------------------------------------------------------------------------
Indenture Trustees Fees/Expenses (US Trust)              $45,000.00
---------------------------------------------------------------------------------------------------------------
Transfer / Warrant Agent (BofNY) Fees                    $40,400.00
---------------------------------------------------------------------------------------------------------------
Contract cure payments                                   $38,730.021
---------------------------------------------------------------------------------------------------------------
                                         Total Uses      $159,634.41
---------------------------------------------------------------------------------------------------------------

----------------------
1 See Table 1 hereof.

                                    Table 1.
                CURE AMOUNTS FOR CONTRACTS / LEASES BEING ASSUMED

--------------------------------------------------------------------------------
  Counterparty                                     Cure Amount
--------------------------------------------------------------------------------
  ADT Security Services (Capri Security System)    $363.20
--------------------------------------------------------------------------------
  Avent Computer (Master Agreement)                $12,673.95
--------------------------------------------------------------------------------
  Bell South (Service Agreement for                $3,824.44
  Plant/Warehouse)
--------------------------------------------------------------------------------
  Digital Equipment Corp. (Services Agreement)     $394.28
--------------------------------------------------------------------------------
  e-Plus (CLG Inc.) (equipment lease)              $2,867.50
--------------------------------------------------------------------------------
  Federal Express (Contract - Discount)            $7,274.69
--------------------------------------------------------------------------------
  Freedom Capital Holdings, Inc. (equipment        $256.78
  lease / cluster software)
--------------------------------------------------------------------------------
  GE Capital (equipment lease)                     $1,214.01
--------------------------------------------------------------------------------
  KMC (phone service agreement)                    $3,934.24
--------------------------------------------------------------------------------
  Naval Services International (Admiral Lisanby)   $1,139.95
--------------------------------------------------------------------------------
  Solutia, Inc. (sales contract)                   $471.23
--------------------------------------------------------------------------------
  Toshiba America Info. (T1360 & T8831)            $150.01
--------------------------------------------------------------------------------
  Waldvogel Poe & Cronk (real property             $4,165.74
  lease)
--------------------------------------------------------------------------------
                                        Total:     $38,730.02
--------------------------------------------------------------------------------

                                SCHEDULE 7.16(b)

Schedule 7.16(b)

Assessment or accrual (first installment to be paid on or before December 31, 2001), accruing interest at 7% per annum (unless otherwise noted). Debtors reserve the right to object to the validity, priority and/or amount of any such claims

----------------------------------------------------------------------------------------------------------------------------------
                                                                      Prepetition    Prepetition            Total
                                                                         Real          Personal          Prepetition
         Creditor                        Mailing Address              Estate Tax    Property Tax           Taxes        Vendor #
----------------------------------------------------------------------------------------------------------------------------------
Catawba County Tax Collector           Box 368                          54,314.76     113,366.49          167,681.25      CANC25
                                       Newton, NC 28658
----------------------------------------------------------------------------------------------------------------------------------
                                       P.O. Box 660242
City of Dallas                         Dallas. Texas 75266              -             5,691.70            5,691.70        CDTX01
----------------------------------------------------------------------------------------------------------------------------------
                                       P.O. Box 2120
City of Santa Fe Springs               Santa Fe Springs, CA 90670       -             12.00               12.00           C1CA01
----------------------------------------------------------------------------------------------------------------------------------
                                       25 East Alabama Street
City of Tallapoosa                     Tallapoosa, GA 30176             3,841.34      10,919.19           14,760.53       HHT025
----------------------------------------------------------------------------------------------------------------------------------
                                       P.O. Box 11491
Collector of Revenue                   Clayton, MO 63105                -             501.75              501.75          COMO02
----------------------------------------------------------------------------------------------------------------------------------
Joanne Caldwell, Treasurer of
Bedford VA (paid over 3 yrs,           P.O. Box 807
10% interest)                          Bedford, VA 24523                13,179.22     262,239.91          275,419.13      CJVA01
----------------------------------------------------------------------------------------------------------------------------------
                                       P.O. Box 330
Haralson Co. Tax Commissioner          Buchanan, GA 30113               14,938.13     42,462.40           57,400.53       HHH144
----------------------------------------------------------------------------------------------------------------------------------
Dave Parkman, Collector                P.O. Box 1817
St. Francis County, Arkansas           Forest City, AR 72336            25,523.09     23,375.58           48,898.67       DAAR03
----------------------------------------------------------------------------------------------------------------------------------
                                       3233 Weslayan, Suite A-100
Houston Independent School District    Houston, TX 77027                -             764.91              764.91          HITXO I
----------------------------------------------------------------------------------------------------------------------------------
                                       100 S. Russell Street
City of Portland                       Portland, TN 37148               -             32.19               32.19           CITN01
----------------------------------------------------------------------------------------------------------------------------------
Paul Bettencourt, Tax Assessor-
Collector, Harris                      P.O. Box 4622
County, Texas                          Houston, TX 77210                -             697.61              697.61          PBTXO l
----------------------------------------------------------------------------------------------------------------------------------
David Childs, Tax Assessor-
Collector, Dallas County,              P.O. Box 620088
Texas                                  Dallas, TX 75262                 -             1,299.36            1,299.36        DATXO1
----------------------------------------------------------------------------------------------------------------------------------
                                                                        111,796.54    461,363.09          573,159.63
----------------------------------------------------------------------------------------------------------------------------------

* All amounts on this Schedule constitute secured claims.

                                  SCHEDULE 8.7
                                       TO
                       AMENDED AND RESTATED LOAN AGREEMENT

                     Release Prices for Bedford Real Estate

Location                                                   Description             Release Price
--------                                                   -----------             -------------
Waltex Bedford Diesel                                    Land/Buildings               2,700,000
Dawn Drive, Broad Street and Monroe Street
City of Bedford, Bedford County, VA

Dress Factory                                            Land/Buildings                 175,000
Monroe Street
City of Bedford, Bedford County, VA

Gym Building                                             Land/Buildings                  45,000
1401 Park Street
City of Bedford, Bedford County, VA

Adhesive Bldg & Warehouse                                Land/Buildings               1,230,000
Judd Street, Monroe Street, Adams Street and
Park Street
City of Bedford, Bedford County, VA

Plant 1                                                  Land/Buildings               1,800,000
Monroe Street & Adams Street
City of Bedford,
Bedford County, VA

Plant 2                                                  Land/Buildings               1,000,000
Jackson Street, Church Street, Grove Street
"F" Street and Railroad Avenue
City of Bedford, Bedford County, VA

Johnson Building                                         Land/Buildings                  25,000
Railroad Avenue
City of Bedford, Bedford County, VA

Location                                                   Description             Release Price
--------                                                   -----------             -------------
Print Shop                                               Land/Buildings                  28,000
Corner of Grove Street and Railroad Avenue
City of Bedford, Bedford County, VA

Woolen Mill                                              Land/Buildings                 400,000
Jackson Street and Grove Street
City of Bedford, Bedford County, VA

Vacant Land                                                   Land                       85,000
Monroe Street
City of Bedford, Bedford County, VA

Vacant Land off Rt 643                                        Land                       15,000
                                                                                  -------------
Bedford County, VA
                                                                                      7,503,000

                                  SCHEDULE 8.15
                                       TO
                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

                     Required EBITDA for Covenant Reduction

                    Period                                        EBITDA

   1.  January 1, 2002 to June 30, 2002                        $ 6,000,000

   2.  January 1, 2002 to July 31, 2002                          7,250,000

   3.  January 1, 2002 to August 31, 2002                        8,500,000

   4.  January 1, 2002 to September 30, 2002                     9,500,000

   5.  January 1, 2002 to October 31, 2002                      10,750,000

   6.  January 1, 2002 to November 30, 2002                     11,750,000

   7.  January 1, 2002 to December 31, 2002                     13,000,000

                                  SCHEDULE 8.19
                                       TO
                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

                  Required EBITDA for Business Plan Evaluations

                     Period                                        EBITDA

   1.  January 1, 2002 to February 28, 2002                    $  2,000,000

   2.  January 1, 2002 to April 30, 2002                          4,000,000

   3.  January 1, 2002 to June 30, 2002                           6,000,000

   4.  January 1, 2002 to August 31, 2002                         8,500,000

   5.  January 1, 2002 to October 31, 2002                       10,700,000

   6.  January 1, 2002 to December 31, 2002                      12,900,000